UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
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 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12

Wheels Up Experience Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024

Wheels Up Notice of Annual Meeting and Proxy Statement

2135 American Way Chamblee, Georgia 30341
NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2024
To the Stockholders of Wheels Up Experience Inc.:
I am pleased to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Wheels Up Experience Inc., a Delaware corporation (referred to herein as the “Company”, “Wheels Up”, “we”, “us” or “our”), which will be held online at www.virtualshareholdermeeting.com/UP2024, on Thursday, June 6, 2024, at 8:30 a.m., Eastern Time. You may submit questions and vote online during the Annual Meeting. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, and provides cost savings for our stockholders and the Company.
The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement (“Proxy Statement”):
(1)
To elect the four Class III director nominees named in the Proxy Statement to serve until the 2027 annual meeting of stockholders or until the election and qualification of their respective successors (“Proposal No. 1”);

(2)	To provide a non-binding, advisory vote on named executive officer compensation for the fiscal year ended December 31, 2023 (“Proposal No. 2”);
(3)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal No. 3”);
(4)
To approve an amendment (the “LTIP Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (the “Amended and Restated 2021 LTIP”), to increase the aggregate number of shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to April 15, 2034 (“Proposal No. 4”);

(5)
To approve the Wheels Up Experience Inc. Performance Award Agreement, dated as of November 30, 2023 (the “CEO Performance Award”), granted to George Mattson, the Company’s Chief Executive Officer, and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all (“Proposal No. 5”);

(6)
To approve the Wheels Up Experience Inc. Performance Award Agreement, dated as of March 3, 2024 (the “CFO Performance Award”), granted to Todd Smith, the Company’s Chief Financial Officer, and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all (“Proposal No. 6”); and

(7)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned Common Stock of the Company at the close of the trading day on April 8, 2024 can vote at the Annual Meeting or any adjournments or postponements thereof.
Wheels Up’s Board of Directors recommends that you vote:
(1)	FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement;
(2)	FOR the non-binding, advisory vote on named executive officer compensation for the fiscal year ended December 31, 2023, as described in Proposal No. 2 of the Proxy Statement;
(3)
FOR the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024, as described in Proposal No. 3 of the Proxy Statement;

(4)
FOR the approval of the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to April 15, 2034, as described in Proposal No. 4 of the Proxy Statement;

(5)
FOR the approval of the CEO Performance Award and authorization of the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all, as described in Proposal No. 5 of the Proxy Statement; and

(6)
FOR the approval of the CFO Performance Award and authorization of the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all, as described in Proposal No. 6 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023, and submit your proxy as soon as possible using one of the four convenient voting methods described in the “Information About the Proxy Process and Voting” section in the Proxy Statement. If you receive more than one set of Proxy Materials or Notices of Internet Availability because your shares are registered in different names or addresses, each proxy should be signed and submitted to ensure that all of your shares will be voted. Please note that any stockholder attending the Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
We appreciate your continued support of Wheels Up and look forward to receiving your proxy.
By Order of the Board of Directors

Adam Zirkin
Chairperson of the Board
April 24, 2024

Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders i

2135 American Way
Chamblee, Georgia 30341
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2024
The Board of Directors (the “Board” or “Board of Directors”) of Wheels Up Experience Inc. (referred to herein as the “Company”, “Wheels Up”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 6, 2024, at 8:30 a.m., Eastern Time. The Annual Meeting will be held entirely online. You can attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/UP2024.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
Pursuant to the rules adopted by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Report on Form 10-K”), over the internet in lieu of mailing printed copies. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials online, and on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our Annual Meeting materials so that our record holders can supply these materials to the beneficial owners of shares of our Class A common stock, $0.0001 par value per share (“Common Stock”), at the close of the trading day on April 8, 2024 (the “Record Date”). The Annual Report on Form 10-K is also available free of charge on our investor relations website at https://investors.wheelsup.com/financials/sec-filings.
The only outstanding voting securities of Wheels Up are shares of our Common Stock, of which there were 697,321,492 shares issued and outstanding (excluding any treasury stock) as of the close of the trading day on the Record Date, of which 530,899,833 shares of Common Stock (excluding any treasury stock and the Excess Shares (as defined herein)) are entitled to vote at the Annual Meeting. As described under the heading “Information About Wheels Up—Investor Rights Agreement” in this Proxy Statement, certain of our stockholders have agreed to the Voting Limitations (as defined herein) with respect to the shares of Common Stock that they beneficially own. The holders of a majority in voting power of all shares of Common Stock issued and outstanding and entitled to vote, present in-person or represented by proxy, in each instance participating by means of remote communication at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Accordingly, 265,449,917 shares of Common Stock entitled to vote must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum. If a quorum is not present or represented at the Annual Meeting, then the chairperson of the Annual Meeting may adjourn the meeting, from time to time, to the same or some other place, date or time, until a quorum is in attendance.
This Proxy Statement, the Notice of Annual Meeting, the Notice of Internet Availability and accompanying proxy card or voting instruction form will be first mailed or made available for access on or about April 24, 2024 to all stockholders of record entitled to vote at the Annual Meeting. If you wish to vote by proxy, your votes must be received by 11:59 p.m., Eastern Time on June 5, 2024.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 1

Information About Wheels Up
Company Overview
Wheels Up is a leading provider of on-demand private aviation in the United States (“U.S.”) and one of the largest companies in the industry. Wheels Up offers a complete global aviation solution with a large and diverse fleet and a global network of safety-vetted charter operators, all backed by an uncompromising commitment to safety and service. Customers can access charter and membership programs, as well as unique commercial travel benefits through a one-of-a-kind, strategic partnership with Delta Air Lines, Inc. (“Delta”). Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations. Wheels Up is guided by the mission to deliver a premium solution for every customer journey. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.
2023 Credit Facility
On September 20, 2023, the Company entered into a Credit Agreement (the “Original Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company as guarantors (collectively with the Company, the “Loan Parties”), Delta, CK Wheels LLC (“CK Wheels”), Cox Investment Holdings, Inc. (“CIH” and collectively with Delta and CK Wheels, the “Investors” and each, an “Investor”), and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders (as defined herein) and as collateral agent for the secured parties (the “Agent”), which was subsequently amended by Amendment No. 1 to Credit Agreement, dated November 15, 2023 (the “Credit Agreement Amendment” and together with the Original Credit Agreement, the “Credit Agreement”), by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, the Investors, each of Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP, Whitebox GT Fund, LP and Kore Fund Ltd (collectively, the “Incremental Term Lenders” and together with the Investors, the “Lenders”), and the Agent. Pursuant to the Credit Agreement, (i) the Lenders provided a term loan facility in the aggregate original principal amount of $390.0 million (the “Term Loan”) and (ii) Delta provided commitments for a revolving loan facility in the aggregate original principal amount of $100.0 million (the “Revolving Credit Facility” and together with the Term Loan, the “Credit Facility”).
Investor Rights Agreement
In connection with entering into the Credit Facility, we entered into the Investment and Investor Rights Agreement, dated as of September 20, 2023 (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, the “Investor Rights Agreement”), pursuant to which, among other things, (i) we implemented a new structure for our Board of Directors and (ii) the Company issued, in two separate private placements on September 20, 2023 and November 15, 2023, 671,239,941 shares of Common Stock in the aggregate to the Lenders in proportion to each such Lender’s participation in the Term Loan.
As of the date of this Proxy Statement, the directors serving on the Board pursuant to the terms of the Investor Rights Agreement are as follows: (i) Alain Bellemare, Dwight James, Daniel Janki and Lee Moak, each designated by Delta; (ii) Adam Cantor, Thomas Klein, Zachary Lazar and Adam Zirkin, each designated by CK Wheels; (iii) Andrew Davis, who was designated by CIH; (iv) David Adelman and Timothy Armstrong, as independent directors; and (v) George Mattson, the Company’s Chief Executive Officer. Pursuant to Proposal No. 1, we are asking the Company’s stockholders to vote “For” the reelection of each of Alain Bellemare, Adam Cantor, Zachary Lazar and Lee Moak to serve a term ending at the 2027 annual meeting of stockholders.
As of the Record Date and applying the Voting Limitations (as defined herein), the parties to the Investor Rights Agreement collectively were entitled to vote approximately 96.1% of the shares of Common Stock entitled to vote at the Annual Meeting (of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at the Annual Meeting that are held by Delta will be neutral shares with respect to voting rights as described below). The only outstanding voting securities of Wheels Up are shares of our Common Stock, of which there were 697,321,492 shares issued and outstanding (excluding any treasury stock) as of the close of the trading day on the Record Date, of which 530,899,833 shares of Common Stock (excluding any treasury stock and the Excess Shares (as defined herein)) are entitled to vote at the Annual Meeting.
Pursuant to restrictions on voting imposed on stockholders who may be deemed not to be a “citizen of the United States” pursuant to 49 USC § 40102(a)(15)(C) (the “Citizenship Statute”), Article X of the Company’s Amended and Restated Certificate of Incorporation, dated as of November 15, 2023 (“Certificate of Incorporation”), and Article VIII of the Company’s Amended and Restated By-Laws, effective as of November 15, 2023 (“By-Laws” and together with the Certificate of Incorporation, our “Organizational Documents”), if persons who are not “citizens of the United States” at any time own or control more than 25% of the voting power of the outstanding capital stock of the Company entitled to vote (the “Permitted Percentage”), the voting rights of such shares of capital stock in excess of
2 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

INFORMATION About Wheels Up (continued)
the Permitted Percentage (the “Excess Shares”) will be automatically suspended until such time those persons that are not “citizens of the United States” own in the aggregate less than the Permitted Percentage. In addition, the Excess Shares, including any shares of Common Stock that may not be voted as a result of the Voting Limitations (as defined herein), will not be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
Accordingly, certain of our stockholders that are parties to the Investor Rights Agreement have agreed to limit the number of shares of Common Stock they are entitled to vote at any meeting of the Company’s stockholders or for the purpose of consummating any consent solicitation (collectively, the “Voting Limitations”), as follows:
•
CK Wheels owned approximately 37.0% of the Company’s issued and outstanding shares of Common Stock as of the Record Date; however, it cannot vote more than 24.9%, less the Whitebox Non-U.S. Voting Percentage (as defined herein), if any, of the Company’s issued and outstanding shares of Common Stock at the Annual Meeting as a result of the Citizenship Statute, and pursuant to Article X of our Certificate of Incorporation, Article VIII of our By-Laws and the Investor Rights Agreement. The additional shares of Common Stock owned in excess of 24.9%, less the Whitebox Non-U.S. Voting Percentage, if any, by CK Wheels will not be counted as issued and outstanding for purposes of counting votes at the Annual Meeting and will not count for the purpose of determining whether a quorum is present at the Annual Meeting.

•
Each of Pandora Select Partners, L.P., Whitebox Multi-Strategy Partners, L.P. and Whitebox Relative Value Partners, L.P. (collectively, the “Whitebox Non-U.S. Entities”) owned approximately 0.3%, 3.5% and 2.1%, respectively, of the Company’s issued and outstanding shares of Common Stock as of the Record Date; however, such entities cannot vote more than 0.043%, 0.595% and 0.362% (collectively, the “Whitebox Non-U.S. Voting Percentage”), respectively, of the Company’s issued and outstanding shares of Common Stock at the Annual Meeting as a result of the Citizenship Statute, and pursuant to Article X of the Certificate of Incorporation, Article VIII of our By-Laws and the Investor Rights Agreement. The additional shares of Common Stock owned in excess of the applicable Whitebox Non-U.S. Voting Percentage by the applicable Whitebox Non-U.S. Entity will not be counted as issued and outstanding for purposes of counting votes at the Annual Meeting and will not count for the purpose of determining whether a quorum is present at the Annual Meeting.

•
Delta owned approximately 37.8% of the Company’s issued and outstanding shares of Common Stock as of the Record Date; however, by agreement with Delta, any shares of Common Stock in excess of 29.9% of the shares of Common Stock entitled to vote at the Annual Meeting that are held by Delta will be neutral shares with respect to voting rights, voted in proportion to all other votes cast (“For”, “Against” or “Abstain”) at the Annual Meeting other than by Delta.

The shares of Common Stock held by the parties to the Investor Rights Agreement are expected to be voted on the Proposals (as defined herein) to the extent their voting rights are not otherwise limited as described in this Proxy Statement. Although there is no voting agreement in place as among any of the parties to the Investor Rights Agreement, we expect them to vote in favor of all Proposals (as defined herein) at the Annual Meeting.
Forward-Looking Statements
This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Annual Report on Form 10-K and the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 3

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made these Annual Meeting materials available to you on the internet and/or a printed copy has been delivered to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. You are invited to attend the Annual Meeting to vote on the Proposals (as defined herein) described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.
Who can vote at the Annual Meeting, and how do I vote or submit my proxy?
Only stockholders of record at the close of the trading day on the Record Date will be entitled to vote at the Annual Meeting. At the close of the trading day on the Record Date, there were 530,899,833 shares of Common Stock issued and outstanding (excluding any treasury stock and the Excess Shares) and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, as of the Record Date, your shares were registered directly in your name with Continental Stock Transfer & Trust Company, the transfer agent for our Common Stock (the “Transfer Agent”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy via telephone, internet or mail. Whether or not you plan to attend the Annual Meeting online, please vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote online. In such case, your previously submitted proxy will be disregarded.
We encourage you to vote your shares of Common Stock using one of the methods described below:
•
To vote by attending the Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/UP2024 during the Annual Meeting. To log in to the Annual Meeting and to cast your vote electronically, you will need the unique 16-digit control number which appears on the proxy card (printed in the box and marked by the arrow). You will be asked to provide the 16-digit control number from your Notice of Internet Availability.

•
To vote by proxy by mail. To vote using the accompanying proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares in accordance with the proxy card.

•	To vote by proxy over the internet. To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by proxy by telephone. If you receive printed proxy materials, you may also vote by telephone by following the instructions on your proxy card.
If you wish to vote by proxy, your votes must be received by 11:59 p.m., Eastern Time on June 5, 2024.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, as of the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “Broker”), then you are the beneficial owner of shares held in “street name,” and these Annual Meeting materials are being forwarded to you by your Broker along with a voting instruction card. The Broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner of the shares in your account, you have the right to direct your Broker on how to vote your shares. Simply complete and mail the voting instruction card to ensure that your vote is counted.
You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request, obtain and submit, prior to the Annual Meeting, a valid proxy from your Broker. If you wish to vote your shares at the Annual Meeting rather than submitting a voting instruction form to your Broker, follow the instructions provided by your Broker.
4 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
What am I voting on?
There are six matters scheduled for a vote at the Annual Meeting:
•
Proposal No. 1—To elect the nominees as Class III directors named herein to serve for a three-year term of office expiring at the 2027 annual meeting of stockholders or until the election and qualification of their respective successors (“Proposal No. 1”);

•	Proposal No. 2—To provide a non-binding, advisory vote on named executive officer compensation for the fiscal year ended December 31, 2023 (the “Say-on-Pay Vote” or “Proposal No. 2”);
•	Proposal No. 3—To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 (“Proposal No. 3”);
•
Proposal No. 4—To approve an amendment (the “LTIP Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (the “Amended and Restated 2021 LTIP”), to increase the aggregate number of shares of Common Stock available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to April 15, 2034 (“Proposal No. 4”);

•
Proposal No. 5— To approve the Wheels Up Experience Inc. Performance Award Agreement, dated as of November 30, 2023 (the “CEO Performance Award”), granted to George Mattson, the Company’s Chief Executive Officer, and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all (“Proposal No. 5”); and

•
Proposal No. 6— To approve the Wheels Up Experience Inc. Performance Award Agreement, dated as of March 3, 2024 (the “CFO Performance Award” and together with the CEO Performance Award, the “Executive Performance Awards”), granted to Todd Smith, the Company’s Chief Financial Officer, and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all (“Proposal No. 6” and collectively with Proposal Nos. 1, 2, 3, 4 and 5, the “Proposals”).

For Proposal No. 1, you may either vote “For” each of the nominees to the Board of Directors or you may “Withhold” your vote. For Proposal Nos. 2 through 6 you may vote “For” or “Against” or “Abstain” with respect to each Proposal. Please note that by casting your vote by proxy you are authorizing George Mattson and Laura Heltebran, or either of them, as the individuals listed on the proxy card, to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
Who counts the votes?
Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed proxy card is returned directly to Inspector of Election for tabulation. If you hold your shares through a Broker, your Broker returns one proxy card to Inspector of Election on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all Proposals (as defined herein), and, with respect to Proposal Nos. 2 through 6, “Against” votes and abstentions. In addition, with respect to Proposal No. 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your Broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your Broker to vote your shares. If you do not give instructions to your Broker, your Broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for additional information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
“Withhold” votes, abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting. “Withhold” votes and broker non-votes will have no effect on the outcome of the election of the four Class III directors in Proposal No. 1. Abstentions and broker non-votes will not count as votes cast, and will have no effect on the outcome of Proposal Nos. 2 through 6. See “How many votes are needed to approve the proposals?” below for additional information.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 5

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
The additional shares owned in excess of (i) 24.9%, less the Whitebox Non-U.S. Voting Percentage, if any, by CK Wheels, and (ii) the applicable Whitebox Non-U.S. Voting Percentage by the applicable Whitebox Non-U.S. Entity, in each case will not be counted as issued and outstanding for purposes of counting votes at the Annual Meeting and will not count for the purpose of determining whether a quorum is present at the Annual Meeting.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Broker holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the Broker holding the shares. If the beneficial owner does not provide voting instructions, the Broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If a Broker or other record holder of Common Stock entitled to vote indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.
Because the Proposals to be voted on at the Annual Meeting, except Proposal No. 3, are all considered “non-routine” and a Broker is not entitled to vote on non-routine matters without instruction from the beneficial owner, the failure to instruct your Broker how to vote your shares on Proposal Nos. 1, 2, 4, 5 and 6 will have no effect on the outcome of the applicable Proposal. Accordingly, if you own shares through a nominee, such as a Broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the Proposals.
Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 3) is considered “routine” under applicable rules. A Broker may generally vote on routine matters, and therefore, no broker non-votes are expected to exist in connection with Proposal No. 3.
The election of four Class III directors (Proposal No. 1), the Say-on-Pay Vote (Proposal No. 2), the vote to approve the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to April 15, 2034 (Proposal No. 4), the vote to approve the CEO Performance Award and authorization of the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all (Proposal No. 5), and the vote to approve the CFO Performance Award and authorization of the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all (Proposal No. 6), are each considered “non-routine” under applicable rules. A Broker cannot vote without instructions on non-routine matters, and therefore, there may be broker non-votes on Proposal Nos. 1, 2, 4, 5 and 6.
6 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
How many votes are needed to approve the Proposals?
The vote required to approve each Proposal and the Board’s recommendation with respect to each Proposal are described in the table below.
Proposal	Board’s Recommendation	Vote Required to Approve	Effect of Abstentions or Failing to Vote	Effect of Broker Non-Votes
Proposal No. 1—To elect the nominees as Class III directors named herein to serve for a three-year term of office expiring at the 2027 annual meeting of stockholders or until the election and qualification of their respective successors.
	FOR each nominee	Plurality of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None
Proposal No. 2—The Say-on-Pay Vote.	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon(1)	None	None
Proposal No. 3—To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	Not applicable; proposal is a routine matter on which brokers may vote
Proposal No. 4—To approve the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to April 15, 2034.
	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None
Proposal No. 5—To approve the CEO Performance Award and authorization of the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all.
	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None
Proposal No. 6—To approve the CFO Performance Award and authorization of the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all.
	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None
(1)
The Board and Compensation Committee of the Board (the “Compensation Committee”) will consider the outcome of the Say-on-Pay Vote when making future decisions regarding the compensation of our named executive officers. Because your vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee.

How many votes do I have?
On each matter to be voted on at the Annual Meeting, you have one vote for each share of Common Stock that you beneficially own and are entitled to vote as of the Record Date.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 7

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
What if I return a proxy card or vote by proxy over the internet, but do not make specific choices?
If the Company receives a signed and dated proxy card and the proxy card does not specify how your shares of Common Stock are to be voted, or if you vote by proxy over the internet but do not mark the boxes showing how you wish to vote on a particular proposal at the Annual Meeting, your shares will be voted as follows:
•
Proposal No. 1 — “FOR” the election of each of the four Class III nominees for director to serve until the 2027 annual meeting of stockholders or until the election and qualification of their respective successors;

•	Proposal No. 2 — “FOR” the Say-on-Pay Vote;
•	Proposal No. 3 — “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•
Proposal No. 4 — “FOR” approval of the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the Amended and Restated 2021 LTIP and extend the termination date of such plan to April 15, 2034;

•
Proposal No. 5 — “FOR” approval of the CEO Performance Award and authorization of the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all; and

•
Proposal No. 6 — “FOR” approval of the CFO Performance Award and authorization of the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all.

If any other matter is properly presented at the Annual Meeting, George Mattson and Laura Heltebran, or either of them, as the individuals named on your proxy card who are designated as a proxy for the Annual Meeting, will vote your shares in their discretion.
If you wish to vote by proxy, your votes must be received by 11:59 p.m., Eastern Time on June 5, 2024.
Who is paying for this proxy solicitation?
Wheels Up will pay for the entire cost of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares of Common Stock that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares of Common Stock, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date (but prior to the deadline identified on the proxy card).
•	You may send a timely written notice that you are revoking your proxy to the Secretary of the Company at our corporate office located at 601 West 26th Street, Suite 900, New York, New York 10001.
•
You may attend the Annual Meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/UP2024. Simply attending the Annual Meeting online will not, by itself, revoke your proxy. You must affirmatively vote at the Annual Meeting to revoke your proxy.

8 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
If your shares are held by your Broker, you should follow the instructions provided by them.
How do I attend the Annual Meeting?
The webcast of the Annual Meeting will begin promptly on Thursday, June 6, 2024, at 8:30 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m., Eastern Time on the meeting date, and you should allow reasonable time for the check-in procedures. To attend the Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/UP2024 using the 16-digit control number on the proxy card or voting instruction form.
Can I submit questions prior to or at the Annual Meeting?
An online portal will be available to our stockholders at www.virtualshareholdermeeting.com/UP2024. Stockholders may access this portal and submit questions and vote during the Annual Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer appropriate questions submitted during the meeting that are pertinent to the Company and the items to be voted on at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic, and related questions will be answered only once.
Will technical assistance be provided before and during the Annual Meeting?
Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote on the Proposals as of the Record Date are present in attendance online or represented by proxy at the Annual Meeting. As of the Record Date, there were 530,899,833 shares of Common Stock issued and outstanding (excluding any treasury stock and the Excess Shares) and entitled to vote at the Annual Meeting. Accordingly, 265,449,917 shares of Common Stock entitled to vote must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting may adjourn the Annual Meeting to another time or place.
Pursuant to the Citizenship Statute, Article X of our Certificate of Incorporation and Article VIII of our By-Laws, if persons who are not “citizens of the United States” at any time own or control more than the Permitted Percentage, the voting rights of the Excess Shares will be automatically suspended until such time those persons that are not “citizens of the United States” own, in the aggregate, less than the Permitted Percentage. Accordingly, the additional shares owned in excess of (i) 24.9%, less the Whitebox Non-U.S. Voting Percentage (if any), by CK Wheels, and (ii) the applicable Whitebox Non-U.S. Voting Percentage by the applicable Whitebox Non-U.S. Entity, in each case will not be counted as issued and outstanding for purposes of counting votes and will not count for purposes of determining whether a quorum is present at the Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If we report preliminary voting results at or before that time because final voting results are unavailable, we will file an amended Current Report on Form 8-K within four business days of the day the final results are made available to the Company.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 9

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) will be filled by our stockholders or pursuant to the Investor Rights Agreement, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy, including a vacancy created by an increase in the number of directors, will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until their successor has been elected and qualified. At each annual meeting of stockholders, the directors will be reelected or the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
The Board currently consists of 12 seated directors, divided into the following three classes:
•	Class I directors: Dwight James, Daniel Janki, Thomas Klein and Adam Zirkin, whose current terms will expire at the annual meeting of stockholders to be held in 2025;
•	Class II directors: David Adelman, Timothy Armstrong, Andrew Davis and George Mattson, whose current terms will expire at the annual meeting of stockholders to be held in 2026; and
•
Class III directors: Alain Bellemare, Adam Cantor, Zachary Lazar and Lee Moak, whose current terms will expire at the Annual Meeting and, if reelected at the Annual Meeting, will serve until the annual meeting of stockholders to be held in 2027.

At the Annual Meeting, our stockholders will vote on the election of four Class III directors. Alain Bellemare, Adam Cantor, Zachary Lazar and Lee Moak have been nominated by the Board to serve as Class III directors and have agreed to stand for reelection. If elected, each of Messrs. Bellemare, Cantor, Lazar and Moak will hold office from the date of their election by our stockholders until the 2027 annual meeting of stockholders or until the election and qualification of their respective successors, subject to their earlier death, resignation or removal.
Investor Rights Agreement
Pursuant to the Investor Rights Agreement, each of Mr. Bellemare and Mr. Moak were designated to serve on the Board by Delta, and each of Mr. Cantor and Mr. Lazar were designated to serve on the Board by CK Wheels. The Company and each Investor agreed that pursuant to the Investor Rights Agreement, it will use its best efforts to cause the Board to be comprised of 12 directors, including certain Investor designees, as described in the Investor Rights Agreement. Each Investor will continue to have the right (as to itself only) to designate directors to the Board as specified with respect to such Investor in Section 6.01 of the Investor Rights Agreement, including the minimum ownership requirements described therein. In addition, each Investor generally has the exclusive right to remove its nominees from the Board and designate directors for election or appointment, as applicable, to the Board to fill any vacancies for its respective director designees.
The shares of Common Stock held by the Investors that have the right to designate directors pursuant to the Investor Rights Agreement are expected to be voted on the Proposals to the extent their voting rights are not subject to the Voting Limitations as described in this Proxy Statement. Although there is no voting agreement in place among the Investors that have the right to designate directors pursuant to the Investor Rights Agreement, we expect them to vote in favor of this Proposal No. 1 to elect each of Messrs. Bellemare, Cantor, Lazar and Moak as Class III directors.
Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting. Shares of Common Stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four Class III director nominees. Any abstentions or broker non-votes, or failing to vote by ballot at the Annual Meeting or by proxy, will not have any effect on the outcome of Proposal No. 1, so long as at least one vote is cast for each director nominee.
If any nominee should be unavailable for election, such shares of Common Stock will be voted for the election of such substitute nominee as the Board may propose. Each of Messrs. Bellemare, Cantor, Lazar and Moak have agreed to serve if elected, and management has no reason to believe that they will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.
10 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Composition of the Board
The following table sets forth, for the Class III nominees who are currently standing for reelection and for our other current directors who will continue in office after the Annual Meeting, age information, Board committee memberships, and position/office held within the Company, if any, as of the Record Date:
Name	Age	Audit Committee	Compensation Committee	Nominating & ESG Committee	Safety & Security Committee
Class I Directors whose terms expire at the 2025 Annual Meeting of Stockholders:
Dwight James	50
Daniel Janki	55
Thomas Klein	61			C
Adam Zirkin(1)	44		C		✔
Class II Directors whose terms expire at the 2026 Annual Meeting of Stockholders:
David Adelman	52		✔
Timothy Armstrong	53	✔		✔
Andrew Davis	46	C
George Mattson(2)	58
Class III Directors whose terms expire at, and who are standing for reelection at, the Annual Meeting:
Alain Bellemare	62				✔
Adam Cantor	39			✔
Zachary Lazar	33		✔
Lee Moak	67	✔			C
“C” denotes committee chairperson. “✔“ denotes committee member.
(1)	Chairperson of the Board
(2)	Chief Executive Officer of the Company
Set forth below is biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2027 Annual Meeting of Stockholders
Alain Bellemare. Mr. Bellemare has served as a member of the Board since September 2023. Mr. Bellemare has served as President – International of Delta since January 2021, leading its portfolio of international investments and working closely with Delta’s partners. Prior to joining Delta, Mr. Bellemare served as President and Chief Executive Officer of Bombardier Inc. (“Bombardier”), a global aerospace and rail transportation company, from 2015 to 2020. During his time at Bombardier, he led the company through an extensive transformation that included the certification of the C Series, now known as the Airbus A220, and the Global 7500 business jet. Before joining Bombardier, Mr. Bellemare spent 18 years with United Technologies Corporation, most recently serving as President and Chief Executive Officer of UTC Propulsion & Aerospace Systems from 2011 to 2015, and also previously served as a senior advisor with the Carlyle Group regarding the aerospace, defense and government sectors. Mr. Bellemare has served on the Board of Air France-KLM SA (PAR: AF) and on the Board of Virgin Atlantic Ltd, a privately held company, since 2021. Mr. Bellemare earned his bachelor’s degree in mechanical engineering from the University of Sherbrooke and an MBA from McGill University.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 11

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Adam Cantor. Mr. Cantor has served as a member of the Board since September 2023. Mr. Cantor currently serves as a Partner and Senior Credit Analyst at Knighthead Capital Management, LLC (“Knighthead”), a role he has held since 2017. Mr. Cantor focuses on investments in various industries, including aviation and travel and leisure. Prior to joining Knighthead, he was an Investment Analyst for Davidson Kempner Capital Management from 2007 to 2016, and an Analyst for Lazard Freres focusing on real estate mergers and acquisitions from 2006 to 2007. He currently serves on the Board of Directors of two privately held companies: Million Air Holdings LLC since 2022 and Bowhunter Holdings LLC since 2023. Mr. Cantor earned his bachelor’s degree in neuroscience from Brown University.
Zachary Lazar. Mr. Lazar has served as a member of the Board since September 2023. Mr. Lazar currently serves as a Managing Director at Certares Management LLC (“Certares”), having joined the company in April 2016. He previously worked at TMG Partners LP as an analyst from June 2014 to April 2016. Prior to TMG Partners LP, Mr. Lazar worked at Credit Suisse as an investment banking analyst from July 2013 to June 2014, where he focused on mergers and acquisitions, and debt and equity financings in the technology, media, entertainment, and telecommunications sectors. Mr. Lazar earned his bachelor’s degree in history from the University of Pennsylvania.
Lee Moak. Mr. Moak has served as a member of the Board since September 2023. Mr. Moak currently serves as Chief Executive Officer of Intrepid LLC, a business consulting firm he co-founded in January 2015. Previously, Mr. Moak was a Boeing 767 Captain at Delta, for whom he served as a pilot from 1988 until 2014, and was President and Chief Operating Officer of the Air Line Pilots Association from 2010 until 2014. He began his career by attending the United States Marine Corps Officer Candidate School in 1977, and later became a Marine Corps and Navy fighter pilot, retiring from military service in 2001 after holding the ranks of Captain in the United States Marine Corps and Commander in the United States Navy. He served as a member of the United States Postal Service (“USPS”) Board of Governors from June 2020 to December 2023, where he chaired the USPS Board of Governors’ Compensation and Governance Committee and serves on the Audit and Finance Committee. Mr. Moak has also served on the Board of Directors of Grupo Aeroméxico S.A.B. de C.V. since March 2022 and the Board of Directors of Reliable Robotics Corporation since April 2023. He also served on the AFL-CIO Executive Council and Financial Oversight Committee for the AFL-CIO Transportation Trades Department, had a seat on the U.S. Federal Aviation Administration (“FAA”) NextGen Advisory Committee, and was a member of the FAA Management Advisory Council on management, policy, spending and regulatory matters. Mr. Moak earned his bachelor’s degree from the University of West Florida.
Class I Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders
Dwight James. Mr. James has served as a member of the Board since February 2022. Mr. James has served as Senior Vice President—Customer Engagement & Loyalty for Delta, and Chief Executive Officer of Delta Vacations, where he is responsible for the airline’s SkyMiles® loyalty program, Delta Sky Clubs and industry-leading partnerships, since November 2020. As Chief Executive Officer of Delta Vacations, Mr. James leads the Delta subsidiary that specializes in curated vacation packages and experiences. Since November 2009, he has held several senior executive roles at Delta, which include SVP—Pricing and Revenue Management, where he oversaw the development, planning and execution of revenue generation strategies, product strategy, and commercial delivery for Delta, as well as commercial systems development and corporate revenue forecasting. Mr. James also served as Delta’s SVP—International Pricing and Revenue Management, in which he was responsible for the company’s international revenue and profit performance. Mr. James also served as Delta’s Chief Economist and Revenue Forecaster after beginning his career at Delta as an executive in the Corporate Strategy group. Prior to joining Delta, Mr. James was a Managing Partner with James-Lewis, a management consulting and principal investment firm, and spent several years with The Home Depot, Inc. (“Home Depot”) in various roles, including Corporate Strategy, Finance-Mergers & Acquisitions and as a senior commercial executive within a Home Depot national subsidiary. Mr. James serves on the Advisory Board Council of Cool Girls, Inc., and previously served on the Board of Directors of Boys & Girls Club of Metro Atlanta. Mr. James also serves on the Board of Directors of Floor & Décor Holdings, Inc. (NYSE: FND), a leading multi-channel specialty retailer of hard surface flooring and related accessories. Mr. James earned his Bachelor of Arts degree in Business Administration from Morehouse College and MBA from Duke University–The Fuqua School of Business.
Daniel Janki. Mr. Janki has served as a member of the Board since August 2023. Mr. Janki currently serves as Executive Vice President and Chief Financial Officer of Delta, a position he has held since July 2021. Prior to joining Delta, he held a number of high-profile positions at General Electric Company (“GE”), including as Senior Vice President of GE and Chief Executive Officer of GE Power Portfolio from October 2020 to July 2021, Senior Vice President, Business and Portfolio Transformation of GE from 2018 to 2020, Senior Vice President, Treasurer and Global Business Operations of GE from 2014 to 2017, and Senior Vice President, CEO of GE Energy Management from 2012 to 2013. Prior to that time, he held a wide variety of senior roles at GE Energy, GE Capital, GE Global Operations and GE Corporate. Mr. Janki graduated from The Ohio State University with degrees in Finance and Accounting.
12 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Thomas Klein. Mr. Klein has served as a member of the Board since March 2024. Mr. Klein currently serves as Senior Managing Director of Certares, a role which he has held since September 2018. Prior to joining Certares, Mr. Klein was Chief Executive Officer and President of Sabre Corporation (NASDAQ: SABR) (“Sabre”), the parent company of Travelocity.com, from August 2013 until June 2016, and previously held various executive positions at Sabre, including as President, Executive Vice President and both domestic and international Senior Vice President. Mr. Klein led the initial public offering of Sabre in 2014. Prior to joining Sabre, he held various management positions at American Airlines and Consolidated Freightways, and has spent 29 years as an operator in the travel sector. Mr. Klein was also appointed by the U.S. Secretary of Commerce to serve on the Board of Directors of Brand USA in 2010 and continued his service, including as Chairman, until 2017. He also served on President Barack Obama’s President’s Advisory Council on Doing Business in Africa. Mr. Klein has served on the Board of Directors of Global Blue Group Holding AG (NYSE: GB) since June 2022 and Avia Solutions Group AB, a privately held company, since December 2021. He previously served on the Boards of Directors of Cedar Fair, L.P. (NYSE: FUN) from January 2012 to April 2019, Playa Hotels & Resorts N.V. (NASDAQ: PLYA) from March 2017 to March 2020, and Nirvana Travel & Tourism L.L.C. from July 2019 to December 2021. Mr. Klein received his Bachelor of Science degree in Business Administration from Villanova University, where he serves on the Board of Trustees.
Adam Zirkin. Mr. Zirkin has served as Chairperson of the Board since September 2023. Mr. Zirkin is a Partner and Senior Credit Analyst at Knighthead, where he has worked since 2012, and focuses largely on investments in the travel and transportation industries. Prior to joining Knighthead, he was Vice President and Director of Investments at Harbinger Capital Partners, LP (“Harbinger”), where he was responsible for investments in the energy, chemicals, transportation, and packaging sectors. Prior to joining Harbinger in 2007, he was Head of Research at Libertas Partners, a boutique broker-dealer focused on distressed and special situations debt and equity. Mr. Zirkin began his career at RBC Capital Markets in 2001, where he worked as an analyst and salesperson in the firm’s High Yield group, covering the transportation, telecommunications, and media sectors. Mr. Zirkin serves on the Board of The Dror for the Wounded Foundation. Mr. Zirkin earned his Bachelor of Arts degree in Biochemistry from Brandeis University, where he also studied philosophy.
Class II Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
David Adelman. Mr. Adelman has served as a member of the Board since October 2013. Mr. Adelman is a Philadelphia-based entrepreneur and active private investor. He is the co-founder and has served as the Vice Chairman of FS Investments, a leading manager of alternative investment funds with $75 billion of assets under management since December 2007. Mr. Adelman has also served as the Chief Executive Officer of Campus Apartments, a Philadelphia-founded firm that he built into a national leader in student housing development and management, with more than $2 billion in assets under management across 18 states, since 1997. Mr. Adelman has also led Darco Capital as its founder since March 2007, which has made over 60 investments in the venture capital and private equity spaces across multiple disciplines like fintech, sports and media, life sciences, and consumer-facing brands. In addition, Mr. Adelman is also Chairman of 76 Devcorp, responsible for conceptualizing and building a $1.3 billion privately funded urban arena in the heart of Philadelphia. Mr. Adelman is a partner in Harris Blitzer Sports and Entertainment, which owns the Philadelphia 76ers, the New Jersey Devils and the Prudential Center. He was an immediate past board co-chair of the Jewish Federation of Greater Philadelphia, starting in September 2020 through the end of 2023, and currently remains on the board of directors. He is the Vice Chair of University City District Board of Directors since September 1998, while also serving on the Penn Medicine Board of Trustees since September 2018. As a former chairman of Philadelphia Holocaust Remembrance Foundation, Adelman spearheaded the development of The Horwitz-Wasserman Holocaust Memorial Plaza on the Ben Franklin Parkway. Additionally, Mr. Adelman has served as a member of the Board of Directors of FS Credit Real Estate Income Trust, Inc. since February 2019. He has previously served as a member of the board of directors of FS / KKR Capital Corp. from October 2007 to April 2018, FS / KKR Capital Corp. II from July 2011 to April 2018, FS Global Credit Opportunities Fund from January 2013 to 2018, and FS Energy & Power Fund from September 2010 to March 2018. Mr. Adelman is a past recipient of the “Entrepreneur of the Year” award from Ernst & Young in the real estate category for Greater Philadelphia and is a member of the Real Estate Roundtable and Young Presidents’ Organization. He received his Bachelor of Arts degree in Political Science from The Ohio State University.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 13

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Timothy Armstrong. Mr. Armstrong has served as a member of the Board since April 2019. Mr. Armstrong is Founder and Chief Executive Officer of the dtx company, a direct-to-consumer enablement company and creator of Flowcode and Flowpage, which he established in February 2019. From March 2009 to September 2018, Mr. Armstrong served as the Chair and Chief Executive Officer of AOL, as well as the Chief Executive Officer of Oath (Verizon’s media brand portfolio, which included Yahoo! and AOL) after Verizon’s acquisition of AOL in May 2015. From 2000 to 2009, he served as President, Americas Operations and Senior Vice President of Google Inc. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong also has served on the board of directors of BrandFolder, Inc., a digital asset management and brand management software company, since March 2019, and previously served as a director of Booking Holdings Inc. (NASDAQ: BKNG) from January 2013 to June 2023. Mr. Armstrong is the Chair of Trustees at Greenwich Academy and also serves as a trustee of the USA Olympic and Para-Olympic Foundation. Mr. Armstrong holds Bachelor’s degrees in Economics and Sociology from Connecticut College.
Andrew Davis. Mr. Davis has served as a member of the Board since September 2023. Mr. Davis currently serves as Senior Vice President of Strategy and Investments for Cox Enterprises, Inc. (“CEI”), a role he has held since April 2022. He oversees the strategic planning, venture capital, and sustainability teams. Prior to joining CEI, Mr. Davis spent nearly 12 years with T. Rowe Price in the U.S. Equity Division from July 2010 to February 2022. His responsibilities included analysis and management of the firm’s public company investments in the North American transportation industry, including aviation. From 2019 until his departure, he was responsible for management of sourcing, due diligence, ongoing analysis, and external relationships for T. Rowe Price’s private growth equity investments. Prior to his career as an investor, he spent seven years at Deloitte & Touche LLP from June 2002 to September 2008, where he was a manager in the business valuation services group. Mr. Davis currently serves on the board of Old Dominion Freight Line, Inc. since 2023. Mr. Davis earned his Bachelor's degree in Business Administration, finance from Berry College and an MBA from The University of Chicago Booth School of Business.
George Mattson. Mr. Mattson has served as the Company’s Chief Executive Officer since October 2023 and as a member of the Board since September 2023. Prior to joining Wheels Up, Mr. Mattson served as President of Star Mountain Capital (“Star Mountain”), a specialized private investment firm, from February 2023 to October 2023. Prior to joining Star Mountain, Mr. Mattson was a private investor and corporate board member from 2012 to February 2023. Prior to his years as a private investor, Mr. Mattson held various positions at Goldman Sachs from 1994 to 2012, including most recently as a partner and co-head of the Global Industrials Group in Investment Banking from 2002 to 2012, and prior to that time, held various sales and marketing positions at International Business Machines Corporation (“IBM”) from 1987 to 1993. Mr. Mattson has also served as a director of Xos, Inc. since August 2021. He formerly served as a director of Delta (NYSE: DAL) from October 2012 to October 2023, Air France-KLM S.A. (PAR: AF) from 2017 until 2021, Virgin Galactic Holdings, Inc. (NYSE: SPCE) from October 2019 to June 2023, Virgin Orbit Holdings, Inc. from December 2021 to August 2023, NextGen Acquisition Corp II from January 2021 to December 2021, and NextGen Acquisition Corp from July 2020 to August 2021. Mr. Mattson holds a Bachelor of Science degree in Electrical Engineering from Duke University and MBA from the Wharton School of the University of Pennsylvania.
14 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PROPOSAL NO. 2—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are requesting that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers for the fiscal year ended December 31, 2023. At the prior annual meeting of stockholders held on June 2, 2022, our stockholders recommended, and subsequently the Board determined, that say-on-pay votes should be held annually. Therefore, we are requesting the Say-on-Pay Vote at the Annual Meeting. By voting on this Proposal No. 2, stockholders may indicate whether they approve of the Company’s practices with respect to compensation of its named executive officers for the fiscal year ended December 31, 2023. Stockholders may also abstain from the vote.
The Say-on-Pay Vote is advisory in nature, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the Say-on-Pay Vote when making future decisions regarding the compensation of our named executive officers. If you own shares through a Broker or other holder of record, you must instruct your Broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal No. 2.
THE BOARD RECOMMENDS A VOTE FOR THE NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 15

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board (the “Audit Committee”) has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are asking our stockholders to ratify this selection at the Annual Meeting. Grant Thornton LLP has audited our financial statements since the fiscal year ended December 31, 2021 and audited the financial statements of Wheels Up Partners Holdings LLC (“WUP”), our accounting predecessor prior to the consummation of the business combination (the “Business Combination”) on July 13, 2021 between WUP and Aspirational Consumer Lifestyle Corp., a blank check company (“Aspirational”), since the fiscal year ended December 31, 2014. Representatives of Grant Thornton LLP are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Organizational Documents nor applicable laws require stockholder ratification of the appointment of our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider the selection of Grant Thornton LLP as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees incurred for Grant Thornton LLP, our independent registered public accounting firm for the years ended December 31, 2023 and 2022:
	Year Ended December 31,
	2023	2022
Audit Fees(1)	$2,037,396	$2,635,969
Audit-Related Fees	—	—
Tax Fees(2)	—	6,100
All Other Fees	—	—
Total	$2,037,396	$2,642,069
(1)
Audit fees consisted of fees incurred for professional services rendered for (i) the audit of the consolidated financial statements included in our Annual Reports on Form 10-K and related services (including the audit of our internal control over financial reporting as of December 31, 2022 (as required by Section 404 of the Sarbanes-Oxley Act of 2002)), (ii) reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and (iii) the audit of various subsidiaries for statutory and other reporting requirements.

(2)
For the year ended December 31, 2022, tax fees consisted of fees billed by our independent registered public accounting firm in connection with transition of tax compliance services to a successor accounting firm.

Pre-Approval Policies and Procedures
The Audit Committee has established pre-approval policies and procedures, pursuant to which the Audit Committee approved any audit and tax services provided by our independent registered public accounting firm during fiscal years ended December 31, 2023 and 2022 consistent with the Audit Committee’s responsibility for engaging our independent auditors. The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with our independent registered public accounting firm maintaining its independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
16 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PROPOSAL NO. 4—AMENDMENT TO AMENDED AND RESTATED WHEELS UP EXPERIENCE INC. 2021 LONG-TERM INCENTIVE PLAN
The Amended and Restated 2021 LTIP was adopted on April 1, 2023 and approved by the Company’s stockholders at the 2023 annual meeting of stockholders. Historically, the Company has issued equity incentive awards in the forms of restricted stock units (“RSUs”), performance-based RSUs (“PSUs”) and stock options to the Company’s directors, officers and employees under the Amended and Restated 2021 LTIP. On April 15, 2024, the Board of Directors, upon the recommendation of the Compensation Committee, approved the LTIP Amendment, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the LTIP Amendment, which if approved at the Annual Meeting would give effect to the following amendments to the Amended and Restated 2021 LTIP:
•	an increase in the number of shares of Common Stock authorized for issuance thereunder from 5,149,682 to 30,149,682 shares, or an increase of 25,000,000 shares; and
•	an extension of the termination date of the Amended and Restated 2021 LTIP to April 15, 2034 (i.e., 10 years from the effective date of the LTIP Amendment).
Summary of Amendments
Increase in the Number of Shares Authorized for Issuance
The proposed increase in the number of shares of Common Stock authorized for issuance under the Amended and Restated 2021 LTIP is intended to permit the Company to continue to offer equity incentive compensation that aligns the remuneration paid to certain of our directors, officers and employees with the interests of the Company’s stockholders. In addition, the Company believes that the ability to grant additional awards that may be settled in shares of Common Stock under the Amended and Restated 2021 LTIP is important to attract, retain, motivate and reward key employees.
Beginning in the first quarter of 2023, the Compensation Committee began awarding a mix of PSU and RSU awards to certain officers and employees, which are subject to vesting depending on, among others, the achievement of certain Adjusted EBITDA targets and other metrics or non-GAAP financial measures. The Board and the Compensation Committee believe that the ability to continue to grant such performance-based equity compensation awards in the future to certain of our officers and employees as a significant component of total compensation further aligns the success of our officers and employees with the success of our stockholders. The proposed additional shares under the LTIP Amendment are intended and necessary to support grants of such performance-based awards thereunder to certain of our officers and employees.
As of the Record Date, and without considering the proposed 25,000,000 share increase and the contingent awards described below, approximately 1,743,975 shares of Common Stock were available for future awards under the Amended and Restated 2021 LTIP. The shares that remain available for future awards under the Amended and Restated 2021 LTIP were not sufficient to support grants of PSU and RSU awards approved by the Compensation Committee in the first quarter of 2024. Therefore, all such awards were made contingent on receipt of approval by the Company’s stockholders of the LTIP Amendment at the Annual Meeting. If the LTIP Amendment is approved by our stockholders at the Annual Meeting, subject to applicable treatment under the U.S. securities laws and U.S. GAAP, such contingent awards will have a grant date effective as of the date approved by the Compensation Committee. If the Company’s stockholders do not approve the LTIP Amendment at the Annual Meeting, the Compensation Committee will settle such awards in cash upon vesting based on the fair market value per share of Common Stock on the appliable vesting date. In addition, a failure to obtain stockholder approval of the LTIP Amendment would limit our ability to grant equity incentive awards in the future, which may materially and adversely impact our ability to attract, retain, motivate and reward our directors, officers and employees compared to our competitors, or cause us to shift our compensation schemes in a manner that may be less effective in aligning the Company’s long-term success to compensation.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 17

PROPOSAL NO. 4—AMENDMENT TO AMENDED AND RESTATED WHEELS UP EXPERIENCE INC. 2021 LONG-TERM INCENTIVE PLAN (continued)
Extension of the Termination Date of the Amended and Restated 2021 LTIP
Assuming that the Company’s stockholders approve the LTIP Amendment at the Annual Meeting, the LTIP Amendment extends the termination date of the Amended and Restated 2021 LTIP to April 15, 2034 (i.e., 10 years from the effective date of the LTIP Amendment).
The material terms of the Amended and Restated 2021 LTIP and the LTIP Amendment are described below. A copy of the LTIP Amendment is included as Appendix A to this Proxy Statement. The summary below is qualified in its entirety by reference to the full text of the Amended and Restated 2021 LTIP, which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2023, and the LTIP Amendment. Each of the named executive officers listed as having received contingent PSU and RSU awards in the table under “—Summary of the Amended and Restated 2021 LTIP & LTIP Amendment—New Plan Benefits” below have a substantial interest in the outcome of this Proposal No. 4 to the extent of the contingent grants awarded to each of them.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE LTIP AMENDMENT.
18 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Summary of the Amended and Restated 2021 LTIP & LTIP Amendment
Summary of Provisions in the LTIP Amendment
As of the Record Date, and without considering the proposed 25,000,000 share increase and the contingent PSU and RSU awards described in this Proposal No. 4, approximately 1,743,975 shares of Common Stock were available for future awards under the Amended and Restated 2021 LTIP. We are requesting that the Company’s stockholders approve the LTIP Amendment, which if approved at the Annual Meeting would give effect to the following amendments to the Amended and Restated 2021 LTIP:
•	an increase in the number of shares of Common Stock authorized for issuance thereunder from 5,149,682 to 30,149,682 shares, or an increase of 25,000,000 shares; and
•	an extension of the termination date of the Amended and Restated 2021 LTIP to April 15, 2034 (i.e., 10 years from the effective date of the LTIP Amendment).
Additional descriptions of these items are contained in Proposal No. 4 above, as well as where applicable in the following summary of the Amended and Restated 2021 LTIP.
Administration of the Amended and Restated 2021 LTIP
The Amended and Restated 2021 LTIP may be administered by the Board, the Compensation Committee or a similar committee comprised of at least two non-employee directors (in each case, the “Administrator”). The Administrator has exclusive authority to grant awards under the Amended and Restated 2021 LTIP and to make all interpretations and determinations affecting the Amended and Restated 2021 LTIP. The Administrator will have the discretion to determine the individuals to whom awards are granted, the amount of each award, any applicable vesting schedule and other terms of any award.
Eligible Participants
Participation in the Amended and Restated 2021 LTIP is limited to the Company’s directors, employees, consultants, advisors and independent contractors. The Administrator will select the directors, employees, consultants, advisors and independent contractors who will be granted awards under the Amended and Restated 2021 LTIP in its discretion on the basis of and as consideration for their service to the Company and the Company’s eligible affiliates, as applicable.
Number of Shares Available for Issuance
The maximum number of shares of Common Stock currently reserved and available for issuance under the Amended and Restated 2021 LTIP is 5,149,682 shares of Common Stock (formerly 51,496,829 shares of Common Stock before giving effect to the reverse stock split completed on June 7, 2023 (the “2023 Reverse Stock Split”)), which are available for issuance pursuant to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as other types of awards. We are requesting that the Company’s stockholders approve the LTIP Amendment at the Annual Meeting to increase the number of shares of Common Stock authorized for issuance under the Amended and Restated 2021 LTIP from 5,149,682 to 30,149,682 shares, or an increase of 25,000,000 shares.
If any stock award under the Amended and Restated 2021 LTIP is forfeited, expires or otherwise terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock or restricted stock units), the shares of stock not acquired under such stock award will revert to, and again become available for issuance under, the Amended and Restated 2021 LTIP. If (i) the exercise price of any award is satisfied by tendering shares of Common Stock to the Company, (ii) shares of Common Stock are withheld from an award or tendered by the participant to pay such participant’s tax withholding obligations in connection with the award, (iii) shares of Common Stock are reacquired with cash proceeds tendered in payment of the exercise price of an option or (iv) shares of Common Stock subject to share-settled stock appreciation rights are not issued upon settlement, then in each case, the shares of Common Stock tendered, withheld, reacquired or that remain unissued with respect to such stock appreciation rights will not again become available for issuance under the Amended and Restated 2021 LTIP.
The Amended and Restated 2021 LTIP also provides that performance-based equity incentive awards are to be treated as having been issued at target levels when calculating the number of shares available for issuance under the Amended and Restated 2021 LTIP and adjusted to reflect the actual number of shares issued upon settlement of such awards.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 19

Summary of the Amended and Restated 2021 LTIP & LTIP Amendment (continued)
Award Limitations on Non-Employee Director Awards
The maximum number of shares subject to awards granted to a non-employee director during a single calendar year, taken together with any cash fees or other compensation paid during the calendar year to the non-employee director in respect of the director’s service as a member of the Board, will not exceed $375,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).
Change in Control Provisions
The Amended and Restated 2021 LTIP limits the Board’s and Compensation Committee’s discretion regarding treatment of awards upon a change in control, and incorporates a “double-trigger” change in control provision, which states that if a participant is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Amended and Restated 2021 LTIP) during the 12-month period following a “Change in Control” (as defined herein), then as of the date of the participant’s termination or resignation:
•	all outstanding options and stock appreciation rights (regardless of whether in tandem) will become fully exercisable; and
•
all awards (other than options and stock appreciation rights) will become fully vested; provided, however, that any such award that is performance-based will become vested at the target level of performance.

For purposes of the Amended and Restated 2021 LTIP, “Change in Control” will mean the consummation of (i) a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of the shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity or (ii) a sale or exchange of all or substantially all of the Company’s assets or equity securities.
Adjustments for Stock Dividends, Stock Splits, Etc.
The Amended and Restated 2021 LTIP requires the Administrator to make any appropriate adjustments to the Amended and Restated 2021 LTIP and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events, including, but not limited to, appropriate adjustments to the number, class and price of shares that are subject to outstanding awards under the Amended and Restated 2021 LTIP. On June 7, 2023, the Administrator effected an adjustment to the number of shares available for issuance under the Amended and Restated 2021 LTIP from 51,496,829 shares of Common Stock to 5,149,682 shares of Common Stock in connection with the completion of the 2023 Reverse Stock Split. In addition, the number of shares issuable under outstanding PSUs, RSUs and all other outstanding equity incentive awards under the Amended and Restated 2021 LTIP were reduced proportionately by a ratio of 1-for-10 (and any fractional amounts were rounded down to the nearest whole share) and any applicable market-based performance metrics for any PSUs or RSUs were adjusted accordingly, in each case as a result of the 2023 Reverse Stock Split.
Amendment to the Amended and Restated 2021 LTIP and Awards
The Board, at any time and from time to time, may amend the Amended and Restated 2021 LTIP. However, no amendment will be effective unless approved by the Company’s stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Code, any federal or state law or regulation, or any securities exchange listing requirements. Further, no award under the Amended and Restated 2021 LTIP may be amended or cancelled for the purpose of repricing, replacing or regranting such award with an exercise price that is less than the exercise price of the original award unless otherwise approved by stockholders.
On April 15, 2024, the Board of Directors, upon the recommendation of the Compensation Committee, approved the LTIP Amendment, which will not become effective unless approved by the Company’s stockholders at the Annual Meeting.
Termination of the Amended and Restated 2021 LTIP
The Amended and Restated 2021 LTIP may be terminated by vote of the Board or our stockholders at any time. Unless sooner terminated or extended by the Company subject to Board and stockholder approval, the Amended and Restated 2021 LTIP, as amended by the LTIP Amendment, would terminate by its terms on April 15, 2034. If the LTIP Amendment is not approved at the Annual Meeting, the Amended and Restated 2021 LTIP will terminate by its terms on April 1, 2033. No stock awards may be granted under the Amended and Restated 2021 LTIP after it is terminated.
20 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Summary of the Amended and Restated 2021 LTIP & LTIP Amendment (continued)
Clawback/Recovery
Unless an award agreement specifies otherwise, the Administrator may cancel any unexpired, unpaid, unexercised or deferred award at any time if the participant is not in compliance with the applicable provisions of the award agreement and the Amended and Restated 2021 LTIP, including certain restrictive covenants. Furthermore, the Administrator may require a participant to return to and/or reimburse the Company for an award and/or shares issued under an award, and any proceeds paid or provided upon disposition of shares issued under an award, pursuant to the terms of the Company’s Recoupment Policy (as defined herein). See “Corporate Governance—Executive Compensation Recoupment Policy” for additional information about the Company’s compensation clawback policy.
Types of Awards
The Amended and Restated 2021 LTIP permits the Administrator to grant awards of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, other stock-based awards, performance awards or cash awards, as discussed further below.
A stock option is the right to purchase shares of Common Stock at a fixed exercise price for a fixed period of time. The Amended and Restated 2021 LTIP permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify. Stock options granted under the Amended and Restated 2021 LTIP will be non-statutory stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-statutory stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The Administrator determines the exercise price and additional terms of stock options. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be the last reported closing sales price of the shares of Common Stock on the New York Stock Exchange (“NYSE”) on the valuation date, or, if none, the closing sales price on the most recent trade date immediately prior to the valuation date. The exercise price of a stock option may not be reduced after the date of the stock option grant, other than to appropriately reflect changes in the Company’s capital structure. The term of each stock option will be fixed by the Administrator and may not exceed 10 years from the date of grant. The Administrator will determine at what time or times each stock option may be exercised. Stock options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Upon exercise of stock options, the option exercise price must be paid in full in such form as the Administrator will provide (or as permitted by Section 422 of the Code in the case of incentive stock options). To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
The Administrator also has the authority to grant awards of restricted stock and restricted stock units pursuant to the terms of an award agreement. Each award agreement will be in such form and will contain such terms and conditions as the Administrator will deem appropriate. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period.
Performance awards are equity incentive awards that may be denominated in either cash or shares and are subject to the achievement of performance goals set over performance periods, as established by the Administrator. In addition, the Amended and Restated 2021 LTIP allows for the grant of awards in the form of stock appreciation rights, other stock-based awards and cash awards.
Minimum Vesting Condition for Awards
The Amended and Restated 2021 LTIP requires any grant or award thereunder to have a minimum restriction, vesting and/or performance period, as applicable, of no less than one year after the grant date; provided, that the Compensation Committee, in its sole discretion, may designate up to 5% of the shares available for issuance under the Amended and Restated 2021 LTIP as not being subject to such requirement.
Dividend and Dividend Equivalent Rights
The Amended and Restated 2021 LTIP does not permit dividends or dividend equivalents to be paid or settled on unearned and unvested equity awards.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 21

Summary of the Amended and Restated 2021 LTIP & LTIP Amendment (continued)
U.S. Federal Income Tax Consequences of Awards
The following is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to Wheels Up and to U.S. participants for awards granted under the Amended and Restated 2021 LTIP. The summary does not purport to be legal or tax advice. The U.S. federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon their individual circumstances. Tax consequences for any particular individual may be different.
Incentive Stock Options
For federal income tax purposes, the holder of an incentive stock option receives no taxable income at the time of the grant or exercise of the incentive stock option. If such person retains the Common Stock for a period equal to the longer of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income in the year of disposition equal to the difference between the exercise price and fair market value of the shares on the exercise date (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price). If the amount realized on the disposition of the Common Stock is greater than the Common Stock’s fair market value on the date of exercise and the capital gain holding period has been satisfied, the excess of the gain will be subject to long-term capital gain treatment. Notwithstanding the foregoing, the difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.
Non-Statutory Stock Options
A participant who receives a non-statutory stock option with an exercise price not less than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the company is subject to tax withholding by Wheels Up.
Restricted Stock
A restricted stock award is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to Wheels Up. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. The participant may accelerate their recognition of ordinary income, if any, and begin their capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code with respect to a restricted stock award. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by Wheels Up.
Restricted Stock Units
There are generally no immediate tax consequences of receiving an award of PSUs or RSUs under the Amended and Restated 2021 LTIP. A participant who is awarded PSUs or RSUs will generally be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the restriction period or, if later, the payment date, subject to the requirements of Section 409A of the Code.
Section 409A
Section 409A of the Code provides that non-qualified deferred compensation arrangements must meet certain requirements to avoid additional income taxes for those deferring compensation, including providing that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Awards granted under the Amended and Restated 2021 LTIP are intended to comply with or be exempt from the requirements of Section 409A of the Code; however, Wheels Up makes no representations or warranties to that effect.
22 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Summary of the Amended and Restated 2021 LTIP & LTIP Amendment (continued)
New Plan Benefits
All of the Company’s directors, employees, consultants, advisors and independent contractors are eligible to receive grants under the Amended and Restated 2021 LTIP if approved by the Compensation Committee. As of the Record Date, there were approximately 940 employees, former employees and other participants, and three directors holding outstanding equity awards under the Amended and Restated 2021 LTIP.
The shares that remain available for future awards under the Amended and Restated 2021 LTIP were not sufficient to support certain grants of PSU and RSU awards approved by the Compensation Committee in the first quarter of 2024. Therefore, such awards were made contingent on receipt of approval by the Company’s stockholders of the LTIP Amendment at the Annual Meeting. If the LTIP Amendment is approved by our stockholders at the Annual Meeting, subject to applicable treatment under U.S. GAAP and the U.S. securities laws, such contingent awards will have a grant date effective as of the date approved by the Compensation Committee. If the Company’s stockholders do not approve the LTIP Amendment at the Annual Meeting, the Compensation Committee will settle such awards in cash upon vesting based on the fair market value per share of Common Stock on the appliable vesting date.
The following table sets forth the number of shares of Common Stock, as of the Record Date, underlying certain grants of PSU and RSU awards approved by the Compensation Committee in the first quarter of 2024 that were made contingent on receipt of approval by the Company’s stockholders of the LTIP Amendment at the Annual Meeting:
Name and Position	Dollar Value ($)(1)	Number of Shares of Common Stock(2)
George Mattson, Chief Executive Officer and Director	$—	—
Todd Smith, Chief Financial Officer	—	—
Mark Briffa, EVP, Charter & CEO of Air Partner	714,377	232,696
Laura Heltebran, Chief Legal Officer	620,468	202,107
All current executive officers as a group (eight persons)(3)	$3,597,349	1,171,775
All current directors who are not executive officers as a group (11 persons)	$—	—
All employees as a group (excluding all current executive officers) (68 persons)	$11,504,693	3,747,457
(1)	Dollar values based on the closing price per share of our Common Stock on February 26, 2024, the effective grant date.
(2)
Represents the maximum number of shares of Common Stock that may be issued upon vesting of the contingent PSU and RSU awards approved by the Compensation Committee in the first quarter of 2024. All such awards were made contingent on receipt of approval by the Company’s stockholders of the LTIP Amendment at the Annual Meeting. Excludes shares of Common Stock underlying contingent PSU and RSU awards granted in the first quarter of 2024 that were forfeited on or before the Record Date due to the separation of employment of certain employees.

The contingent PSU awards approved by the Compensation Committee in the first quarter of 2024 contain separate performance-based vesting conditions based on the achievement of certain Company performance metric thresholds for fiscal years 2024 through 2026. The Compensation Committee established targets for such awards for fiscal year 2024 in the first quarter of 2024, and intends to set the applicable targets, taking into account performance during any prior period, for fiscal years 2025 and 2026 in the first quarter of such periods. No such contingent PSU awards will vest until the end of the three-year vesting period, subject to the recipient’s continued service to the Company through the vesting date.
The contingent RSU awards approved by the Compensation Committee in the first quarter of 2024 have a four-year vesting period and will vest as follows, in each case subject to continued service through each such vesting date: (i) 1/4th of such contingent RSUs will vest on the one year anniversary of the grant date; and (ii) the remaining contingent RSUs will vest in 12 equal quarterly installments commencing three months after the one year anniversary of the grant date.
(3)	Mr. Dichter ceased to be an executive officer of the Company effective May 9, 2023. No grants of PSUs or RSUs were made to Mr. Dichter in the first quarter of 2024.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 23

PROPOSAL NO. 5—APPROVAL OF THE CEO PERFORMANCE AWARD
The CEO Performance Award was adopted and granted by the Compensation Committee on November 30, 2023, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the CEO Performance Award, and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all, as described in further detail below. While the CEO Performance Award is intended to incentivize our Chief Executive Officer, there can be no assurance that the vesting conditions for the CEO Performance Award will be satisfied or that any shares of Common Stock will be issued or cash payments will be made to our Chief Executive Officer pursuant to the CEO Performance Award.
Background & Key Terms of the Award
On November 30, 2023, the Compensation Committee approved the CEO Performance Award, which is subject to both performance- and service-based vesting conditions. The CEO Performance Award is a one-time performance award granted to our Chief Executive Officer in lieu of future annual equity compensation grants and is intended to provide him with the opportunity to share in the long-term growth of the value of the Company. The Board and Compensation Committee believe that our executive compensation programs should primarily focus on driving strong financial performance and stockholder value creation, and reward our executive officers for the achievement of challenging financial and operational goals. We also believe in providing significant “at-risk,” long-term compensation opportunities to our executive officers that are tied to important interim and/or milestone achievements. As a result, the Compensation Committee designed the CEO Performance Award, as well as the CFO Performance Award described under the heading “Proposal No. 6—Approval of the CFO Performance Award,” to align the performance-based vesting conditions with important future Company events. We believe the award ties the “at-risk,” long-term pay outcomes for our Chief Executive Officer to the Company’s overall success and provides meaningful upside if the Company’s market value increases.
The CEO Performance Award is contingent upon the satisfaction of both the performance- and service-based vesting conditions in order for any shares of Common Stock to be issuable or cash payment to be made thereunder, as described below:
•
The performance-based vesting condition for the CEO Performance Award consists of a contingent right to receive a number of shares of Common Stock upon the repayment or refinancing of the Company’s borrowings under the $390.0 million Term Loan on or before September 20, 2028, the maturity date of the Term Loan (the “Term Loan Maturity Date” and such repayment or refinancing, a “Repayment Event”). See “—Summary of the CEO Performance Award—Performance-Based Vesting Conditions” below for more information.

•
The service-based vesting condition for the CEO Performance Award provides that 25% of the CEO Performance Award will be eligible to vest on each of September 20, 2024, 2025, 2026 and 2027, so long as our Chief Executive Officer remains employed with the Company as of such dates and subject to differing treatment in certain termination of service scenarios. See “—Summary of the CEO Performance Award—Service-Based Vesting Conditions” below for more information.

The Compensation Committee believes a Repayment Event is a significant performance-based milestone for the Company and its stockholders, and an important indicator of the Company’s future success. We also believe that the Company’s ability to consummate a Repayment Event is primarily dependent on the Company’s operating and financial success, the ability to generate positive cash flow and/or obtain additional financing leading up to any such repayment or refinancing. Accordingly, our Chief Executive Officer would be rewarded upon the consummation of a Repayment Event and get to participate in any enhancement of the Company’s market value. However, there can be no assurance that the performance- or service-based vesting conditions for the CEO Performance Award will be satisfied, or that upon vesting the variables described under “—Summary of the CEO Performance Award—Number of Shares of Common Stock Issuable Upon Vesting” below that determine the potential number of shares of Common Stock issuable or cash payments pursuant to the CEO Performance Award, if any, will result in any issuance of shares of Common Stock or cash payments under the CEO Performance Award.
If both the performance- and service-based vesting conditions are satisfied prior to forfeiture, the number of shares of Common Stock that may vest and be issued to our Chief Executive Officer will first be determined on December 31st of the year in which a Repayment Event occurs, and then on December 31st of each subsequent year (each such date, a “Determination Date”) until December 31, 2028 (the “Final Determination Date”). At any Determination Date following the satisfaction of the performance- and service-based vesting conditions, the number of shares of Common Stock issuable to our Chief Executive Officer in connection with such Determination Date, if any, will be determined using the then-applicable percentage associated with the service-based vesting condition (the “Service Vested Percentage”). If no Repayment Event occurs prior to the Term Loan Maturity Date, or if the Lenders’ Total Investor Return (as defined in the CEO Performance Award) as a multiple of the aggregate principal amount of the Term Loan and any borrowings under the Revolving
24 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PROPOSAL NO. 5—APPROVAL OF THE CEO PERFORMANCE AWARD (continued)
Credit Facility (as of the applicable Determination Date, the “Investor Multiple on Invested Capital”), is not greater than one on any Determination Date through the Final Determination Date, no shares of Common Stock will be issued, and no cash payment under the CEO Performance Award will be made, to our Chief Executive Officer. In such scenarios, the CEO Performance Award would expire and be forfeited as of the Final Determination Date.
A more fulsome summary of the CEO Performance Award is set forth below under the heading “—Summary of the CEO Performance Award.” A copy of the CEO Performance Award is included as Appendix B to this Proxy Statement. The summaries set forth herein are qualified in their entirety by reference to the full text of the CEO Performance Award.
Summary of Requested Approval
We are requesting that the Company’s stockholders approve the CEO Performance Award, and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all. The CEO Performance Award states that the delivery of any shares of Common Stock thereunder is subject to the Company’s stockholders approving such award and approving a sufficient number of shares of Common Stock to be issued to our Chief Executive Officer. If the CEO Performance Award is not approved by the stockholders at the Annual Meeting, or at a future annual or special meeting of the Company’s stockholders or by written consent of the Company’s stockholders, or on any Determination Date there is not otherwise a sufficient number of shares of Common Stock authorized for issuance by the Company’s stockholders in order to deliver the number of shares of Common Stock due under such award, upon vesting, if at all, any amounts payable under the CEO Performance Award will be payable in cash in lieu of shares of Common Stock. See “—Summary of the CEO Performance Award—Number of Shares Available for Issuance” and “—Summary of the CEO Performance Award—Number of Shares of Common Stock Issuable Upon Vesting” below for additional information about the number of shares that we are requesting stockholders approve at the Annual Meeting with respect to the CEO Performance Award, as well as the requirement upon satisfaction of both the performance- and service-based vesting conditions, if at all, to issue shares of Common Stock or pay cash to our Chief Executive Officer.
Approval under NYSE Stockholder Approval Rules
Sections 303A.08, 312.03(a) and 312.03(b) of the NYSE Listed Company Manual (collectively, the “NYSE Stockholder Approval Rules”) require stockholder approval: (i) for equity compensation plans; and (ii) prior to the issuance of Common Stock, or of securities convertible into or exercisable for shares of Common Stock, in a transaction or series of related transactions: (a) to a director, officer or substantial security holder of the Company (each an “Active Related Party”) if the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of Common Stock or voting power outstanding before the issuance; and (b) in which an Active Related Party has a 5% or greater interest, directly or indirectly, in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Common Stock, or securities convertible into Common Stock, could result in an issuance that exceeds either 5% of the number of shares of Common Stock or voting power outstanding before the issuance.
Subject to the satisfaction of both the performance- and service-based vesting conditions under the CEO Performance Award, if at all, the number of shares of Common Stock that may be issuable to our Chief Executive Officer may exceed the 1% and 5% thresholds set forth in the NYSE Stockholder Approval Rules. However, the number of shares of Common Stock that may vest and become issuable, if any, to our Chief Executive Officer will not be readily determinable until the first Determination Date following a Repayment Event and at each successive Determination Date thereafter through the Final Determination Date. By voting “For” this Proposal No. 5, you will be deemed to have also approved the CEO Performance Award and the potential issuance of up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all, for purposes of the NYSE Stockholder Approval Rules. The Company does not presently intend to seek any additional approval of the Company’s stockholders in connection with any vesting or issuance of shares of Common Stock under the CEO Performance Award, if any, unless if at the time of vesting the number of shares of Common Stock that the Company is authorized to issue under the CEO Performance Award is not sufficient to satisfy the number of shares of Common Stock issuable thereunder.
By voting “For” this Proposal No. 5, you will be deemed to have: (i) approved the CEO Performance Award; and (ii) authorized the Company to issue up to 73,000,000 shares of Common Stock to our Chief Executive Officer, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all, in each instance for purposes of the NYSE Stockholder Approval Rules. Mr. Mattson, our Chief Executive Officer, has a substantial interest in the outcome of this Proposal No. 5.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CEO PERFORMANCE AWARD.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 25

Summary of the CEO Performance Award
Summary of Provisions in the CEO Performance Award
We are requesting that the Company’s stockholders approve the CEO Performance Award, and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all. Except as set forth in Section III.A of the Amended and Restated 2021 LTIP, the CEO Performance Award incorporates the terms of the existing Amended and Restated 2021 LTIP, as it may be amended from time to time. The CEO Performance Award is intended to constitute a standalone employee benefit plan and any shares of Common Stock issued under the CEO Performance Award will not be issued under, or count against the number of shares of Common Stock reserved pursuant to, any of the Company’s other equity incentive plans or awards. While certain of the provisions described below are similar to the Amended and Restated 2021 LTIP, there are certain differences with respect to, among other things, termination of service scenarios, treatment upon a “Change of Control” (as defined under “—Change of Control Provisions” below), and the potential settlement by a payment in cash if the CEO Performance Award is not approved by the Company’s stockholders or if on any Determination Date, there is not otherwise a sufficient number of shares of Common Stock authorized for issuance upon vesting to deliver the number of shares due under the CEO Performance Award.
Additional descriptions of these items are contained in Proposal No. 5 above, as well as where applicable in the following summary of the CEO Performance Award, taking into account the changes to the terms of the Amended and Restated 2021 LTIP set forth in the LTIP Amendment, as applicable. A copy of the CEO Performance Award is included as Appendix B to this Proxy Statement. The summaries set forth herein are qualified in their entirety by reference to the full text of the CEO Performance Award.
Administration of the CEO Performance Award
The CEO Performance Award may be administered by the Administrator. The Administrator has exclusive authority to make all interpretations and determinations affecting the CEO Performance Award. The CEO Performance Award does not obligate the Company to issue any future grants to our Chief Executive Officer.
Eligible Participants
The CEO Performance Award was granted to George Mattson, our Chief Executive Officer, and does not, by its terms, allow for additional awards to be made thereunder.
Performance-Based Vesting Conditions
The CEO Performance Award is a one-time performance award granted to our Chief Executive Officer in lieu of future annual equity compensation grants and is intended to provide him with the opportunity to share in the long-term growth of the value of the Company. The award consists of a contingent right to receive a number of shares of Common Stock upon: (i) a Repayment Event consisting of either the repayment or refinancing of the Company’s borrowings under the $390.0 million Term Loan on or before the Term Loan Maturity Date, if at all; and (ii) satisfaction of certain service-based vesting conditions described below. If both the performance- and service-based vesting conditions are satisfied prior to forfeiture, the number of shares of Common Stock that may vest and be issued to our Chief Executive Officer will first be determined on the first Determination Date following a Repayment Event and again on each Determination Date through the Final Determination Date. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CEO Performance Award.
See Sections 1 and 2 of the CEO Performance Award included as Appendix B to this Proxy Statement for more information about the performance-based vesting conditions.
Service-Based Vesting Conditions
The service-based vesting condition provides that 25% of the CEO Performance Award will be eligible to vest on each of September 20, 2024, 2025, 2026 and 2027, so long as our Chief Executive Officer remains employed with the Company as of such dates. At any Determination Date following the satisfaction of the performance- and service-based vesting conditions, the number of shares of Common Stock issuable to our Chief Executive Officer in connection with such Determination Date, if any, will be determined using the Service Vested Percentage.
26 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Summary of the CEO Performance Award (continued)
The CEO Performance Award also sets forth the following treatment of the award for certain termination of service scenarios (“Change of Control” is described separately below under “—Change of Control Provisions”):
•
If our Chief Executive Officer voluntarily terminates his employment with the Company for any reason other than Good Reason (as defined in the Mattson Employment Agreement (as defined herein)) or his employment terminates due to his death or Disability (as defined in the Mattson Employment Agreement): (i) the Service Vested Percentage of the CEO Performance Award will be determined as of the last anniversary of September 20, 2023 preceding his termination date; and (ii) the total number of shares of Common Stock to be distributed to our Chief Executive Officer or his estate, as applicable, will be determined as of each Determination Date through the Final Determination Date, without any condition of continuing employment or service. Any percentage of the CEO Performance Award in excess of the Service Vested Percentage will be forfeited for no consideration.

•
If our Chief Executive Officer’s employment is terminated by the Company without Cause (as defined in the Mattson Employment Agreement (as defined herein)) or he resigns with Good Reason (as defined in the Mattson Employment Agreement): (i) the Service Vested Percentage of the CEO Performance Award will be determined as-if he had remained employed though the next anniversary of September 20, 2023 after the date of termination, or if the next anniversary of September 20, 2023 is less than three months following the date of termination, the Service Vested Percentage will be determined as-if he had remained employed through the next two anniversaries of September 20, 2023; and (ii) the total number of shares of Common Stock to be distributed to our Chief Executive Officer will be determined as of each Determination Date through the Final Determination Date, without any condition of continuing employment or service. Any percentage of the CEO Performance Award in excess of the Service Vested Percentage after taking into account the prior sentences will be forfeited for no consideration.

•
If our Chief Executive Officer is terminated by the Company for Cause (as defined in the Mattson Employment Agreement), the CEO Performance Award, including any Service Vested Percentage thereof, will be forfeited for no consideration.

See Section 4 of, and the definition of “Service Vested Percentage” in, the CEO Performance Award included as Appendix B to this Proxy Statement for more information about the service-based vesting conditions and termination of service outcomes.
Number of Shares of Common Stock Issuable Upon Vesting
Upon the satisfaction of both the performance- and service-based vesting conditions, if at all, the number of shares of Common Stock subject to vesting and issuance, if any, to our Chief Executive Officer on each Determination Date following a Repayment Event will be based on the repayment or refinancing of the Term Loan and Revolving Credit Facility, and the then-applicable dollar value of the shares of Common Stock issued to the Lenders under the Investor Rights Agreement, relative to the volume weighted average price per share of Common Stock during the 60 trading day period prior to the applicable Determination Date (the “VWAP”). The number of shares of Common Stock, if any, issuable under the CEO Performance Award will vary depending on, among other things, the: (i) occurrence and timing of a Repayment Event; (ii) Investor Multiple on Invested Capital, if any; and (iii) Service Vested Percentage as of the applicable Determination Date. As a result, the exact number of shares of Common Stock that may be issued under the CEO Performance Award will not be readily determinable until the first Determination Date following a Repayment Event and at each successive Determination Date thereafter through the Final Determination Date. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CEO Performance Award. Any such cash payments by the Company to our Chief Executive Officer may be material and, depending on the timing and magnitude of such required payments, may adversely affect our liquidity, financial condition and results of operations.
If no Repayment Event occurs prior to the Term Loan Maturity Date, or if the Investor Multiple on Invested Capital is not greater than one on any Determination Date through the Final Determination Date, no shares of Common Stock will be issued, and no cash payment under the CEO Performance Award will be made, to our Chief Executive Officer. In such scenarios, the CEO Performance Award would expire and be forfeited as of the Final Determination Date. If the Company is unable to obtain the approval of the Company’s stockholders of the CEO Performance Award at the Annual Meeting, or a future annual or special meeting of the Company’s stockholders or by written consent of the Company’s stockholders, in any event prior to 30 days after any Determination Date for which the issuance of shares of Common Stock is required under the CEO Performance Award, then the value of the shares of Common Stock that would otherwise be issuable under the CEO Performance Award as of such Determination Date will be satisfied by a cash payment. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CEO Performance Award.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 27

Summary of the CEO Performance Award (continued)
See Exhibit A to the CEO Performance Award included as Appendix B to this Proxy Statement for more information about the vesting and settlement terms for such award, including the formula used to calculate the number of shares of Common Stock issuable or total value payable to our Chief Executive Officer if both the performance- and service-based vesting conditions are satisfied.
Number of Shares Available for Issuance
We are requesting that the Company’s stockholders approve the CEO Performance Award, and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all. The CEO Performance award provides that the delivery of any shares of Common Stock thereunder is subject to approval of such award and a sufficient number of shares of Common Stock to be issued by the Company’s stockholders. The CEO Performance Award also provides that if such award is not approved by the Company’s stockholders or on any Determination Date there is not otherwise a sufficient number of shares of Common Stock approved by the Company’s stockholders in order to deliver the number of shares of Common Stock due thereunder, the Company will pay in cash an amount equal to the value of the shares of Common Stock that would have otherwise been delivered to our Chief Executive Officer thereunder.
None of the 73,000,000 shares of Common Stock that we are requesting the Company’s stockholders authorize the Company to issue under the CEO Performance Award will be issued to our Chief Executive Officer unless (i) both the performance- and service-based vesting conditions have been satisfied, and (ii) the other variables that determine the amount payable to our Chief Executive Officer are sufficiently high to support any issuance of shares or cash payment under such award. In determining the number of shares of Common Stock to reserve for future issuance under the CEO Performance Award, we, in consultation with our independent compensation consultants, made certain assumptions such as: (i) the Investor Multiple on Invested Capital being greater than 3.0x; (ii) consummation of the Repayment Event as of September 20, 2028, the Term Loan Maturity Date; (iii) the Service Vested Percentage as of the applicable Determination Date being 100%; and (iv) the number of shares outstanding and fully diluted shares of Common Stock being the same as they were on the grant date of the award. The Company deems these assumptions as reasonable based on currently available information for the purpose of authorizing enough shares of Common Stock for future issuance should the CEO Performance Award vest. Any increase or decrease in the variables described above will result in the CEO Performance Award having a different value upon vesting, if at all, which in turn would result in a different number of shares of Common Stock being issuable under the award. For example, if the price per share of Common Stock declines, the value of the CEO Performance Award will generally decline; however, the number of shares of Common Stock issuable upon vesting would increase, because the aggregate number of shares of Common Stock required to equal such award value would be higher. The Company’s stockholders may experience significant dilution resulting from the settlement of the CEO Performance Award, if any. However, there can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CEO Performance Award.
While we currently believe that the amount of shares of Common Stock that the Company’s stockholders are being asked to authorize the Company to issue under the CEO Performance Award approximates the maximum number of shares of Common Stock, as calculated in consultation with our independent compensation consultants, that may be issuable under the CEO Performance Award upon the satisfaction of both the performance- and service-based vesting conditions, if at all, it is possible that future events, including future dilutive issuances of shares of Common Stock or other instruments or securities exchangeable or exercisable for, or convertible into, shares of Common Stock in public offerings or private placements, a sustained decline in the trading price per share of our Common Stock, or a significant modification to the terms of the Term Loan, could result in an insufficient number of shares of Common Stock being authorized for issuance under the CEO Performance Award. If the number of shares of Common Stock that the Company is authorized to issue under the CEO Performance Award or the Certificate of Incorporation is not sufficient to satisfy the number of shares of Common Stock issuable to our Chief Executive Officer upon the satisfaction of both the performance- and service-based vesting conditions under the CEO Performance Award, we may either (i) seek further approval of the Company’s stockholders to increase the number of shares of Common Stock authorized for issuance under the CEO Performance Award or Certificate of Incorporation, as applicable, that we then believe are necessary to satisfy our obligation to issue shares of Common Stock under the CEO Performance Award, or (ii) satisfy our obligations under the CEO Performance Award by paying cash to our Chief Executive Officer. Any further approval of the Company’s stockholders would require us to comply with the applicable provisions of our Organizational Documents, the Delaware General Corporation Law, and the applicable rules of the SEC, NYSE or other applicable national securities exchange or inter-dealer quotation system on which our Common Stock is then listed.
28 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Summary of the CEO Performance Award (continued)
If at the Annual Meeting, the Company’s stockholders approve the CEO Performance Award and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all, the Company presently intends to ensure that enough shares of Common Stock remain reserved and available for issuance under the Certificate of Incorporation to complete any issuance of shares of Common Stock pursuant to the CEO Performance Award, together with the issuance of any other shares of Common Stock that the Company may be obligated to reserve for future issuance under the terms of any applicable equity incentive plan, warrants or other securities that are convertible or exchangeable into or exercisable for shares of Common Stock, or pursuant to any other agreement to which the Company or its subsidiaries is a party.
Although the terms of the Amended and Restated 2021 LTIP incorporated into the CEO Performance Award specify conditions under which unvested shares under the CEO Performance Award may become available for later grant or issuance, it is the Company’s present intention that if the CEO Performance Award is forfeited, expires or otherwise terminates, in whole or in part, without having vested, no unvested shares of Common Stock will be issued to our Chief Executive Officer under the CEO Performance Award and such unvested shares will not become available for later grant or issuance thereunder.
Change of Control Provisions
Pursuant to the CEO Performance Award, if a Change of Control (as defined for purposes of this Proposal No. 5) occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the Final Determination Date, and the Service Vested Percentage will be 100% upon the consummation of such Change of Control. In addition, if a Change of Control is consummated within six months following the termination of our Chief Executive Officer’s employment for any reason other than for Cause (as defined in the Mattson Employment Agreement), he will become 100% vested as of the date of the Change of Control.
Under the CEO Performance Award, “Change of Control” means the occurrence of any one of the following events on or after the grant date of the CEO Performance Award and on or before the final Determination Date:
•
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act ) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that neither the consummation of the acquisition of the Company described in clauses (A) or (B) above by any Lender or any affiliate or subsidiary of a Lender nor the consummation of the acquisition of the Company described in clauses (A) or (B) above by any employee benefit plan (or related trust) sponsored or maintained by any Lender or any affiliate or subsidiary of a Lender will constitute a Change of Control;

•
the consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of shares of Common Stock would be converted into or exercised for cash or securities of any other corporation or entity, or sale or other disposition of all or substantially all of the Company’s assets or equity securities;

•	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than an exchange in connection with a dissolution, insolvency or bankruptcy); or
•
the individuals who served on the Board as of November 30, 2023 thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the grant date of the CEO Performance Award and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote will be considered a member of the Board on the grant date of the CEO Performance Award.

Adjustments for Stock Dividends, Stock Splits, Etc.
The CEO Performance Award requires the Administrator to make any appropriate adjustments to the CEO Performance Award and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events, including, but not limited to, appropriate adjustments to the number, class and price of shares under the CEO Performance Award.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 29

Summary of the CEO Performance Award (continued)
Amendment to the CEO Performance Award
No amendment or modification of any provision of the CEO Performance Award that has a material adverse effect on Mr. Mattson will be effective unless signed in writing by or on behalf of the Company and Mr. Mattson. In addition, no amendment will be effective unless approved by the Company’s stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Code, any federal or state law or regulation, or any securities exchange listing requirements.
Termination of the CEO Performance Award
The CEO Performance Award generally may not be terminated by the Company, the Board or the Company’s stockholders. In addition, neither Article XXVI of the Amended and Restated 2021 LTIP, which is incorporated into the CEO Performance Award, nor any other article of the Amended and Restated 2021 LTIP that is incorporated into the CEO Performance Award that permits the Board or the Compensation Committee to do any of the following will apply to the CEO Performance Award: (i) suspend vesting and/or settlement of the CEO Performance Award; (ii) specify any additional terms, conditions and limitations for the grant of the CEO Performance Award; (iii) cancel the CEO Performance Award or provide for conditions or circumstances under which the CEO Performance Award will be forfeited other than those expressly stated in the CEO Performance Award; (iv) apply performance goals or performance criteria other than those specified in the CEO Performance Award or reduce the amounts payable under the CEO Performance Award; (v) cancel any unpaid or deferred portion of the CEO Performance Award or any portion thereof for any reason other than our Chief Executive Officer is not in compliance with the CEO Performance Award as so determined and decided by an appropriate court of final jurisdiction; or (vi) settle the CEO Performance Award other than in shares of Common Stock or cash.
Clawback/Recovery
The CEO Performance Award is subject to recovery under any law, government regulation or stock exchange listing requirement or the Recoupment Policy and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. In addition, the Administrator may cancel any unexpired, unpaid, unexercised or deferred award at any time if our Chief Executive Officer is not in compliance with the CEO Performance Award, including certain restrictive covenants. Furthermore, the Administrator may require our Chief Executive Officer to return to and/or reimburse the Company for an award and/or shares of Common Stock issued under the CEO Performance Award, and any proceeds paid or provided upon disposition of shares of Common Stock issued under the CEO Performance Award, pursuant to the terms of the Recoupment Policy. See “Corporate Governance—Executive Compensation Recoupment Policy” in this Proxy Statement for additional information about the Company’s compensation clawback policy.
Types of Awards
Although the terms of the Amended and Restated 2021 LTIP incorporated into the CEO Performance Award permit the Administrator to grant awards of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-based awards, performance awards or cash awards, the CEO Performance Award is a one-time award in lieu of future annual equity compensation grants and does not constitute a promise of future grants. The CEO Performance Award does not obligate the Company to issue any future grants to our Chief Executive Officer.
Minimum Vesting Condition for Awards
The terms of the Amended and Restated 2021 LTIP incorporated into the CEO Performance Award require that any grant or award thereunder have a minimum restriction, vesting and/or performance period, as applicable, of no less than one year after the grant date; provided, that the Compensation Committee, in its sole discretion, would be permitted to designate up to 5% of the shares available for issuance under the CEO Performance Award as not being subject to such requirement. The first Determination Date at which shares of Common Stock under the CEO Performance Award may vest and become issuable to our Chief Executive Officer is in excess of one year after the grant date of the CEO Performance Award.
Dividend and Dividend Equivalent Rights
The CEO Performance Award does not permit dividends or dividend equivalents to be paid or settled on unearned and unvested equity awards.
30 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Summary of the CEO Performance Award (continued)
U.S. Federal Income Tax Consequences of Awards
The U.S. federal income tax consequences to Wheels Up and our Chief Executive Officer with respect to the CEO Performance Award are substantially identical to the consequences described under “Proposal No. 4—Amendment to Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan—Summary of the Amended and Restated 2021 LTIP—U.S. Federal Income Tax Consequences of Awards” under the subheadings “Restricted Stock Units” and “Section 409A”, which are incorporated by reference herein. The summary incorporated by reference herein does not purport to be legal or tax advice. The U.S. federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon their individual circumstances. Tax consequences for any particular individual may be different.
Pursuant to the terms of the Mattson Employment Agreement (as defined herein), the Company agreed that, to the extent any payments or benefits under the Mattson Employment Agreement or otherwise would subject Mr. Mattson to excise taxes pursuant to Sections 280G or 4999 of the Code, the Company will make additional payments to him or the applicable tax authority to put him in the same after-tax position as if the excise taxes did not apply. If both the performance- and service-based vesting conditions under the CEO Performance Award are satisfied prior to forfeiture, if at all, any issuance of shares of Common Stock or cash payment under such award may result in excise taxes pursuant to Sections 280G or 4999 of the Code being owed by Mr. Mattson as a result of such issuance or payment, in which case the Company would be required to pay to Mr. Mattson or the applicable taxing authority no later than the time such excise is required to be paid or withheld by the Company an additional “gross up” payment equal to the sum of the excise tax payable by Mr. Mattson, plus the amount necessary to put him in the same after-tax position as he would have been in if no excise tax was incurred or imposed. The Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for Mr. Mattson’s benefit, the portion of the excise tax gross-up payment that may be withheld, excluding interest and penalties which will be paid directly to him, and he consents to such withholding. Any such payments by the Company to Mr. Mattson and/or the applicable taxing authority may be material and, depending on the timing and magnitude of such required payments, may adversely affect our liquidity, financial condition and results of operations.
New Plan Benefits
As of the Record Date, only our Chief Executive Officer had an outstanding equity award under the CEO Performance Award. We are requesting that the Company’s stockholders approve the CEO Performance Award, and authorize the Company to issue up to 73,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CEO Performance Award, if at all. The following table sets forth the number of shares of Common Stock that the Company would have issued under the CEO Performance Award, subject to the satisfaction of both the performance- and service-based vesting conditions under such award, as of December 31, 2023; however, because such vesting conditions for the CEO Performance Award were not met as of such date, no shares vested or were issuable thereunder as of December 31, 2023.
Name and Position	Dollar Value ($)	Number of Shares of Common Stock
George Mattson, Chief Executive Officer	$—	—
Todd Smith, Chief Financial Officer	—	—
Mark Briffa, EVP, Charter & CEO of Air Partner	—	—
Laura Heltebran, Chief Legal Officer	—	—
All current executive officers as a group (eight persons)(1)	$—	—
All current directors who are not executive officers as a group (zero persons)	$—	—
All employees as a group (excluding all current executive officers) (zero persons)	$ —	—
(1)	Mr. Dichter ceased to be an executive officer of the Company effective May 9, 2023. No grants under the CEO Performance Award were made to Mr. Dichter.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 31

PROPOSAL NO. 6—APPROVAL OF THE CFO PERFORMANCE AWARD
The CFO Performance Award was adopted and granted by the Compensation Committee on March 3, 2024, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the CFO Performance Award, and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all, as described in further detail below. While the CFO Performance Award is intended to incentivize our Chief Financial Officer, there can be no assurance that the vesting conditions for the CFO Performance Award will be satisfied or that any shares of Common Stock will be issued or cash payments will be made to our Chief Financial Officer pursuant to the CFO Performance Award.
Background & Key Terms of the Award
On March 3, 2024, the Compensation Committee approved the CFO Performance Award, which is subject to both performance- and service-based vesting conditions. The CFO Performance Award is a one-time performance award granted to our Chief Financial Officer in lieu of future annual equity compensation grants and is intended to provide him with the opportunity to share in the long-term growth of the value of the Company. The Board and Compensation Committee believe that our executive compensation programs should primarily focus on driving strong financial performance and stockholder value creation, and reward our executive officers for the achievement of challenging financial and operational goals. We also believe in providing significant “at-risk,” long-term compensation opportunities to our executive officers that are tied to important interim and/or milestone achievements. As a result, the Compensation Committee designed the CFO Performance Award, as well as the CEO Performance Award described under the heading “Proposal No. 5—Approval of the CEO Performance Award,” to align the performance-based vesting conditions with important future Company events. We believe the award ties the “at-risk,” long-term pay outcomes for our Chief Financial Officer to the Company’s overall success and provides meaningful upside if the Company’s market value increases.
The CFO Performance Award is contingent upon the satisfaction of both the performance- and service-based vesting conditions in order for any shares of Common Stock to be issuable or cash payment to be made thereunder, as described below:
•
The performance-based vesting condition for the CFO Performance Award consists of a contingent right to receive a number of shares of Common Stock upon a Repayment Event. See “—Summary of the CFO Performance Award—Performance-Based Vesting Conditions” below for more information.

•
The service-based vesting condition for the CFO Performance Award provides that 25% of the CFO Performance Award will be eligible to vest on each of September 20, 2024, 2025, 2026 and 2027, so long as our Chief Financial Officer remains employed with the Company as of such dates and subject to differing treatment in certain termination of service scenarios. See “—Summary of the CFO Performance Award—Service-Based Vesting Conditions” below for more information.

The Compensation Committee believes a Repayment Event is a significant performance-based milestone for the Company and its stockholders, and an important indicator of the Company’s future success. We also believe that the Company’s ability to consummate a Repayment Event is primarily dependent on the Company’s operating and financial success, the ability to generate positive cash flow and/or obtain additional financing leading up to any such repayment or refinancing. Accordingly, our Chief Financial Officer would be rewarded upon the consummation of a Repayment Event and get to participate in any enhancement of the Company’s market value. However, there can be no assurance that the performance- or service-based vesting conditions for the CFO Performance Award will be satisfied, or that upon vesting the variables described under “—Summary of the CFO Performance Award—Number of Shares of Common Stock Issuable Upon Vesting” below that determine the potential number of shares of Common Stock issuable or cash payments pursuant to the CFO Performance Award, if any, will result in any issuance of shares of Common Stock or cash payments under the CFO Performance Award.
If both the performance- and service-based vesting conditions are satisfied prior to forfeiture, the number of shares of Common Stock that may vest and be issued to our Chief Financial Officer will first be determined on each Determination Date until the Final Determination Date. At any Determination Date following the satisfaction of the performance- and service-based vesting conditions, the number of shares of Common Stock issuable to our Chief Financial Officer in connection with such Determination Date, if any, will be determined using the then-applicable Service Vested Percentage. If no Repayment Event occurs prior to the Term Loan Maturity Date, or if the Investor Multiple on Invested Capital is not greater than one on any Determination Date through the Final Determination Date, no shares of Common Stock will be issued, and no cash payment under the CFO Performance Award will be made, to our Chief Financial Officer. In such scenarios, the CFO Performance Award would expire and be forfeited as of the Final Determination Date.
32 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

PROPOSAL NO. 6—APPROVAL OF THE CFO PERFORMANCE AWARD (continued)
A more fulsome summary of the CFO Performance Award is set forth below under the heading “—Summary of the CFO Performance Award.” A copy of the CFO Performance Award is included as Appendix C to this Proxy Statement. The summaries set forth herein are qualified in their entirety by reference to the full text of the CFO Performance Award.
Summary of Requested Approval
We are requesting that the Company’s stockholders approve the CFO Performance Award, and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all. The CFO Performance Award states that the delivery of any shares of Common Stock thereunder is subject to the Company’s stockholders approving such award and approving a sufficient number of shares of Common Stock to be issued to our Chief Financial Officer. If the CFO Performance Award is not approved by the stockholders at the Annual Meeting, or at a future annual or special meeting of the Company’s stockholders or by written consent of the Company’s stockholders, or on any Determination Date there is not otherwise a sufficient number of shares of Common Stock authorized for issuance by the Company’s stockholders in order to deliver the number of shares of Common Stock due under such award, upon vesting, if at all, any amounts payable under the CFO Performance Award will be payable in cash in lieu of shares of Common Stock. See “—Summary of the CFO Performance Award—Number of Shares Available for Issuance” and “—Summary of the CFO Performance Award—Number of Shares of Common Stock Issuable Upon Vesting” below for additional information about the number of shares that we are requesting stockholders approve at the Annual Meeting with respect to the CFO Performance Award, as well as the requirement upon satisfaction of both the performance- and service-based vesting conditions, if at all, to issue shares of Common Stock or pay cash to our Chief Financial Officer.
Approval under NYSE Stockholder Approval Rules
The NYSE Stockholder Approval Rules require stockholder approval: (i) for equity compensation plans; and (ii) prior to the issuance of Common Stock, or of securities convertible into or exercisable for shares of Common Stock, in a transaction or series of related transactions to an Active Related Party if the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of Common Stock or voting power outstanding before the issuance.
Subject to the satisfaction of both the performance- and service-based vesting conditions under the CFO Performance Award, if at all, the number of shares of Common Stock that may be issuable to our Chief Financial Officer may exceed the 1% threshold set forth in the NYSE Stockholder Approval Rules. However, the number of shares of Common Stock that may vest and become issuable, if any, to our Chief Financial Officer will not be readily determinable until the first Determination Date following a Repayment Event and at each successive Determination Date thereafter through the Final Determination Date. By voting “For” this Proposal No. 6, you will be deemed to have also approved the CFO Performance Award and the potential issuance of up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all, for purposes of the NYSE Stockholder Approval Rules. The Company does not presently intend to seek any additional approval of the Company’s stockholders in connection with any vesting or issuance of shares of Common Stock under the CFO Performance Award, if any, unless if at the time of vesting the number of shares of Common Stock that the Company is authorized to issue under the CFO Performance Award is not sufficient to satisfy the number of shares of Common Stock issuable thereunder.
By voting “For” this Proposal No. 6, you will be deemed to have: (i) approved the CFO Performance Award; and (ii) authorized the Company to issue up to 20,000,000 shares of Common Stock to our Chief Financial Officer, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all, in each instance for purposes of the NYSE Stockholder Approval Rules. Mr. Smith, our Chief Financial Officer, has a substantial interest in the outcome of this Proposal No. 6.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CFO PERFORMANCE AWARD.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 33

Summary of the CFO Performance Award
Summary of Provisions in the CFO Performance Award
We are requesting that the Company’s stockholders approve the CFO Performance Award, and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all. Except as set forth in Section III.A of the Amended and Restated 2021 LTIP, the CFO Performance Award incorporates the terms of the existing Amended and Restated 2021 LTIP, as it may be amended from time to time. The CFO Performance Award is intended to constitute a standalone employee benefit plan and any shares of Common Stock issued under the CFO Performance Award will not be issued under, or count against the number of shares of Common Stock reserved pursuant to, any of the Company’s other equity incentive plans or awards. While certain of the provisions described below are similar to the Amended and Restated 2021 LTIP, there are certain differences with respect to, among other things, termination of service scenarios, treatment upon a “Change of Control” (as defined under “—Change of Control Provisions” below), and the potential settlement by a payment in cash if the CFO Performance Award is not approved by the Company’s stockholders or if on any Determination Date, there is not otherwise a sufficient number of shares of Common Stock authorized for issuance upon vesting to deliver the number of shares due under the CFO Performance Award.
Additional descriptions of these items are contained in Proposal No. 6 above, as well as where applicable in the following summary of the CFO Performance Award, taking into account the changes to the terms of the Amended and Restated 2021 LTIP set forth in the LTIP Amendment, as applicable. A copy of the CFO Performance Award is included as Appendix C to this Proxy Statement. The summaries set forth herein are qualified in their entirety by reference to the full text of the CFO Performance Award.
Administration of the CFO Performance Award
The CFO Performance Award may be administered by the Administrator. The Administrator has exclusive authority to make all interpretations and determinations affecting the CFO Performance Award. The CFO Performance Award does not obligate the Company to issue any future grants to our Chief Financial Officer.
Eligible Participants
The CFO Performance Award was granted to Todd Smith, our Chief Financial Officer, and does not, by its terms, allow for additional awards to be made thereunder.
Performance-Based Vesting Conditions
The CFO Performance Award is a one-time performance award granted to our Chief Financial Officer in lieu of future annual equity compensation grants and is intended to provide him with the opportunity to share in the long-term growth of the value of the Company. The award consists of a contingent right to receive a number of shares of Common Stock upon: (i) a Repayment Event consisting of either the repayment or refinancing of the Company’s borrowings under the $390.0 million Term Loan on or before the Term Loan Maturity Date, if at all; and (ii) satisfaction of certain service-based vesting conditions described below. If both the performance- and service-based vesting conditions are satisfied prior to forfeiture, the number of shares of Common Stock that may vest and be issued to our Chief Financial Officer will first be determined on the first Determination Date following a Repayment Event and again on each Determination Date through the Final Determination Date. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CFO Performance Award.
See Sections 1 and 2 of the CFO Performance Award included as Appendix C to this Proxy Statement for more information about the performance-based vesting conditions.
Service-Based Vesting Conditions
The service-based vesting condition provides that 25% of the CFO Performance Award will be eligible to vest on each of September 20, 2024, 2025, 2026 and 2027, so long as our Chief Financial Officer remains employed with the Company as of such dates. At any Determination Date following the satisfaction of the performance- and service-based vesting conditions, the number of shares of Common Stock issuable to our Chief Financial Officer in connection with such Determination Date, if any, will be determined using the Service Vested Percentage.
34 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Summary of the CFO Performance Award (continued)
The CFO Performance Award also sets forth the following treatment of the award for certain termination of service scenarios (“Change of Control” is described separately below under “—Change of Control Provisions”):
•
If our Chief Financial Officer voluntarily terminates his employment with the Company for any reason other than Good Reason (as defined in the Amended and Restated 2021 LTIP) or his employment terminates due to his death or Disability (as defined in the Amended and Restated 2021 LTIP): (i) the Service Vested Percentage of the CFO Performance Award will be determined as of the last anniversary of September 20, 2023 preceding his termination date; and (ii) the total number of shares of Common Stock to be distributed to our Chief Financial Officer or his estate, as applicable, will be determined as of each Determination Date through the Final Determination Date, without any condition of continuing employment or service. Any percentage of the CFO Performance Award in excess of the Service Vested Percentage will be forfeited for no consideration.

•
If our Chief Financial Officer’s employment is terminated by the Company without Cause (which has the meaning assigned to the definition of “termination for cause” set forth in the Smith Offer Letter) or he resigns with Good Reason (as defined in the Smith Offer Letter ): (i) the Service Vested Percentage of the CFO Performance Award will be determined as-if he had remained employed though the next anniversary of September 20, 2023 after the date of termination, or if the next anniversary of September 20, 2023 is less than three months following the date of termination, the Service Vested Percentage will be determined as-if he had remained employed through the next two anniversaries of September 20, 2023; and (ii) the total number of shares of Common Stock to be distributed to our Chief Financial Officer will be determined as of each Determination Date through the Final Determination Date, without any condition of continuing employment or service. Any percentage of the CFO Performance Award in excess of the Service Vested Percentage after taking into account the prior sentences will be forfeited for no consideration.

•
If our Chief Financial Officer is terminated by the Company for Cause (which has the meaning assigned to the definition of “termination for cause” set forth in the Smith Offer Letter), the CFO Performance Award, including any Service Vested Percentage thereof, will be forfeited for no consideration.

See Section 4 of, and the definition of “Service Vested Percentage” in, the CFO Performance Award included as Appendix C to this Proxy Statement for more information about the service-based vesting conditions and termination of service outcomes.
Number of Shares of Common Stock Issuable Upon Vesting
Upon the satisfaction of both the performance- and service-based vesting conditions, if at all, the number of shares of Common Stock subject to vesting and issuance, if any, to our Chief Financial Officer on each Determination Date following a Repayment Event will be based on the repayment or refinancing of the Term Loan and Revolving Credit Facility, and the then-applicable dollar value of the shares of Common Stock issued to the Lenders under the Investor Rights Agreement, relative to the VWAP. The number of shares of Common Stock, if any, issuable under the CFO Performance Award will vary depending on, among other things, the: (i) occurrence and timing of a Repayment Event; (ii) Investor Multiple on Invested Capital, if any; and (iii) Service Vested Percentage as of the applicable Determination Date. As a result, the exact number of shares of Common Stock that may be issued under the CFO Performance Award will not be readily determinable until the first Determination Date following a Repayment Event and at each successive Determination Date thereafter through the Final Determination Date. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CFO Performance Award. Any such cash payments by the Company to our Chief Financial Officer may be material and, depending on the timing and magnitude of such required payments, may adversely affect our liquidity, financial condition and results of operations.
If no Repayment Event occurs prior to the Term Loan Maturity Date, or if the Investor Multiple on Invested Capital is not greater than one on any Determination Date through the Final Determination Date, no shares of Common Stock will be issued, and no cash payment under the CFO Performance Award will be made, to our Chief Financial Officer. In such scenarios, the CFO Performance Award would expire and be forfeited as of the Final Determination Date. If the Company is unable to obtain the approval of the Company’s stockholders of the CFO Performance Award at the Annual Meeting, or a future annual or special meeting of the Company’s stockholders or by written consent of the Company’s stockholders, in any event prior to 30 days after any Determination Date for which the issuance of shares of Common Stock is required under the CFO Performance Award, then the value of the shares of Common Stock that would otherwise be issuable under the CFO Performance Award as of such Determination Date will be satisfied by a cash payment. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CFO Performance Award.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 35

Summary of the CFO Performance Award (continued)
See Exhibit A to the CFO Performance Award included as Appendix C to this Proxy Statement for more information about the vesting and settlement terms for such award, including the formula used to calculate the number of shares of Common Stock issuable or total value payable to our Chief Financial Officer if both the performance- and service-based vesting conditions are satisfied.
Number of Shares Available for Issuance
We are requesting that the Company’s stockholders approve the CFO Performance Award, and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all. The CFO Performance Award provides that the delivery of any shares of Common Stock thereunder is subject to approval of such award and a sufficient number of shares of Common Stock to be issued by the Company’s stockholders. The CFO Performance Award also provides that if such award is not approved by the Company’s stockholders or on any Determination Date there is not otherwise a sufficient number of shares of Common Stock approved by the Company’s stockholders in order to deliver the number of shares of Common Stock due thereunder, the Company will pay in cash an amount equal to the value of the shares of Common Stock that would have otherwise been delivered to our Chief Financial Officer thereunder.
None of the 20,000,000 shares of Common Stock that we are requesting the Company’s stockholders authorize the Company to issue under the CFO Performance Award will be issued to our Chief Financial Officer unless (i) both the performance- and service-based vesting conditions have been satisfied, and (ii) the other variables that determine the amount payable to our Chief Financial Officer are sufficiently high to support any issuance of shares or cash payment under such award. In determining the number of shares of Common Stock to reserve for future issuance under the CFO Performance Award, we, in consultation with our independent compensation consultants, made certain assumptions such as: (i) the Investor Multiple on Invested Capital being greater than 3.0x; (ii) consummation of the Repayment Event as of September 20, 2028, the Term Loan Maturity Date; (iii) the Service Vested Percentage as of the applicable Determination Date being 100%; and (iv) the number of shares outstanding and fully diluted shares of Common Stock being the same as they were on the grant date of the award. The Company deems these assumptions as reasonable based on currently available information for the purpose of authorizing enough shares of Common Stock for future issuance should the CFO Performance Award vest. Any increase or decrease in the variables described above will result in the CFO Performance Award having a different value upon vesting, if at all, which in turn would result in a different number of shares of Common Stock being issuable under the award. For example, if the price per share of Common Stock declines, the value of the CFO Performance Award will generally decline; however, the number of shares of Common Stock issuable upon vesting would increase, because the aggregate number of shares of Common Stock required to equal such award value would be higher. The Company’s stockholders may experience significant dilution resulting from the settlement of the CFO Performance Award, if any. However, there can be no assurance that both the performance- and service-based vesting conditions will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the CFO Performance Award.
While we currently believe that the amount of shares of Common Stock that the Company’s stockholders are being asked to authorize the Company to issue under the CFO Performance Award approximates the maximum number of shares of Common Stock, as calculated in consultation with our independent compensation consultants, that may be issuable under the CFO Performance Award upon the satisfaction of both the performance- and service-based vesting conditions, if at all, it is possible that future events, including future dilutive issuances of shares of Common Stock or other instruments or securities exchangeable or exercisable for, or convertible into, shares of Common Stock in public offerings or private placements, a sustained decline in the trading price per share of our Common Stock, or a significant modification to the terms of the Term Loan, could result in an insufficient number of shares of Common Stock being authorized for issuance under the CFO Performance Award. If the number of shares of Common Stock that the Company is authorized to issue under the CFO Performance Award or the Certificate of Incorporation is not sufficient to satisfy the number of shares of Common Stock issuable to our Chief Financial Officer upon the satisfaction of both the performance- and service-based vesting conditions under the CFO Performance Award, we may either (i) seek further approval of the Company’s stockholders to increase the number of shares of Common Stock authorized for issuance under the CFO Performance Award or Certificate of Incorporation, as applicable, that we then believe are necessary to satisfy our obligation to issue shares of Common Stock under the CFO Performance Award, or (ii) satisfy our obligations under the CFO Performance Award by paying cash to our Chief Financial Officer. Any further approval of the Company’s stockholders would require us to comply with the applicable provisions of our Organizational Documents, the Delaware General Corporation Law, and the applicable rules of the SEC, NYSE or other applicable national securities exchange or inter-dealer quotation system on which our Common Stock is then listed.
36 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Summary of the CFO Performance Award (continued)
If at the Annual Meeting, the Company’s stockholders approve the CFO Performance Award and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all, the Company presently intends to ensure that enough shares of Common Stock remain reserved and available for issuance under the Certificate of Incorporation to complete any issuance of shares of Common Stock pursuant to the CFO Performance Award, together with the issuance of any other shares of Common Stock that the Company may be obligated to reserve for future issuance under the terms of any applicable equity incentive plan, warrants or other securities that are convertible or exchangeable into or exercisable for shares of Common Stock, or pursuant to any other agreement to which the Company or its subsidiaries is a party.
Although the terms of the Amended and Restated 2021 LTIP incorporated into the CFO Performance Award specify conditions under which unvested shares under the CFO Performance Award may become available for later grant or issuance, it is the Company’s present intention that if the CFO Performance Award is forfeited, expires or otherwise terminates, in whole or in part, without having vested, no unvested shares of Common Stock will be issued to our Chief Financial Officer under the CFO Performance Award and such unvested shares will not become available for later grant or issuance thereunder.
Change of Control Provisions
Pursuant to the CFO Performance Award, if a Change of Control (as defined for purposes of this Proposal No. 6) occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the Final Determination Date, and the Service Vested Percentage will be 100% upon the consummation of such Change of Control. In addition, if a Change of Control is consummated within six months following the termination of our Chief Financial Officer’s employment for any reason other than for Cause (which has the meaning assigned to the definition of “termination for cause” set forth in the Smith Offer Letter), he will become 100% vested as of the date of the Change of Control.
Under the CFO Performance Award, “Change of Control” means the occurrence of any one of the following events on or after the grant date of the CFO Performance Award and on or before the final Determination Date:
•
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act ) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that neither the consummation of the acquisition of the Company described in clauses (A) or (B) above by any Lender or any affiliate or subsidiary of a Lender nor the consummation of the acquisition of the Company described in clauses (A) or (B) above by any employee benefit plan (or related trust) sponsored or maintained by any Lender or any affiliate or subsidiary of a Lender will constitute a Change of Control;

•
the consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of shares of Common Stock would be converted into or exercised for cash or securities of any other corporation or entity, or sale or other disposition of all or substantially all of the Company’s assets or equity securities;

•	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than an exchange in connection with a dissolution, insolvency or bankruptcy); or
•
the individuals who served on the Board as of March 3, 2024 thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the grant date of the CFO Performance Award and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote will be considered a member of the Board on the grant date of the CFO Performance Award.

Adjustments for Stock Dividends, Stock Splits, Etc.
The CFO Performance Award requires the Administrator to make any appropriate adjustments to the CFO Performance Award and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events, including, but not limited to, appropriate adjustments to the number, class and price of shares under the CFO Performance Award.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 37

Summary of the CFO Performance Award (continued)
Amendment to the CFO Performance Award
No amendment or modification of any provision of the CFO Performance Award that has a material adverse effect on Mr. Smith will be effective unless signed in writing by or on behalf of the Company and Mr. Smith. In addition, no amendment will be effective unless approved by the Company’s stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Code, any federal or state law or regulation, or any securities exchange listing requirements.
Termination of the CFO Performance Award
The CFO Performance Award generally may not be terminated by the Company, the Board or the Company’s stockholders. In addition, neither Article XXVI of the Amended and Restated 2021 LTIP, which is incorporated into the CFO Performance Award, nor any other article of the Amended and Restated 2021 LTIP that is incorporated into the CFO Performance Award that permits the Board or the Compensation Committee to do any of the following will apply to the CFO Performance Award: (i) suspend vesting and/or settlement of the CFO Performance Award; (ii) specify any additional terms, conditions and limitations for the grant of the CFO Performance Award; (iii) cancel the CFO Performance Award or provide for conditions or circumstances under which the CFO Performance Award will be forfeited other than those expressly stated in the CFO Performance Award; (iv) apply performance goals or performance criteria other than those specified in the CFO Performance Award or reduce the amounts payable under the CFO Performance Award; (v) cancel any unpaid or deferred portion of the CFO Performance Award or any portion thereof for any reason other than our Chief Financial Officer is not in compliance with the CFO Performance Award as so determined and decided by an appropriate court of final jurisdiction; or (vi) settle the CFO Performance Award other than in shares of Common Stock or cash.
Clawback/Recovery
The CFO Performance Award is subject to recovery under any law, government regulation or stock exchange listing requirement or the Recoupment Policy and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. In addition, the Administrator may cancel any unexpired, unpaid, unexercised or deferred award at any time if our Chief Financial Officer is not in compliance with the CFO Performance Award, including certain restrictive covenants. Furthermore, the Administrator may require our Chief Financial Officer to return to and/or reimburse the Company for an award and/or shares of Common Stock issued under the CFO Performance Award, and any proceeds paid or provided upon disposition of shares of Common Stock issued under the CFO Performance Award, pursuant to the terms of the Recoupment Policy. See “Corporate Governance—Executive Compensation Recoupment Policy” in this Proxy Statement for additional information about the Company’s compensation clawback policy.
Types of Awards
Although the terms of the Amended and Restated 2021 LTIP incorporated into the CFO Performance Award permit the Administrator to grant awards of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-based awards, performance awards or cash awards, the CFO Performance Award is a one-time award in lieu of future annual equity compensation grants and does not constitute a promise of future grants. The CFO Performance Award does not obligate the Company to issue any future grants to our Chief Financial Officer.
Minimum Vesting Condition for Awards
The terms of the Amended and Restated 2021 LTIP incorporated into the CFO Performance Award require that any grant or award thereunder have a minimum restriction, vesting and/or performance period, as applicable, of no less than one year after the grant date; provided, that the Compensation Committee, in its sole discretion, would be permitted to designate up to 5% of the shares available for issuance under the CFO Performance Award as not being subject to such requirement. The first Determination Date at which shares of Common Stock under the CFO Performance Award may vest and become issuable to our Chief Financial Officer is in excess of one year after the grant date of the CFO Performance Award.
Dividend and Dividend Equivalent Rights
The CFO Performance Award does not permit dividends or dividend equivalents to be paid or settled on unearned and unvested equity awards.
38 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Summary of the CFO Performance Award (continued)
U.S. Federal Income Tax Consequences of Awards
The U.S. federal income tax consequences to Wheels Up and our Chief Financial Officer with respect to the CFO Performance Award are substantially identical to the consequences described under “Proposal No. 4—Amendment to Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan—Summary of the Amended and Restated 2021 LTIP—U.S. Federal Income Tax Consequences of Awards” under the subheadings “Restricted Stock Units” and “Section 409A”, which are incorporated by reference herein. The summary incorporated by reference herein does not purport to be legal or tax advice. The U.S. federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon their individual circumstances. Tax consequences for any particular individual may be different.
New Plan Benefits
As of the Record Date, only our Chief Financial Officer had an outstanding equity award under the CFO Performance Award. We are requesting that the Company’s stockholders approve the CFO Performance Award, and authorize the Company to issue up to 20,000,000 shares of Common Stock thereunder, subject to the satisfaction of the applicable vesting conditions under the CFO Performance Award, if at all. The CFO Performance Award was granted on March 3, 2024. As reflected in the table below, no shares vested or were issuable thereunder as of December 31, 2023.
Name and Position	Dollar Value ($)	Number of Shares of Common Stock
George Mattson, Chief Executive Officer	$—	—
Todd Smith, Chief Financial Officer	—	—
Mark Briffa, EVP, Charter & CEO of Air Partner	—	—
Laura Heltebran, Chief Legal Officer	—	—
All current executive officers as a group (eight persons)(1)	$—	—
All current directors who are not executive officers as a group (zero persons)	$—	—
All employees as a group (excluding all current executive officers) (zero persons)	$ —	—
(1)	Mr. Dichter ceased to be an executive officer of the Company effective May 9, 2023. No grants under the CFO Performance Award were made to Mr. Dichter.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 39

CORPORATE GOVERNANCE
We have structured our corporate governance in a manner we believe aligns with the interests of our stockholders. Notable features of our corporate governance structure include:
•
independent director representation on our Audit, Compensation, Nominating and ESG, and Safety and Security Committees, and regular meetings of our non-employee directors in executive sessions without the presence of our executive officers;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and
•	implementation of a range of other good corporate governance practices, including placing limits on the number of directorships held by our directors to prevent “overboarding.”
A copy of our Corporate Governance Guidelines is available on our investor relations website at www.investors.wheelsup.com, under the heading “Governance Documents.”
Director Independence
The Board has determined that each of our current directors, other than George Mattson, Alain Bellemare, Dwight James and Daniel Janki, qualifies as an independent director under the listing rules of the NYSE. In addition, each of Chih Cheung, Marc Farrell, Admiral Michael Mullen, Brian Radecki and Susan Schuman, who served as directors during 2023, qualified as an independent director under the listing rules of the NYSE. We are subject to the rules of the SEC and the NYSE relating to the memberships, qualifications and operations of the Audit Committee, Compensation Committee and Nominating and ESG Committee, as discussed below. There are no family relationships among any of our directors or executive officers.
Composition of the Board
The business and affairs of Wheels Up is managed under the direction of the Board. We have a classified board of directors, with four directors in each of Class I (Dwight James, Daniel Janki, Thomas Klein and Adam Zirkin), Class II (David Adelman, Timothy Armstrong, Andrew Davis and George Mattson) and Class III (Alain Bellemare, Adam Cantor, Zachary Lazar and Lee Moak).
Board Leadership Structure
The Board believes in the value of an independent Board of Directors. Currently, approximately 67% of the members of the Board are independent. This includes all members of the Audit Committee, Compensation Committee, and Nominating and ESG Committee. In addition, all members of the Safety and Security Committee are non-employee directors. The non-employee directors meet regularly in executive sessions without the presence of our executive officers, which meetings are chaired by the Chairperson of the Board. Adam Zirkin currently serves as the Chairperson of the Board. Because Mr. Zirkin is an independent director under applicable NYSE and SEC rules, we do not currently have a Lead Independent Director. Prior to Mr. Zirkin’s appointment to the Board on September 20, 2023, David Adelman served as Lead Independent Director.
The Chairperson of the Board has broad authority and responsibility, as described further below. The Board believes that it should maintain flexibility to select the Chairperson of the Board and Board leadership structure from time to time. Our policies do not preclude the Chief Executive Officer or any other executive officer from also serving as Chairperson of the Board. However, the Board believes that it is currently in the best interests of the Company and our stockholders that the roles of Chief Executive Officer and Chairperson of the Board be split while the Company focuses on the achievement of its operational and financial goals. The Chairperson of the Board is elected annually by the Board and has the powers set forth in our By-Laws and other corporate governance policies, including, among others, the power to call meetings of the Company’s stockholders and to preside over such meetings.
40 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
Meetings of the Board and Committees
Our Corporate Governance Guidelines provide that directors are expected to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders. In 2023, the Board met a total of 22 times, the Audit Committee met seven times, the Compensation Committee met four times, the Nominating and ESG Committee met four times, and the Safety and Security Committee met four times. In September 2023, all directors on the Board, except David Adelman, Timothy Armstrong, Dwight James and Daniel Janki, resigned and new directors were designated by the Investors pursuant to the Investor Rights Agreement. All incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and each of the committees on which such director served during their tenure on the Board in 2023. All directors that were then members of the Board attended the 2023 annual meeting of stockholders.
Board Committees
The standing committees of the Board consist of the Audit Committee, Compensation Committee, Nominating and ESG Committee, and Safety and Security Committee, each of which operate under a written charter. The Board may from time to time establish other committees, including special committees, to the extent the Board deems it necessary or advisable to address specific issues. Copies of Wheels Up’s committee charters are available on our investor relations website, www.wheelsup.com/investors, as required by applicable SEC and the NYSE rules. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement.
Audit Committee
We have an Audit Committee, consisting of Andrew Davis, who serves as the chairperson, Timothy Armstrong and Lee Moak. Each member of the Audit Committee qualifies as an independent director under NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each member of the Audit Committee is financially literate. The Board has determined Andrew Davis qualifies as an “audit committee financial expert” (as such term is defined in Item 407(d)(5) of Regulation S-K) and possesses financial sophistication (as defined under the rules of the NYSE). Each of Brian Radecki, who served as the chairperson and qualified as an “audit committee financial expert,” Chih Cheung and Marc Farrell also served on the Audit Committee during 2023. Each such person qualified as independent under NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act.
The primary responsibilities of the Audit Committee include to (i) assist the Board in overseeing and monitoring: (a) the quality and integrity of our consolidated financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent registered public accounting firm’s qualifications and independence; (d) the performance of our internal audit function; (e) the appointment, retention, compensation and performance of our independent registered public accounting firm; and (f) our cybersecurity programs and risk management processes; and (ii) prepare the Audit Committee report required by the SEC included herein.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Respectfully Submitted,

The Audit Committee of the Board of Directors

Andrew Davis, Chair Timothy Armstrong Lee Moak
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 41

CORPORATE GOVERNANCE (continued)
The Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
We have a Compensation Committee, consisting of Adam Zirkin, who serves as the chairperson, David Adelman and Zachary Lazar. Each member of the Compensation Committee qualifies as an independent director under NYSE rules and at least two members of the Compensation Committee are considered non-employee directors, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Each of Timothy Armstrong and Susan Schuman also served on the Compensation Committee during 2023. Each such person qualified as independent under NYSE rules.
The primarily responsibilities of the Compensation Committee include to assist the Board in discharging its responsibilities relating to: (i) setting our compensation program and compensation of our executive officers and directors; (ii) monitoring our incentive and equity compensation plans; and (iii) preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC, as applicable.
The Compensation Committee is also responsible for reviewing, approving and, when appropriate, recommending to the Board for approval, compensation plans and arrangements for, among others, our directors and executive officers, which includes the ability to adopt, amend and terminate such plans or arrangements. In addition, the Compensation Committee is responsible for establishing the Company’s general compensation philosophy, and, in consultation with senior management and independent compensation consultants, overseeing the development and implementation of compensation programs.
Nominating and ESG Committee
We have a Nominating and ESG Committee, consisting of Thomas Klein, who serves as the chairperson, Timothy Armstrong and Adam Cantor. Each member of the Nominating and ESG Committee qualifies as an independent director under NYSE rules. Each of Admiral Michael Mullen, who served as the chairperson, David Adelman and Susan Schuman also served on the Nominating and ESG Committee during 2023. Each such person qualified as independent under NYSE rules.
The primary responsibilities of the Nominating and ESG Committee include to assist the Board in discharging its responsibilities relating to: (i) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board; (ii) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders; (iii) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee; (iv) reviewing and recommending to the Board corporate governance principles applicable to us; (v) overseeing the evaluation of the Board and management; and (vi) handling such other matters that are specifically delegated to the committee by the Board from time to time.
While the full Board oversees environmental, social and governance (“ESG”) risks, strategy and performance, the Nominating and ESG Committee has responsibility to oversee, and coordinate with the other Board committees regarding, the Company’s corporate responsibility strategies, initiatives, practices and policies relating to ESG matters, and recommends any changes to the Board. Although not enumerated in their respective charters, other Board committees also review and assess ESG issues relevant to their respective oversight areas.
Safety and Security Committee
We have a Safety and Security Committee, consisting of Lee Moak, who serves as the chairperson, Adam Zirkin and Alain Bellemare. Each of Admiral Michael Mullen, who served as the chairperson, Dwight James and Erik Snell also served on the Safety and Security Committee during 2023. The primary responsibilities of the Safety and Security Committee include to assist the Board in discharging its responsibilities relating to: (i) overseeing and consulting with management on our customer, employee and aircraft operating safety and security; (ii) reviewing current and proposed safety and security-related programs, policies and compliance matters; (iii) reviewing matters with a material effect on our flight safety operations and security; and (iv) establishing and approving annual safety and security goals.
42 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
The Role of the Board of Directors in Risk Oversight
Overview
Our executive officers regularly report to the Board and the Audit, Compensation, Nominating and ESG, and Safety and Security Committees to enhance the effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Board and its committees have the ultimate responsibility for oversight and management of the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks. Our management team actively assists the Board and its committees with the assessment and determination of appropriate strategies for identifying, addressing and mitigating enterprise-wide risks. We believe that our systems for identifying, evaluating and mitigating risk enhance the overall effectiveness of our operations and will provide additional stability for Wheels Up in the long-term.
Risk Information Reporting and Oversight
The Board relies on each committee to oversee management of specific risks related to that committee’s primary functions. The Board has not established a separate risk committee or charged any specific committee with primary enterprise risk oversight responsibility, because the Board believes that Wheels Up’s most significant risks should be overseen by the full Board or, in certain cases, the appropriate standing committee. Each committee periodically reports to the Board on its risk assessments and risk management strategies to inform the Board’s overall oversight or enterprise risk management. We believe the division of risk management responsibilities described below is an effective approach for addressing the material risks that we face:
•
Audit Committee: The Audit Committee primarily oversees risk management related to major financial risk exposures and the implementation of measures to monitor and control such exposures. The Audit Committee meets periodically with our independent auditors, legal counsel and management, to review and evaluate certain financial risks and oversee the design and implementation of controls and procedures to mitigate such risks where possible. The Audit Committee also oversees and reviews our cybersecurity and data privacy practices, including our policies, controls and procedures for identifying, managing and mitigating related risks.

•
Compensation Committee: The Compensation Committee primarily oversees risk management related to our compensation practices and employee benefit plans. The Compensation Committee also oversees the design of our director and executive officer compensation and perquisite practices.

•
Nominating and ESG Committee: The Nominating and ESG Committee primarily oversees risk management related to our governance practices, as well as ESG matters. We believe that identification, evaluation and mitigation of risks related to our governance practices and ESG matters are important to sustaining our long-term growth and achieving our operational and financial goals.

•
Safety and Security Committee: The Safety and Security Committee primarily oversees risk management related to our operations, including flight operations, safety and asset security. We are focused on maintaining and constantly strengthening a strong safety culture. We believe that the Safety and Security Committee’s active role in identifying, evaluating and mitigating risks related to our operations is important to protect our assets, business, financial condition and reputation in the private aviation industry.

The information received by each committee and reported to the Board is important to allowing the Board and management to continuously review, evaluate and develop our business strategy and enterprise risk management programs to reflect the appropriate level of risk.
The Role of Management in Enterprise Risk Management
While the Board oversees enterprise risk management, our management is primarily responsible for day-to-day identification and management of risk. Management actively assesses our risk management practices when developing our business strategy. Wheels Up has established internal processes and internal controls to identify and manage risks, to enhance risk reporting to management and the Board, and to comply with certain regulatory requirements related to our operations. It should be noted that, because of inherent limitations, our disclosure controls and procedures, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the disclosure controls and procedures are met. In addition, our internal audit staff periodically provide
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 43

CORPORATE GOVERNANCE (continued)
reports to the Audit Committee and the other standing committees regarding certain aspects of our accounting, financial and other operational controls. We also maintain a strong internal compliance program related to our flight and maintenance operations, which promotes compliance with regulatory requirements and enhances the identification, evaluation and management of certain risks related to our operations, including safety.
Oversight of Cybersecurity Risks
The Board, the Audit Committee and management each actively assess Wheels Up’s cybersecurity and data privacy risk management practices with the goal of being proactive rather than reactive. The Company’s cybersecurity risk management practices are intended to assess, identify and manage risks from threats to the security of our information, systems, products and network. We have developed and implemented cybersecurity and data privacy processes and procedures that are informed by recognized cybersecurity frameworks and standards, including the National Institute of Standards and Technology (NIST) Cybersecurity Framework and International Organization for Standardization 27001 (ISO 27001) Framework. We believe our cybersecurity risk management practices are an important part of our enterprise risk management processes, and must be continuously updated and improved.
The Board and the Audit Committee regularly review the Company’s cybersecurity and data privacy risks, including our policies, controls and procedures for identifying, managing and mitigating such risks. Management is responsible for day-to-day monitoring of the prevention, detection, mitigation and remediation of cybersecurity incidents. Our Chief Information Security Officer (“CISO”), who reports to our Chief Digital Officer, has primary oversight of material risks from cybersecurity and data privacy matters. Our CISO supervises a team of cyber risk architects, engineers and managers who actively work to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means. The Audit Committee receives periodic reports from our CISO and other members of management to the extent their relevant areas are impacted, regarding cybersecurity and data privacy measures and procedures, the identification of security gaps and compliance with applicable cybersecurity and data privacy regulations. The Audit Committee then briefs the Board as needed at scheduled meetings about cybersecurity and data privacy developments. See Part I, Item 1C, Cybersecurity in our Annual Report on Form 10-K for more information about our risk management and strategy, and governance processes related to cybersecurity and data privacy matters.
Board and Committee Self-Evaluation Process
The Board and each committee engage in a periodic self-evaluation process. The Board believes that the self-evaluation process provides important information about the Board’s efficiency and cogency, and helps identify areas for immediate and long-term improvement. Pursuant to its charter, the Nominating and ESG Committee has primary responsibility for designing, overseeing and evaluating the effectiveness of the annual Board and committee self-evaluation process. The Board and committee self-evaluation process includes a combination of formal written responses by directors to questions about our governance practices, which are compiled into summary reports at the direction of the Nominating and ESG Committee, and informal discussions among committee chairs and members of such summary reports. In early 2023, each director completed a self-evaluation covering aspects of Board, the committees on which they serve, and individual performance. Due to the significant changes in our Board structure that became effective at the end of September 2023, the Nominating and ESG Committee currently expects to complete the next annual Board and committee self-evaluation process later in 2024.
Board Composition
The Board and the Nominating and ESG Committee regularly assess the Board’s composition and individual qualifications. In 2022, the Nominating and ESG Committee developed a director skills matrix aimed at identifying strengths and attributes of directors and potential opportunities to supplement the Board’s composition and skillset in the future. The director skills matrix is updated annually or more frequently as determined by the Nominating and ESG Committee. Neither the Board nor the Nominating and ESG Committee currently have formal policies regarding the minimum qualifications a director nominee must possess, director tenure or mandatory retirement. However, the Nominating and ESG Committee assesses each individual director’s tenure and age, among other factors, when periodically reviewing the Board’s and each committee’s composition and considerations related to director succession planning, taking into account the director designation rights of the Investors under the Investor Rights Agreement. The Nominating and ESG Committee continues to develop and refine its processes for identifying and evaluating nominees for director.
44 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics that applies to all of our directors, officers, employees and contractors, including our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. The Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Wheels Up also elects to disclose the information required by Item 5.05 of Form 8-K, “Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics,” through the Company’s investor relations website, and such information will remain available on such website for at least a 12-month period. The Code of Business Conduct and Ethics is available on our investor relations website, www.wheelsup.com/investors. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to ensure that we have policies and procedures in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices the Board follows with respect to Board and committee composition and selection, Board meetings, and director and executive succession planning. The Corporate Governance Guidelines include certain factors the Board will consider when nominating or appointing director candidates. A copy of our Corporate Governance Guidelines is available on our investor relations website, www.wheelsup.com/investors. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement.
Executive Compensation Recoupment Policy
The Company maintains an Executive Compensation Recoupment Policy (the “Recoupment Policy”) with the goal of holding officers accountable in the event of an accounting restatement resulting from material noncompliance with applicable financial reporting requirements under the U.S. federal securities laws and certain other misconduct. Under the Recoupment Policy, if the Compensation Committee determines that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any applicable financial reporting requirement under the U.S. federal securities laws or other type of misconduct identified in the Recoupment Policy, the Compensation Committee must reasonably promptly recover or require forfeiture of all excess incentive compensation awarded to, earned by, or vested in, any responsible officer for periods affected by the restatement. For this purpose, incentive compensation includes any compensation, including cash bonuses or incentives, or awards or grants made pursuant to any plan or arrangement adopted by the Board or Compensation Committee, which is based on the attainment of a financial reporting measure. We believe that the Recoupment Policy is an important governance feature applicable to our compensation practices. The Recoupment Policy has been filed with the SEC as Exhibit 97.1 to the Annual Report on Form 10-K.
Stock Ownership Guidelines
The Company maintains Stock Ownership Guidelines (the “Ownership Guidelines”) applicable to our executive officers and non-employee directors. The purpose of the Ownership Guidelines is to align the interests of the Company’s management and directors who receive equity incentive awards with those of its stockholders. The Ownership Guidelines require that certain of our executive officers and non-employee directors (if compensated for Board service) hold an amount of Common Stock equal to a specified multiple of annual base salary or annual cash retainer, as applicable, as follows: (i) our Chief Executive Officer – six times annual base salary; (ii) each other executive officer – three times annual base salary; and (iii) non-employee directors – three times the annual cash retainer paid by the Company to such director (exclusive of chairperson or committee fees).
Executive officers and non-employee directors (if compensated for Board service) must comply with the Ownership Guidelines by the latest of five years after (i) the date of adoption of such guidelines, (ii) the date of promotion to a covered position, or (iii) the start of employment or directorship with the Company. Under the Ownership Guidelines, once the applicable ownership level is achieved, the executive officer or non-employee director may divest a maximum of 25% of any excess shares of Common Stock above the applicable guideline amount during any 12-month period while the individual is still subject to the Ownership Guidelines. The Ownership Guidelines are subject to the oversight of the Compensation Committee.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 45

CORPORATE GOVERNANCE (continued)
Insider Trading and Rule 10b5-1 Trading Plan Policies
The Company’s Amended and Restated Insider Trading Policy (“Insider Trading Policy”) covers all of our directors, officers and employees, which sets forth restrictions and procedures related to trading in Wheels Up’s securities on the basis of material nonpublic information. Our Insider Trading Policy describes instances where certain persons, including our directors and executive officers, must obtain prior approval before engaging in a transaction in the Company’s securities. In addition, our Insider Trading Policy sets forth restrictions for regular and special trading blackout periods applicable to certain covered persons, as well as limited exceptions to such restrictions. Pursuant to our Insider Trading Policy, covered persons are prohibited from hedging or holding short positions in the Company’s securities.
Our Insider Trading Policy includes guidelines for Rule 10b5-1 trading plans in accordance with applicable SEC rules. Our Rule 10b5-1 trading plan guidelines apply to our directors and executive officers and are intended to promote compliance with SEC rules, which require, among other things, that any trades under a new or modified Rule 10b5-1 trading plan adopted on or after February 16, 2023 not be commenced before expiration of a waiting period and that directors and executive officers not use multiple overlapping Rule 10b5-1 trading plans except in limited circumstances. Any existing Rule 10b5-1 trading plan adopted by a director or executive officer prior to February 16, 2023 will remain effective until modified or terminated. Our Rule 10b5-1 trading plan guidelines permit “sell-to-cover” transactions by directors and executive officers, subject to the limitations required under SEC rules.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading Policy prohibits officers, directors, and certain of our employees from pledging our securities as collateral to secure loans, holding our securities in margin accounts, hedging or monetization transactions, trading in puts, calls or other derivative securities involving our securities, or engaging in short selling of our securities.
Process for Stockholders to Send Communications to the Board
The Board believes that stockholders and interested parties should have an opportunity to communicate with the Board, and efforts have been made to ensure that the views of stockholders and interested parties are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders and interested parties in a timely manner. Stockholders and interested parties wishing to communicate with the Board or an individual director may send a written communication to the Board or such director to the attention of the Secretary of the Company at: 601 West 26th Street, Suite 900, New York, New York 10001. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or otherwise inappropriate, in which case the Secretary will not provide the communication to members of the Board.
46 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Overview of Related Person Transactions
Other than compensation arrangements, including employment arrangements, with our directors and executive officers, including those discussed under “Director Compensation” and “Executive Compensation” below, the following is a description of each transaction since January 1, 2022 in which:
•	we were a participant or will be a participant;
•	the amounts involved exceed or will exceed the lesser of $120,000 or 1% of the average of the Company’s consolidated total assets as of December 31, 2023 and 2022; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
The Board has adopted a written related person transactions policy that sets forth policies and procedures for the review and approval or ratification of related person transactions. We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee’s charter and our related person transaction policy, the Audit Committee has the responsibility to review related person transactions. All of the transactions described in this section as having been entered into prior to the consummation of the Business Combination were entered into prior to the adoption of this policy.
Related Person Transactions with Holders of More than 5% of Our Voting Stock
2023 Credit Facility & Investor Rights Agreement
Each of Delta, CK Wheels, CIH and the Whitebox Entities (as defined herein) (collectively, the “Investor Parties”) hold more than 5% of our outstanding Common Stock and has a direct interest in the (i) Credit Agreement and funding of the Term Loan in the amount of their respective commitments, (ii) Investor Rights Agreement, and (iii) the Investor Registration Rights Agreement (as defined herein). In addition, Delta has a direct interest in the Revolving Credit Facility in the amount of its related commitment. The following discussion is limited to the material related person transactions involving the Investor Parties.
Credit Agreement
As previously disclosed by the Company, on September 20, 2023, the Company and the Loan Parties entered into the Original Credit Agreement with, among others, Delta, CK Wheels and CIH, which was subsequently amended on November 15, 2023 by the Credit Agreement Amendment, by and among, inter alia, Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP and Whitebox GT Fund, LP (collectively, the “Whitebox Entities”). Pursuant to the Credit Agreement, (i) the Lenders, including the Investor Parties, provided the Term Loan in the aggregate original principal amount of $390.0 million and (ii) Delta provided commitments for the Revolving Credit Facility in the aggregate original principal amount of $100.0 million. The net proceeds (before transaction-related expense) to the Company from the initial funding of the Term Loan were $382.2 million. As of December 31, 2023, the outstanding aggregate principal amount of the Term Loan was approximately $400.5 million (including capitalized paid-in-kind interest) and no amounts had been drawn under the Revolving Credit Facility. No principal or interest was repaid under the Term Loan or Revolving Credit Facility during any of the periods that are required to be presented in this Proxy Statement under Item 404(a) or (d) of Regulation S-K.
The scheduled maturity date for the Term Loan is September 20, 2028, and the scheduled maturity date for the Revolving Credit Facility is the earlier of September 20, 2028 and the first date after September 20, 2025, on which all amounts owed with respect to borrowings under the Revolving Credit Facility have been repaid (as applicable, the “Credit Facility Maturity Date”), subject in each case to earlier termination upon acceleration or termination of any obligations upon the occurrence and continuation of an Event of Default (as defined in the Credit Agreement). Interest on the Term Loan and any borrowings under the Revolving Credit Facility (each, a “Loan” and collectively, the “Loans”) accrues on a daily basis at a rate of 10% per annum (calculated on the basis of a 360-day year for the actual number of days elapsed and compounded quarterly) on the unpaid principal balance of the Loans then outstanding. Accrued interest on each Loan is payable in kind as compounded interest and capitalized to the principal amount of the applicable Loan on the last day of
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 47

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
each of March, June, September and December, and the applicable Credit Facility Maturity Date. The Credit Agreement also contains certain covenants and events of default, in each case customary for transactions of this type. In connection with entering into the Credit Agreement, the Company and certain of the Loan Parties entered into various collateral documents with respect to the Loans, including among others, a security agreement, first- and second-priority lien aircraft mortgage and security agreements for the owned aircraft fleet of the Company and its subsidiaries, an intercreditor agreement and certain other ancillary agreements. See the heading “Term Loan and Revolving Credit Facility” under Note 9, Long-Term Debt in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for more information about the terms of the Term Loan and Revolving Credit Facility.
Investor Rights Agreement
As previously disclosed by the Company, in connection with the transactions contemplated by the Credit Agreement, the Company entered into the Investor Rights Agreement, pursuant to which the Company issued to the Lenders: (i) on September 20, 2023, 141,313,671 shares of Common Stock in the aggregate (the “Initial Shares”); and (ii) on November 15, 2023, an additional 529,926,270 shares of Common Stock in the aggregate (the “Deferred Shares” and, together with the Initial Shares, the “Investor Shares”). The Investor Shares were issued such that upon completion, each Lender, including the Investor Parties, were issued a pro rata portion of the Investor Shares equal to the proportion of its participation in the Term Loan.
In addition, the Investor Rights Agreement sets forth certain rights and obligations applicable to the Investor Parties and the Company, which include, among others:
•
that beginning on September 20, 2023, the Board will consist of 12 members, as follows: (i) four directors designated by Delta, with two serving as Class I directors and two serving as Class III directors; (ii) four directors designated by CK Wheels, with two serving as Class I directors and two serving as Class III directors; (iii) one director designated by CIH to serve as a Class II director; and (iv) the Company’s Chief Executive Officer, David Adelman and Timothy Armstrong serving as a Class II directors;

•
the right of: (x) Delta to designate and remove four directors to the Board, provided that Delta continues to hold at least 75% of the shares of Common Stock issued to Delta pursuant to the Investor Rights Agreement; (y) CK Wheels to designate and remove four directors to the Board, provided that CK Wheels continues to hold at least 75% of the shares of Common Stock issued to CK Wheels pursuant to the Investor Rights Agreement; and (z) CIH to designate and remove one director to the Board; provided that CIH holds at least 30% of the shares of Common Stock issued to CIH pursuant to the Investor Rights Agreement. The number of directors that Delta and CK Wheels are each entitled to designate and remove if each ceases to hold 75% of the shares of Common Stock issued to such party pursuant to the Investor Rights Agreement is described in further detail in the Investor Rights Agreement; and

•
certain transfer restrictions and liquidity rights of the Investor Parties, including but not limited to: (i) the inability of the Investor Parties to transfer any of their respective Common Stock issued pursuant to the Investor Rights Agreement until September 20, 2024, except to their Permitted Transferees (as defined in the Investor Rights Agreement); (ii) certain transfer restrictions if such a transfer would cause a Change of Control (as defined in the Credit Agreement); (iii) certain tag-along and right of first offer rights and obligations if the Company ceases or has ceased to be a publicly traded company and/or ceases to be required to file periodic reports with the SEC under the Exchange Act; and (iv) the rights of Delta and CK Wheels to pursue a Sale of the Company (as defined in the Investor Rights Agreement) after September 20, 2028, the Term Loan Maturity Date.

In addition, pursuant to the Investor Rights Agreement and, in the case of Delta, a side letter, dated September 20, 2023, certain Investor Parties agreed to the Voting Limitations. See “Information about Wheels Up—Investor Rights Agreement” in this Proxy Statement for additional information about the Voting Limitations, including the number of shares that certain Investor Parties are entitled to vote at the Annual Meeting.
Investor Registration Rights Agreement
As previously disclosed by the Company, in connection with the entry into the Investor Rights Agreement, the Company entered into a Registration Rights Agreement, dated as of September 20, 2023 (including the joinders thereto, the “Investor Registration Rights Agreement”), to which each Investor Party is a party, pursuant to which, among others, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act the Investor Shares within 30 days after September 20, 2024. The Investor Registration Rights Agreement also contains certain customary demand and piggyback registration rights in favor of the Investor Parties, including
48 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
the right to include all or a portion of the Investor Shares in any subsequent underwritten offering pursued by the Company. The Investor Registration Rights Agreement will terminate with respect to any party thereto, on the date that such party no longer holds any Registrable Securities (as defined in the Investor Registration Rights Agreement).
Delta Promissory Note
As previously disclosed by the Company, the Company entered into a Secured Promissory Note, dated August 8, 2023 (as amended, the “Delta Promissory Note”), with Delta, as payee, pursuant to which Delta provided $70.0 million aggregate principal amount of short-term funding to the Company at an interest rate of 10% per annum, which was payable in kind and capitalized to the outstanding principal amount of the Delta Promissory Note on a quarterly basis. On September 20, 2023, the Company repaid all amounts due and owing under the Delta Promissory Note in the amount of $70.5 million using a portion of the proceeds from the Term Loan and entered into a letter agreement, dated as of September 20, 2023 with Delta, which terminated the Delta Promissory Note and released all liens and guarantees thereunder in connection with such repayment. See the heading “Delta Promissory Note” under Note 9, Long-Term Debt in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for more information about the terms of the Delta Promissory Note.
Commercial Arrangements with Delta
As previously disclosed by the Company, in connection with the closing of the acquisition of Delta Private Jets LLC (“DPJ”, which after acquisition by WUP became Wheels Up Private Jets LLC or “WUPJ”), from Delta in January 2020, WUP entered into a series of agreements constituting WUP’s strategic partnership relationship with Delta. The Company’s strategic partnership relationship with Delta is set forth in the following agreements: (i) the Commercial Cooperation Agreement (as amended, the “CCA”); (ii) the Program Participation Agreement (the “PPA”); (iii) the Corporate Agreement (the “Corporate Agreement”); and (iv) the Corporate Customer Discount Program (the “Corporate Program”). See the heading “Business—Competition & Strategic Outlook—Strategic Relationship with Delta” in Part I, Item 1 of our Annual Report on Form 10-K for a description of the benefits provided to our members and customers through such relationship.
Commercial Cooperation Agreement
The CCA contemplates that WUP will work together with Delta each year to develop an annual joint marketing and communications plan that focuses on mutual revenue and brand goals, influence/ambassador partnerships and co-branded event opportunities, and that Delta and WUP will provide certain benefits to the other’s customers and share certain data. The CCA also contemplates that WUP will provide certain in-kind benefits to Delta, measured on an annual basis. Examples of such in-kind benefits include WUP members’ purchasing Delta products and services above a certain level and access for certain Delta customers to Wheels Down marketing activities, events and member experiences. WUP is required to use its commercially reasonable efforts to provide an unspecified amount of such benefits each year, and Delta is required to cooperate with such efforts. Subject to certain termination rights, the initial term of the CCA extends until September 20, 2029 and automatically renews for two successive three-year terms unless either party notifies the other of its intent not to renew at least one year prior to the expiration of the then-current term.
Program Participation Agreement
Under the PPA, Wheels Up purchases miles in the SkyMiles® program from Delta to offer to our customers as incentives, and Delta offers its SkyMiles® program members the opportunity to redeem miles for our memberships and our other products and services, which are paid for by Delta. Delta also provides complimentary Medallion status in its SkyMiles® program or, in certain cases, points in Delta’s SkyBonus® program, to our members that spend a certain minimum amount on our products and services during a given calendar year. We offer Delta 360"™ and certain other elite status SkyMiles® program members certain free and discounted Wheels Up memberships. During the term of the PPA and in certain cases for six months thereafter, we are not permitted to enter into a marketing or enhanced benefits agreement or relationship with certain other commercial air carriers and Delta is not permitted to enter into a marketing or enhanced benefits agreement or relationship with any other U.S. private jet charter provider operating aircraft using 19 or fewer seats. The PPA will terminate upon the termination or expiration of the CCA.
Corporate Agreement
Pursuant to the Corporate Agreement, Delta provides us with a corporate incentive program under which we may purchase tickets at a discounted rate for certain flights operated by Delta and its codeshare partners for use by our pilots and employees who are traveling for Wheels Up business. We are required to provide Delta with corporate travel data that Delta may use to determine the terms of the
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
discounts and to perform its obligations under the Corporate Agreement. Delta is permitted to modify the discounted rates on an annual basis by providing us with notice. If we reject any such modifications, we can terminate the Corporate Agreement. The Corporate Agreement will automatically terminate upon the termination or expiration of the CCA.
Other Agreements with Delta
In connection with the closing of the acquisition of DPJ, we also entered into an Executive Benefits Letter Agreement (the “Benefits Letter”) and a Transition Services Agreement (as amended, the “TSA”). Under the Benefits Letter, certain persons currently and previously affiliated with Delta may purchase flights from us at the incremental cost of the flights. In addition, Delta provides certain Wheels Up executives and employees with Delta 360"™ and SkyMiles Medallion® benefits. Under the TSA, Delta provided WUPJ with certain services that were previously provided by Delta when it owned WUPJ on a transitional basis for a limited period following the acquisition of DPJ by WUP. These services included the provision of certain no cost business travel to WUPJ leadership and pilots based on the number of segments flown for such purposes, and continuation of leisure travel flight privileges to legacy DPJ employees. All services provided pursuant to the TSA were to be provided for a period of up to six, 12 or 24 months following the closing of the DPJ acquisition. We entered into an amendment to the TSA with Delta to extend certain benefits under the TSA, including the provision of certain no cost business travel to WUPJ leadership and pilots and certain technological access services.
In May 2023, the Company entered into the Corporate Customer Discount Program letter agreement with Delta under the CCA. Under the Corporate Program, we provide specified charter discounts to eligible Delta customers. Upon commencement of the Corporate Program, Delta provided an initial deposit of $5.0 million, which may be expanded up to $20.0 million in the aggregate depending on the level of flight activity through the program and/or Delta’s purchases of products or services for its own account. The Corporate Program will terminate on the later of (i) the termination of the CCA and (ii) May 25, 2025, at which time the Company will refund amounts on deposit, if any, to Delta.
During the year ended December 31, 2023, WUPJ was party to two sublease agreements with Delta relating to the properties at Cincinnati/Northern Kentucky International Airport. Under the subleases, WUPJ pays Delta monthly rental fees, monthly utilities fees and certain other fees. The term of the sublease at 87 Comair Boulevard continues until September 29, 2030. The Company terminated the sublease at 82 Comair Boulevard effective March 31, 2023 following strategic business decisions.
Delta Investor Rights Letter
On February 1, 2021, we entered into an Investor Rights Letter with Delta (the “Delta Rights Letter”), pursuant to which WUP provided Delta with certain governance rights relating to Wheels Up following the consummation of the Business Combination. The Delta Rights Letter became effective upon the closing of the Business Combination and was terminated on September 20, 2023 upon the Company and Delta entering into the Investor Rights Agreement. Pursuant to the Delta Rights Letter, subject to certain conditions, Delta was entitled to designate two members of the Board beginning at the closing of the Business Combination, with one such individual to serve as a Class I director and the other to serve as a Class III director. Directors designated by Delta pursuant to the Delta Rights Letter did not receive any compensation for their service as directors. The Delta Rights Letter specified certain Common Stock ownership thresholds that had to be maintained in order to continue to have the right to nominate (or appoint, if applicable) one or more directors to the Board. In addition, the Delta Rights Letter included certain rights in favor of Delta related to, among others, any issuance of equity or equity-linked securities by the Company to certain domestic commercial air carriers and, subject to meeting a specified Common Stock ownership threshold, consultation with Delta in hiring or terminating the employment of certain senior employees with responsibility for flight operations, safety, maintenance and quality control.
Flight Benefits
In connection with the entry into the Credit Agreement in September 2023, we entered into an agreement with Certares and Knighthead, which are co-investment advisors to CK Wheels, pursuant to which we offer discounted flight services to a limited number of executives of each of Certares and Knighthead or their respective affiliates. Such discounts are reflected in each party’s Member Services Agreement, the non-pricing terms of which are substantially similar to those offered to other business customers that purchase a similar Up for Business Fund. Such flight services are offered at a price that is not less than the direct operating cost to us.
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Business Combination Related Person Transactions of WUP
Director and Officer Indemnification
In connection with the consummation of the Business Combination and as contemplated by the related Agreement and Plan of Merger, by and among, inter alia, WUP and Aspirational, dated as of February 1, 2021 (as amended on May 6, 2021, the “Merger Agreement”), we entered into indemnification agreements with our directors and executive officers. We continue to enter into similar indemnification agreements with our directors and executive officers as part of the onboarding process. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director, officer, employee or agent or a director, officer, employee or agent of any of our subsidiaries or was serving at our request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.
De-SPAC Registration Rights Agreement
In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, we, Aspirational Consumer Lifestyle Sponsor LLC (the “Sponsor”), certain WUP equityholders, Aspirational’s independent directors and the other parties thereto entered into an Amended and Restated Registration Rights Agreement (the “De-SPAC Registration Rights Agreement”), pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of Wheels Up that are held by the parties thereto from time to time, subject to the restrictions on transfer therein. The De-SPAC Registration Rights Agreement amended and restated the registration rights agreement that was entered into by Aspirational, the Sponsor and the other parties thereto in connection with Aspirational’ s initial public offering. The De-SPAC Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement or (ii) with respect to any party thereto (other than Wheels Up), on the date that such party no longer holds any Registrable Securities (as defined therein).
Seventh Amended and Restated Limited Liability Company Agreement
Concurrently with the completion of the Business Combination, WUP entered into the Seventh Amended and Restated Limited Liability Company Agreement of WUP (as amended from time to time, the “A&R LLCA”). We refer to the unitholders of WUP after the Business Combination as the “unitholders.” The unitholders initially included Wheels Up, Wheels Up Blocker Sub LLC (“Wheels Up Blocker Sub”), Wheels Up MIP LLC (“MIP LLC”), a single-purpose entity formed for the purpose of administering and effectuating the WUP EIP (as defined herein), and Wheels Up MIP RI LLC (“MIP RI LLC”), another single-purpose entity formed for the purpose of administering and effectuating the WUP EIP (as defined herein). WUP is managed by Wheels Up, as its managing member, which has full and complete charge of all business and affairs of WUP. As managing member, Wheels Up may appoint officers of WUP. Discussion of certain rights and obligations under the A&R LLCA are included below, because certain directors and executive officers of the Company that served during 2023 hold Wheels Up PI Units and/or Wheels Up EO Units (as each term is defined below).
Units. Under the A&R LLCA, the outstanding equity interests of WUP consists of (i) a single class of common units (the “Surviving Entity Common Units”), (ii) a single class of PI Units (the “Wheels Up PI Units”), which are subdivided into separate series designations which correspond to the respective series designations of WUP profits interests that were issued and outstanding immediately prior to the closing of the Business Combination, and (iii) a single class of EO Units (the “Wheels Up EO Units”).
The Surviving Entity Common Units are held entirely by Wheels Up (both directly and through its wholly owned subsidiaries, Apex AP Midco Inc., Apex Kenyon Midco Inc. and Wheels Up Blocker Sub), in an aggregate number equal to the aggregate number of shares of Common Stock that is outstanding from time to time.
The Wheels Up PI Units are held entirely by MIP LLC, and are subject to substantially the same terms and conditions as were applicable to the WUP Profits Interest Awards immediately prior to the closing of the Business Combination that were converted into such units in connection with the Business Combination. Each Wheels Up PI Unit has a participation threshold (or “hurdle amount”) applicable to it that was determined on a basis to maintain the intrinsic value of related WUP Profits Interests Award immediately prior to the closing of the Business Combination.
As part of the Business Combination, certain existing holders of WUP equity, including certain holders of WUP profits interests and restricted interests, but excluding holders of stock options, have the right to receive up to an aggregate of 900,000 additional shares of Common Stock in three equal tranches, which are issuable upon the achievement of Common Stock share price thresholds of $125.00, $150.00 and $175.00 for any 20 trading days within a period of 30 consecutive trading days on or before July 13, 2026
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
(the “Earnout Shares”). Wheels Up EO Units are held by MIP LLC and MIP RI LLC, and correspond to the pro rata amount of Earnout Shares that correspond to certain holders of WUP Profits Interest Awards and WUP Restricted Interest Awards based on the number of such awards relative to the total outstanding interests of WUP immediately prior to the closing of the Business Combination, and subject to the same terms and conditions upon issuance as are applicable to the corresponding WUP Profits Interest Awards and WUP Restricted Interest Awards, respectively.
Exchange Rights. Pursuant to the terms and conditions of the operating agreements of MIP LLC and MIP RI LLC, the members of MIP LLC and MIP RI LLC may redeem their vested WUP profits interests and earnout interests in such entity, as applicable, for the vested Wheels Up PI Units and/or Wheels Up EO Units held by such entity corresponding thereto (such right, the “redemption right”). In accordance with the terms of the A&R LLCA, once redeemed, such vested Wheels Up PI Units and Wheels Up EO Units are exchangeable by such holder for shares of Common Stock as follows (each, an “exchange right”): (i) each vested Wheels Up PI Unit is exchangeable for a number of shares of Common Stock having an aggregate value equal to the intrinsic value of such Wheels Up PI Unit as of such date, which intrinsic value equals the then-current value of our Common Stock, less the hurdle amount per share for the particular Wheels Up PI Unit; and (ii) each vested Wheels Up EO Unit is exchangeable for its pro rata portion of the applicable Earnout Shares to which such Wheels Up EO Units relates, after giving effect to any forfeiture or cancellation of Wheels Up PI Units and Wheels Up RI Units through the date the applicable Earnout Shares vested and become issuable to the WUP equityholders, unless, in each case, Wheels Up elects to exercise a right to instead pay an amount in cash to exchanging WUP award holders equal to the value of our Common Stock that would otherwise have been delivered upon consummation of the applicable exchange. Pursuant to the terms and conditions of the operating agreements of MIP LLC and MIP RI LLC, a redemption right may only be exercised if the subsequent exchange right is immediately exercised. On July 13, 2031 (the tenth anniversary of the Closing Date), all vested Wheels Up PI Units will be exchanged for Common Stock, to the extent not previously exchanged.
Wheels Up is obligated to facilitate an exercise of an exchange right with respect to any vested Wheels Up PI Units or Wheels Up EO units by contributing to WUP any Common Stock or cash to be used to acquire the tendered units. The holders of vested WUP profits interests and earnout interests in MIP LLC and MIP RI LLC are permitted to exercise their redemption rights and exchange rights at any time and from time to time, subject to applicable vesting requirements and lock-up restrictions. In addition, the exchange rights are subject to certain limitations and restrictions intended to ensure that WUP continues to be treated as a partnership for U.S. federal income tax purposes.
Transfer of Securities. Except in connection with the exercise of an exchange right, no unitholder is permitted to transfer its units in WUP without the prior written consent of Wheels Up, as WUP’s managing member.
Distributions and Allocations. Under the A&R LLCA, Wheels Up has the right to determine when distributions will be made to the unitholders and the amount of any such distributions. If Wheels Up authorizes a distribution, such distribution will generally be made to the unitholders on a pro rata basis in accordance with the respective number of units they hold, subject to adjustments in certain circumstances to take into account the hurdle rates applicable to then-outstanding Wheels Up PI Units.
WUP will allocate its net income or net loss for each year to the unitholders pursuant to the terms of the A&R LLCA, and its unitholders, including Wheels Up, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of WUP. Net income and losses of WUP generally will be allocated to unitholders on a pro rata basis in accordance with the respective number of units they hold, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent WUP has available cash, we intend to cause WUP to make pro rata distributions to its unitholders in an amount generally intended to allow the WUP unitholders to satisfy their respective income tax liabilities with respect to their allocable share of the income of WUP, based on certain assumptions and conventions.
Issuance of Equity. The A&R LLCA provides that at any time Wheels Up issues a share of Common Stock or any other equity security, the net proceeds received by Wheels Up with respect to such issuance, if any, will be concurrently invested in WUP, and WUP will issue to Wheels Up one common unit or other economically equivalent equity interest. Conversely, if at any time, any shares of Common Stock are redeemed, repurchased or otherwise acquired by us, WUP will redeem, repurchase or otherwise acquire an equal number of common units held by Wheels Up, upon the same terms and for the same price, as the shares of Common Stock are redeemed, repurchased or otherwise acquired.
Expenses of Wheels Up, MIP LLC & MIP RI LLC. Pursuant to the A&R LLCA, WUP is required to pay, or cause to be paid, all costs, fees, operating expenses and other expenses of Wheels Up (including the costs, fees and expenses of attorneys, accountants or other
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, its activities, including in its capacity as managing member of WUP. In addition, WUP or Wheels Up is responsible for the ordinary and reasonable expenses incurred by MIP LLC and MIP RI LLC in connection with their continued existence and administration.
Dissolution. WUP will be dissolved only upon the first to occur of: (i) an election by Wheels Up to dissolve WUP, which election shall require the written consent of the holders of a majority of the WUP profits interests then outstanding in MIP LLC and the written consent of the holders of a majority of the equity interests then outstanding in MIP RI LLC; (ii) WUP ceases to have any remaining members; and (iii) the entry of a decree of judicial dissolution.
Pre-Business Combination Related Person Transactions of Aspirational
Discussion of certain rights and obligations related to the 4,529,950 warrants (the “Private Warrants”) that were issued at a price of $1.50 per warrant to the Sponsor in a private placement that closed concurrently with the closing of the Aspirational’s initial public offering is included below, because certain directors of the Company that served during 2023 held Private Warrants.
Private Warrants
Simultaneously with the consummation of Aspirational’s initial public offering, the Sponsor purchased 4,333,333 Private Warrants at a price of $1.50 per warrant in a private placement. On October 2, 2020, as a result of the underwriters’ election to partially exercise their over-allotment option, the Sponsor purchased an additional 196,617 Private Warrants. Each Private Warrant entitles the holder to purchase 1/10th of one share of Common Stock for $115.00 per whole share of Common Stock. The Private Warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees other than pursuant to Section 6.2 of the warrant agreement, dated as of September 25, 2020 (the “Warrant Agreement”), entered into between Aspirational and the Transfer Agent, as warrant agent and only if the Reference Value (as defined in the Warrant Agreement) is equal to or exceeded $180.00 per share of Common Stock. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units that were sold as part of Aspirational’s initial public offering. The Sponsor, or its permitted transferees, has the option to exercise the Private Warrants for cash or on a cashless basis.
The Private Warrants are identical to the 7,991,544 redeemable public warrants (the “Public Warrants”) that were included in the units issued by Aspirational in its initial public offering, except that the Private Warrants: (i) are not redeemable by us other than pursuant to Section 6.2 of the Warrant Agreement and only if the Reference Value is equal to or exceeds $180.00 per share of Common Stock; (ii) may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees; and (iii) are entitled to registration rights (including the shares issuable upon exercise of the Private Warrants, as set forth in the Warrant Agreement).
Other Related Person Transactions
Executive Officer and Director Flight Purchases
We allocate to our executive officers and certain of our non-employee directors a specified number of hours per calendar year of flight time. In addition, such executive officers and non-employee directors were eligible to purchase additional services from the Company at discounted prices, which were not less than the then-direct operating cost to us. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Perquisites and Other Benefits—Aircraft Use” and “Director Compensation—Board Aircraft Services” for more information.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 53

DIRECTOR COMPENSATION
Director Compensation Program
The Company’s director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align the directors’ interests with those of our stockholders. Under our director compensation program, we reward non-employee directors in the form of a combination of cash retainer fees, equity incentive awards granted under the Amended and Restated 2021 LTIP and flight hours, as set forth below. Directors who are our employees, or who are or were employees of Delta, CK Wheels or CIH or their respective affiliates during 2023 (each such director, a “Non-Compensated Director”) did not receive any compensation for their service on the Board during 2023, and any reference to director compensation entitlements below will be deemed to exclude such directors. The Board determined not to implement any changes to our director compensation program in 2023. The Board has approved our director compensation program and reserves the right to adjust the director compensation program at any time, including with respect to the amounts and terms of cash retainers, equity awards and flight hours.
Cash Retainers
Each director that is not a Non-Compensated Director (each, an “Eligible Director”) is eligible to receive an annual cash retainer in the amount of $50,000 for general availability and participation in meetings and conference calls of the Board. Additional amounts will also be payable for services performed as the Chairperson of the Board or for serving as a Board Committee Chair, as set forth in the table below. All cash retainers will be paid in quarterly installments following the annual meeting of stockholders each year. Retainers for the Chairperson of the Board and each Board Committee Chair, to the extent such director is an Eligible Director, are in addition to the annual retainer for Board membership. No additional compensation will be paid for attending individual committee meetings of the Board. Unless otherwise determined by the Board, any cash retainers will be prorated for any partial year of service.
Chairperson of the Board and Board Committee Chairs	Additional Annual Cash Retainers
Chairperson of the Board and Lead Independent Director (if applicable)	$35,000
Chairperson of the Audit Committee	$15,000
Chairperson of the Compensation Committee, Nominating and ESG Committee, and Safety and Security Committee Chair	$10,000
Equity Awards
Each Eligible Director is eligible to receive an annual award of RSUs having an aggregate fair market value (as determined in accordance with the Amended and Restated 2021 LTIP) of $175,000 as of the date of grant. Historically, RSU awards granted to our directors have vested in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders. The Board, in its discretion, may approve a grant of RSUs for any newly appointed Eligible Director, which grant will be prorated for any partial year of service.
Flight Hours
Each Eligible Director will be entitled to annual flight hours having a value equal to $84,400, which is equivalent to 25 flight hours at $3,376 per hour. To the extent such director is an Eligible Director, five additional flight hours will also be awarded to the Chairperson of the Board and to each Board Committee Chair. In order to receive a grant of flight hours in 2023, each Eligible Director must have been a Wheels Up member in good standing at the time of such grant. Flight hours have historically been deposited on an annual basis and the annual period for grants of flight hours commences on the date of the Company’s annual meeting of stockholders and ends on the day immediately preceding the next annual meeting of stockholders. If flight time awarded is for use of a specific type of aircraft and an aircraft in that class is unavailable to fulfill the requested flight, the Eligible Director may be upgraded to the next cabin level and hours will be deducted based on the aircraft type requested. Any flight hours not utilized in the year in which granted may be carried over to subsequent years so long as the director remains a member in good standing under a Wheels Up membership program.
In addition, our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors. For purposes of attending Board or committee meetings, directors may also use Company aircraft or receive reimbursement for commercial air travel.
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DIRECTOR COMPENSATION (continued)
Board Aircraft Services
Given the nature of our business, we expect our directors to utilize our services for personal benefit as a way to help promote, increase and maintain the Wheels Up brand. Accordingly, we allow all directors to acquire Wheels Up’s products and services, including additional flight hours, aircraft purchase commissions and aircraft management services, at a price determined by the Board, but at amounts we calculate to be not less than the then-current direct operating cost to us. The Board has authorized us to offer our directors a reduced commission for our services in connection with the purchase of aircraft, equal to 50% of the then-current commission. In addition, the Board previously authorized us to offer aircraft management services to directors.
Director Compensation Table
The following table provides compensation information for each director of the Board who is not one of our named executive officers during the year ended December 31, 2023. The Non-Compensated Directors did not receive any compensation for their service as directors in 2023. Compensation information for Mr. Mattson and Mr. Dichter, each of whom served as a director and the Company’s principal executive officer during 2023, is included under “Executive Compensation—Summary Compensation Table” below.
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Directors that Served on the Board as of December 31, 2023:
David Adelman	95,000	—	46,251	141,251
Timothy Armstrong	50,000	—	37,776	87,776
Alain Bellemare(4)(5)	—	—	—	—
Adam Cantor(4)(5)	—	—	—	—
Andrew Davis(4)(5)	—	—	—	—
Dwight James(4)	—	—	—	—
Daniel Janki(4)(5)	—	—	—	—
Zachary Lazar(4)(5)	—	—	—	—
Lee Moak(5)	15,000	—	—	15,000
Jeffrey Nedelman(4)(5)(6)	—	—	—	—
Adam Zirkin(4)(5)	—	—	—	—
Former Directors that Served on the Board During 2023:
Chih Cheung(7)	37,500	—	207,756	245,256
Marc Farrell(7)	37,500	—	—	37,500
Admiral Michael Mullen(7)	57,500	—	51,782	109,282
Brian Radecki(7)	52,500	—	23,632	76,132
Erik Snell(7)	—	—	—	—
Susan Schuman(7)	37,500	—	35,915	73,415
Ravi Thakran(7)(8)	319,989	180,800	171,375	672,164
(1)	Except as disclosed in footnote 8 below with respect to Mr. Thakran, fees earned or paid in cash reflect cash retainers paid to directors during the periods in which they served as directors.
(2)
Except as disclosed in footnote 8 below with respect to Mr. Thakran, the Company and the Board elected to forego grants of equity incentive awards during 2023 while the Company focused on achieving its business and financial objectives. In January 2024, the Board approved grants of RSUs to each of Mr. Adelman, Mr. Armstrong and Mr. Moak in connection with their service as directors during the 2023-2024 Board year, which will vest in full upon the earlier to occur of (i) January 22, 2025 or (ii) the Annual Meeting, in each case subject to such director’s continued service to the Company.

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DIRECTOR COMPENSATION (continued)
(3)	The amount presented above in the “All other compensation” column reflects the incremental cost to us for each Eligible Director’s use of flight hours in 2023, as set forth in the table below:
Name	Flight Hours Awarded(a)	Flight Hours Used
Directors that Served on the Board as of December 31, 2023:
David Adelman(b)	35	13.7
Timothy Armstrong	25	8.2
Lee Moak	6	—
Former Directors that Served on the Board During 2023:
Chih Cheung	25	35.1
Marc Farrell	—	—
Admiral Michael Mullen	35	10.2
Brian Radecki	30	7.0
Erik Snell	—	—
Susan Schuman	25	5.5
Ravi Thakran(c)	95	27.5
(a)
The terms of our Board flight hours program for 2023 required that the director be a member in good standing under a Wheels Up membership program in order to receive an award of flight hours. Flight hours awarded for 2023 were deposited in a lump sum into the member accounts of Eligible Directors, as applicable. Flight hours were not deposited in 2023 for any director who was not a member in good standing. Any flight hours not utilized in the year in which granted may be carried over to subsequent years so long as the director remains a member in good standing under a Wheels Up membership program. Flight hours used as reflected in the table above may exceed flight hours awarded in 2023, because certain directors used flight hours carried over from past years. Non-Compensated Directors did not receive flight hours during 2023 and are not listed in the table above. Directors that ceased to serve on the Board during 2023 are permitted to continue using flight hours awarded prior to the date of resignation. For more information, see “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Perquisites and Other Benefits—Aircraft Use” below.

(b)
Mr. Adelman’s flight hours awarded for 2023 include five additional flight hours for serving as Lead Independent Director and five additional flight hours for serving as Chair of the Compensation Committee, in each case until September 20, 2023. In addition, an affiliate of Mr. Adelman and a subsidiary of the Company entered into an Exclusive Aircraft Lease Agreement and Aircraft Services Agreement, pursuant to which such subsidiary of the Company leases an aircraft from such affiliate of Mr. Adelman and provides standard maintenance and service for such aircraft. Subject to regular review by the Board, such affiliate of Mr. Adelman was entitled to receive approximately 90% of the net proceeds of any flights chartered on such aircraft, after expenses for such flight, but before maintenance and other service costs due under the services agreement. There was no incremental cost to Wheels Up for such services, and amounts reflected in the Director Compensation Table do not reflect any compensation to Mr. Adelman for such services.

(c)
Mr. Thakran’s flight hours awarded includes: (i) 10 additional flight hours awarded pursuant to that certain Executive Chairman Agreement, dated as of May 9, 2023, by and between the Company and Mr. Thakran (the “Chairman Agreement”), which was entered into in connection with his appointment as Executive Chairman of the Company from May 9, 2023 to September 20, 2023; and (ii) 60 additional flight hours pursuant to that certain Consulting Agreement, dated as of June 23, 2023, by and between Wheels Up Partners LLC and Mr. Thakran (the “Consulting Agreement” and, together with the Chairman Agreement, the “Executive Chairman Agreements”).

(4)	Each of Messrs. Bellemare, Cantor, Davis, James, Janki, Lazar, Mattson, Nedelman and Zirkin were Non-Compensated Directors during fiscal year 2023.
(5)
Mr. Janki was appointed to the Board effective August 15, 2023. Each of Messrs. Bellemare, Cantor, Davis, James, Lazar, Mattson, Nedelman and Zirkin were appointed to the Board effective September 20, 2023 in connection with the Company’s execution of the Investor Rights Agreement. Mr. Moak was appointed to the Board effective September 26, 2023. Any compensation paid to the foregoing directors for their service on the Board in 2023 was prorated monthly based on the term of service during the year.

(6)	Mr. Nedelman resigned from the Board and all committees thereof effective as of March 1, 2024. The table excludes Mr. Klein, who was appointed to the Board on March 1, 2024.
(7)
Each of Messrs. Cheung, Dichter, Farrell, Mullen, Radecki and Thakran and Ms. Schuman resigned from the Board effective September 20, 2023 in connection with the Company’s execution of the Investor Rights Agreement. Mr. Snell resigned from the Board effective September 26, 2023. Any compensation paid to the foregoing directors (except Mr. Dichter, Mr. Snell and Mr. Thakran for the period of May 9, 2023 to September 20, 2023) for their service on the Board in 2023 was prorated monthly based on the term of service during the year.

(8)
Mr. Thakran served as Executive Chairman of the Company from May 9, 2023 to September 20, 2023. Compensation reported in the table above includes all compensation in connection with his role as a director and as Executive Chairman pursuant to the Executive Chairman Agreements, including (i) $207,367 of cash compensation for retainers under the Executive Chairman Agreements, (ii) $112,622 of cash compensation paid as a bonus under the Consulting Agreement in March 2024, and (iii) 160,000 RSUs granted to Mr. Thakran on June 23, 2023 in connection with entering into the Consulting Agreement.

56 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the Record Date:
Name	Age	Position(s)
George Mattson(1)	58	Chief Executive Officer and Director
Todd Smith	48	Chief Financial Officer
Mark Briffa	59	EVP, Charter & CEO of Air Partner
David Godsman	51	Chief Digital Officer
Laura Heltebran	59	Chief Legal Officer
David Holtz(2)	67	Chief Operating Officer
Brian Kedzior(2)	43	Chief People Officer
Kristen Lauria	55	Chief Marketing Officer
(1)	Please see “Proposal No. 1—Election of Directors—Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders” for Mr. Mattson’s biography.
(2)	Mr. Holtz was appointed as Chief Operating Officer in February 2024 and Mr. Kedzior was appointed as Chief People Officer in March 2024.
Todd Smith. Mr. Smith has served as Wheels Up’s Chief Financial Officer since June 2022 and served as the Company’s Interim Chief Executive Officer from May 2023 to October 2023. As Chief Financial Officer, Mr. Smith oversees the finance and accounting, investor relations and strategic corporate development functions, including treasury and mergers and acquisitions. From May 2018 to March 2022, Mr. Smith served as the Global Head of Financial Planning and Analysis of GE and Chief Financial Officer for GE Corporate. From August 2016 to April 2018, he served as Chief Financial Officer of GE Gas Power System, from August 2013 to July 2016, he served as Chief Financial Officer of GE Capital International, and from March 2012 to August 2013, he served as Chief Financial Officer, GE Healthcare Life Sciences. Prior to such time, he served in various capacities at GE since 1997. Mr. Smith holds a Bachelor of Science, Business Administration from the University of Florida-Warrington College of Business.
Mark Briffa. Mr. Briffa has served as EVP, Charter and CEO of Air Partner since February 2024. He formerly served as Wheels Up’s Chief Commercial Officer from March 2023 to February 2024. In his role, Mr. Briffa leads Wheels Up’s global charter business. Mr. Briffa has extensive knowledge of air charter broking and of the aviation industry worldwide, with over 30 years of experience working within the aviation sector and having overseen multiple acquisitions that currently comprise Air Partner's services division. From April 2022 until his appointment as Chief Commercial Officer in March 2023, Mr. Briffa served as President of International Charter & Aviation Services, where he oversaw both the charter and services divisions. From April 2010 until the acquisition of Air Partner by Wheels Up in April 2022, Mr. Briffa served as Chief Executive Officer of Air Partner, which was publicly traded on the London Stock Exchange, and as a board member since 2006. Before joining Air Partner in 1996 as a Commercial Jets Broker, Mr. Briffa held commercial roles at Air 2000 and All Leisure. Mr. Briffa completed his education at Longhill High School in the United Kingdom, and passed his General Certificate Education exams with distinctions. Mr. Briffa also attended two senior programs at the Cranfield School of Management before becoming a guest on the program, where he has presented on leadership and management.
David Godsman. Mr. Godsman has served as Wheels Up’s Chief Digital Officer since June 2023. Mr. Godsman is responsible for overseeing the company's Digital Product, Technology and Data Services teams and is focused on leveraging the company’s technology investments and infrastructure to drive business results, further improve operations and deliver an extraordinary member experience. Mr. Godsman has more than 25 years of experience leading digital transformation at the Fortune 100 level. Most recently, he was the Chief Executive Officer and a Director of Foro, an industry-leading Fintech company focused on commercial lending, from August 2021 to May 2023. Prior to Foro, Mr. Godsman was Global Chief Digital Officer at The Coca-Cola Company from December 2016 to March 2021, and prior to that time held various senior digital roles at Bank of America and Starwood Hotels & Resorts. Mr. Godsman holds a Bachelor of Arts degree in Business & Economics from Randolf-Macon College.
Laura Heltebran. Ms. Heltebran has served as Wheels Up’s Chief Legal Officer since December 2020. Ms. Heltebran oversees all legal affairs, corporate governance, financing, mergers and acquisitions, privacy, IP, compliance and risk matters. From January 2017 to June 2020, she served as Senior Vice President and Deputy General Counsel of Hilton Worldwide where she was responsible for worldwide legal operations, litigation, compliance, employment, benefits and technology support. Ms. Heltebran also brings 25 years of experience as a legal executive for Fortune 500 technology companies, including serving as Senior Vice President and Deputy General Counsel of Hewlett Packard Enterprise from October 2015 to December 2016, Head of Americas Legal for CSC (now DXC Technologies) from June 2012 to October 2015, and Senior Vice President of Legal for Affiliated Computer Services (now Conduent) from December 2006 to June 2012. Ms. Heltebran holds a Bachelor of Arts degree from George Mason University and a Juris Doctor degree from the Antonin Scalia Law School, George Mason University.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 57

INFORMATION REGARDING EXECUTIVE OFFICERS (continued)
David Holtz. Mr. Holtz has served as Wheels Up’s Chief Operating Officer since February 2024. Mr. Holtz has over 40 years of flight operations experience and most recently served as Senior Vice President, Operations at Delta from November 2011 to February 2024. Mr. Holtz joined Delta in May 1979 and has held several senior leadership roles in operations control and management of the airline’s global fleet. From March 2022 to February 2024, Mr. Holtz has assisted Wheels Up as Chairman of Operations, a role in which he was responsible for the oversight of the Company’s efforts to harmonize and consolidate its various Federal Aviation Administration Part 135 operating certificates.
Brian Kedzior. Mr. Kedzior has served as Wheels Up’s Chief People Officer since March 2024. As Chief People Officer, Mr. Kedzior is responsible for all aspects of human resources and culture, including organizational design, talent acquisition, development, and retention, as well as benefits, total rewards and diversity, equity and inclusion. Prior to being appointed as Chief People Officer, he served as Interim Chief People Officer at Wheels Up from October 2023 to March 2024 and Senior Vice President, Organization & Talent Development from May 2022 to October 2023. Prior to joining Wheels Up, Mr. Kedzior served as Senior Vice President, Human Resources and Communications at Parallel, an affiliate of Surterra Holdings, Inc., from November 2021 to May 2022 and Vice President, Talent Management from January 2020 to November 2021. Prior to joining Parallel, he served as Senior Director, Organizational Development and Change Management at Walgreens from November 2017 to January 2020. Mr. Kedzior holds a Bachelor of Arts degree in Corporate/Organizational Communications from Northern Illinois University.
Kristen Lauria. Ms. Lauria has served as Wheels Up’s Chief Marketing Officer since May 2023. Ms. Lauria focuses on Wheels Up's member value proposition and customer acquisition. In this role, she is responsible for overseeing the company's brand, creative and customer acquisition and retention, as well as member and customer experience. Previously, Ms. Lauria was the Executive Vice President and Global Chief Marketing Officer of Cigna Corporation from March 2020 to August 2021. Prior to Cigna, she spent over 17 years at IBM in various positions, where she led teams through significant technology shifts like the rise of mobile, the move to the cloud, and the establishment of Artificial Intelligence as a critical business tool. Ms. Lauria holds a Bachelor's and Master's degree in Mechanical and Aerospace Engineering, and an MBA from MIT Sloan School of Management.
58 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Overview
Our compensation philosophy and programs are designed with the objective of supporting our overall business and compensation goals. We expect our compensation philosophy to evolve as we continue to mature as a publicly traded company. The Compensation Committee sets our executive compensation philosophy and oversees our compensation and benefits programs, including the compensation of our named executive officers. In addition, the Compensation Committee has the authority to establish the compensation mix it believes is appropriate for each named executive officer, as well as any performance measures, goals, targets and business objectives that may be applicable for any element of such compensation mix. The Compensation Committee also determines the benefits and severance arrangements, if any, that we make available to our named executive officers.
Named Executive Officers
This Executive Compensation section discusses the material components of the executive compensation programs and policies for our named executive officers included in the Summary Compensation Table below. Our named executive officers for the year ended December 31, 2023 were:
•	George Mattson, our Chief Executive Officer (Principal Executive Officer, since October 2, 2023) and a director;
•	Todd Smith, our Chief Financial Officer (Principal Financial Officer and served as interim Principal Executive Officer from May 9, 2023 to October 2, 2023 (the “Appointment Period”));
•	Mark Briffa, EVP, Charter and CEO of Air Partner;
•	Laura Heltebran, our Chief Legal Officer; and
•	Kenny Dichter, former Chief Executive Officer (Principal Executive Officer until May 9, 2023) and former Chairperson of the Board.
This discussion contains forward-looking statements that are based on our current intentions, objectives, considerations, expectations and determinations regarding future compensation programs or aspects of the Company’s performance on which compensation may be based. The compensation programs that we adopt in the future may vary significantly from our current programs or current plans described in this discussion.
The Role of Our Compensation Consultant
The Compensation Committee has the authority under its charter to retain compensation consultants and to approve such consultants’ compensation. The Compensation Committee has retained Willis Towers Watson US LLC (“WTW”) to act as its independent compensation consultant and to provide it with advice and support on compensation issues. The Compensation Committee reviewed and confirmed the independence of WTW as its independent compensation consultant. Neither WTW nor any of its affiliates provide any services to Wheels Up, except for services related solely to director, executive officer and employee compensation.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 59

EXECUTIVE COMPENSATION (continued)
Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation earned by our named executive officers for services rendered in all capacities during the years ended December 31, 2023 and 2022.
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
George Mattson(4) Chief Executive Officer and Director
	2023	144,231	—	148,400,000(5)	—	188,599	246,023	148,978,853(6)
Todd Smith(7) Chief Financial Officer
	2023	657,116	—	2,884,410	—	700,000	173,230	4,414,756
	2022	280,865	—	4,000,000	—	442,750	46,600	4,770,216
Mark Briffa(8) EVP, Charter & CEO of Air Partner
	2023	525,061	—	476,702	—	450,000	63,007	1,514,770
Laura Heltebran(9) Chief Legal Officer
	2023	491,442	—	579,690	—	350,000	88,929	1,510,062
	2022	474,038	—	792,000	—	349,125	23,268	1,638,431
Kenny Dichter(10) Former Chief Executive Officer and Chairperson of the Board
	2023	328,846	—	—	—	425,600	4,858,158	5,612,604
	2022	950,000	—	5,211,800	—	1,130,500	1,358,454	8,650,754
(1)
Amounts listed for 2023 and 2022 represent the aggregate grant date fair value of: (i) RSUs and PSUs, as applicable, granted to Mr. Smith, Mr. Briffa, Ms. Heltebran and Mr. Dichter under the Amended and Restated 2021 LTIP in 2023 and 2022, as applicable; (ii) RSUs granted to Mr. Smith under the Wheels Up Experience Inc. 2022 Inducement Grant Plan (the “2022 Inducement Grant Plan”) in 2022; and (iii) the CEO Performance Award granted to Mr. Mattson in 2023 (see footnote 5 below). All such amounts were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”) and using the assumptions contained in Note 12, Stockholders’ Equity and Equity-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K. The grant date fair values of PSUs granted in 2023 to each of Mr. Smith, Mr. Briffa and Ms. Heltebran, assuming at the grant date that the highest level of performance conditions will be achieved for each PSU, were $1,356,000, $238,340 and $289,845, respectively. For details regarding the vesting conditions of such stock awards, see “—Outstanding Equity Awards at Year End” below.

(2)
Amounts listed for 2023 and 2022 represent the amounts earned by our named executive officers upon the achievement of certain company and individual performance objectives approved by the Board for 2023 and 2022, respectively. The amounts attributable to a given year were paid to the named executive officers during the first quarter of the subsequent fiscal year. See “—Narrative Disclosure to Summary Compensation Table—Annual Incentive Bonuses” below for a description of the Bonus Plan (as defined herein).

(3)	Amounts listed in the “All other compensation” column for 2023 include:
Name	Flight Hours Awarded(a)	Flight Hours Used(b)	Value of Flight Hours Used ($)(c)	Contributions to 401(k) Plan ($)(d)	Other Perquisites and Benefits ($)(e)
George Mattson	19	10.0	60,254	5,769	180,000(f)
Todd Smith	35	26.3	152,500	20,731	—
Mark Briffa	—	—	—	—	63,007
Laura Heltebran	20	11.6	62,501	26,428	—
Kenny Dichter	150(g)	222.0	1,069,918	30,000	3,758,240(h)
(a)
The terms of our executive officer flight hours program for 2023 and/or the terms of the named executive officer’s employment agreement or offer letter, as applicable, required that the named executive officer be a member in good standing under a Wheels Up membership program in order to receive an award of flight hours. Flight hours awarded for 2023 were deposited quarterly into the member accounts of eligible named executive officers. Flight hours were not deposited in 2023 for any named executive officer who was not a member in good standing.

(b)
Any flight hours awarded but not used in the year in which granted may be carried over to subsequent years. Flight hours used as reflected in the table above may exceed flight hours awarded in fiscal year 2023, because certain named executive officers used flight hours carried over from past years.

60 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
(c)
The value of flight hours used reflects the incremental cost to us in connection with the named executive officer’s use of flight hours in 2023. Amounts reflected for Mr. Mattson, Mr. Smith, Mr. Briffa, Ms. Heltebran and Mr. Dichter, do not include $10,146, $32,975, $0, $7,721, and $204,458, respectively, of taxable income incurred by the named executive officer for use of flight hours, calculated in accordance with the tax Standard Industry Fare Level (“SIFL”).

(d)	For Mr. Mattson, Mr. Smith, Ms. Heltebran and Mr. Dichter, the amounts reflect the payment of contributions by us under our 401(k) plan during fiscal year 2023.
(e)
Mr. Smith and Ms. Heltebran did not receive other perquisites or personal benefits in excess of the reporting thresholds under SEC rules. From time to time, the named executive officers attend events hosted, produced or sponsored by Wheels Up at no measurable incremental cost to Wheels Up. In addition, certain Wheels Up executives and employees are provided with Delta 360"™ and SkyMiles Medallion® benefits pursuant to the Benefits Letter, at no measurable incremental cost to Wheels Up. For Mr. Briffa, the amount reflects the payment of contributions by us to Mr. Briffa for purposes of covering contributions under the U.K. Pensions Act of 2008, as required under the Briffa Service Agreement (as defined herein).

(f)
Amount reflected for Mr. Mattson includes the payments of (i) a one-time housing allowance of $100,000 pursuant to the Mattson Employment Agreement (as defined herein), and (ii) a one-time reimbursement of $80,000 for legal fees incurred in connection with negotiating the Mattson Employment Agreement.

(g)
Amount reflected for Mr. Dichter includes 50% of 200 flight hours per year on mid- and light-cabin aircraft allocable to Mr. Dichter pursuant to the Dichter Release Agreement (as defined herein) for two years following his departure, less 100 flight hours over such two-year period that Mr. Dichter agreed to forfeit upon execution of the Dichter Release Agreement.

(h)
Amount reflected for Mr. Dichter includes the payment of (i)(a) premiums for life insurance in the amount of $67,500, and (b) $26,400 for the cost of a driver provided by us to Mr. Dichter, each of which ceased being paid by the Company on or before May 9, 2023, and (ii) separation payments pursuant to the Dichter Release Agreement (as defined herein) consisting of (a) monthly installments of $79,167 from May 9, 2023 through the end of 2023, which represent continuation payments of Mr. Dichter’s base salary prior to his departure, (b) a lump sum in the amount equal to $3.0 million that was paid on the first regularly scheduled payroll date after May 9, 2023, which represents an amount in lieu of a bonus payment that would otherwise have been payable under the Dichter Employment Agreement, and (c) $17,609 of reimbursements for premiums under the Company’s group health insurance plans under COBRA pursuant to the Dichter Release Agreement.

(4)
Mr. Mattson was hired as Chief Executive Officer in October 2023 and the salary amount for 2023 reflects his prorated salary beginning on his original date of hire, based on an annualized salary of $625,000. For 2023, the non-equity incentive plan compensation amount reflects the prorated amount of Mr. Mattson’s target annual bonus of $1.0 million under the Bonus Plan (as defined herein), which was based on actual achievement with respect to key performance metrics approved by the Compensation Committee and determined using the number of days during which he was employed with the Company during fiscal year 2023.

(5)
The amount reflects the grant-date fair value of the CEO Performance Award under ASC 718 using a Monte Carlo simulation model, which, if realized upon the satisfaction of both performance- and service-based vesting conditions in connection with the Final Determination Date, would require an Investor Multiple on Invested Capital of greater than 4.0x. The derived service period for the CEO Performance Award, which is a one-time performance award granted to our Chief Executive Officer in lieu of future annual equity compensation grants, began on November 30, 2023 and was 5.2 years at the time of grant. Any issuance of shares or cash payment under the CEO Performance Award is contingent upon both the occurrence of a Repayment Event and the satisfaction of certain service-based vesting conditions. For purposes of calculating the grant-date fair value of the CEO Performance Award reflected in the table above, the achievement of the related performance objective was deemed probable of being achieved on September 20, 2028, the Term Loan Maturity Date. As of December 31, 2023 and the date of this Proxy Statement, the performance- and service-based vesting conditions under the CEO Performance Award had not been satisfied, and the CEO Performance Award and the number of shares of Common Stock authorized for issuance thereunder had not been approved by the Company’s stockholders. As a result, the grant date fair value of the CEO Performance Award, assuming that the highest level of performance conditions will be achieved, cannot be calculated at this time. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied, or that the CEO Performance Award will vest or result in the issuance of any shares of Common Stock or cash payments. For details regarding the CEO Performance Award, see “Proposal No. 5—Approval of the CEO Performance Award” above.

(6)
The amount reflects the grant-date fair value of the CEO Performance Award under ASC 718 using a Monte Carlo simulation model with a derived service period that began on November 30, 2023 and was 5.2 years at the time of grant. The performance- and service-based vesting conditions for the CEO Performance Award were not met and no shares vested as of the date of this Proxy Statement.

(7)
Mr. Smith’s salary amount as Chief Financial Officer for 2023 was $603,750, which was approved by the Compensation Committee in the first quarter of 2023. In addition to his position as Chief Financial Officer, Mr. Smith served as Interim Chief Executive Officer and interim principal executive officer during the Appointment Period. The Compensation Committee approved changes to Mr. Smith’s compensation package in recognition of his expanded duties during the Appointment Period, which consisted of: (i) a $12,500 increase in Mr. Smith’s monthly salary during the Appointment Period, which is reflected in the salary amount for 2023; (ii) an increase in Mr. Smith’s annual bonus target to 150% of his annual base salary as Interim Chief Executive Officer for the Appointment Period, which was paid in the first quarter of 2024 and is reflected in the non-equity incentive plan compensation amount for 2023; and (iii) a one-time equity award of 140,171 RSUs under the Amended and Restated 2021 LTIP, which is reflected in the stock awards amount for 2023 and vested in-full on January 3, 2024. Mr. Smith was hired as Chief Financial Officer in June 2022 and the salary amount for 2022 reflects prorated amounts beginning on his original date of hire, based on an annualized base salary of $575,000 for 2022 pursuant to the Smith Offer Letter (as defined herein).

(8)
Mr. Briffa was promoted to Chief Commercial Officer in March 2023 and his title subsequently changed to EVP, Charter & CEO of Air Partner effective February 2024. Mr. Briffa’s salary amount for 2023 reflects prorated amounts based on an annualized base salary of (i) £377,500 ($453,000) for January 2023 payroll periods, (ii) £391,243 ($469,492) for February 2023 payroll periods, and (iii) £450,000 ($540,000) for March 2023 through December 2023 payroll periods. Mr. Briffa resides in the United Kingdom. All amounts for Mr. Briffa for 2023 have been converted to U.S. Dollars based on an exchange rate of £1.20 for each $1.00 rounded to the nearest whole United States Dollar, which was the applicable exchange rate selected by the Company as of 5:00 p.m., Eastern Time on December 31, 2023. Depending on the applicable exchange rate at the time each payment was made, the actual amounts paid to Mr. Briffa throughout 2023 expressed in U.S. Dollars may be different than the amounts reported above.

(9)
Ms. Heltebran’s salary amount for (i) 2023 was $496,375, which was approved by the Compensation Committee in the first quarter of 2023, and (ii) 2022 was $475,000 pursuant to the terms of the Heltebran Employment Agreement (as defined herein).

(10)
Mr. Dichter served as our Chief Executive Officer and principal executive officer until May 9, 2023. The salary amount for 2023 reflects prorated amounts to the date of separation, based on an annualized base salary of $950,000, which was approved by the Compensation Committee in the

Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 61

EXECUTIVE COMPENSATION (continued)
first quarter of 2023. For 2023, the non-equity incentive plan compensation amount reflects the prorated amount of Mr. Dichter’s annual bonus under the Bonus Plan (as defined herein) paid in a lump sum in March 2024, which was determined pursuant to the Dichter Release Agreement and subject to the application of bonus plan performance metrics approved by the Board.
Narrative Disclosure to Summary Compensation Table
Primary Elements of Compensation
The Compensation Committee determined that compensation of our named executive officers in 2023 would be comprised of the following compensation elements:
•
Base Salary. Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by the Board considering each individual’s role, responsibilities, skills and experience. The Compensation Committee reviews and sets base salaries for our named executive officers as part of our annual compensation review process that occurs in the first quarter of each year. These base salaries have historically been based on the base salary set forth in the named executive officer’s employment agreement or offer letter, provided that the Compensation Committee considers adjustments in its discretion, including for certain named executive officers in 2023. When hiring new executive officers during 2023, the Compensation Committee considered, among other things, internal pay parity, peer compensation and the specific experience and skills of such new executive officers.

•
Annual Incentive Bonuses. The Wheels Up Annual Bonus Plan (the “Bonus Plan”) is intended to reward our named executive officers for meeting objective or subjective performance goals during the year. This type of “at-risk,” short-term compensation utilizes company and individual performance goals and metrics that are intended to reward individual contributions and the execution of our business plans and strategic priorities. For 2023, the annual incentive bonuses for each named executive officer under the Bonus Plan were based on a mix of company performance measures and individual performance measures, or as otherwise set forth in their employment agreement or offer letter. The Compensation Committee determined the performance metrics for annual incentive bonuses in the first quarter of 2023 based on internal financial forecasts, and the level of achievement was determined in the first quarter of 2024 based on the Company’s fiscal year 2023 financial results. These cash bonuses are reflected in the “Non-equity incentive plan compensation” column of the Summary Compensation Table for the year in which performance attributable to such bonus was completed.

•
Long-Term Equity Incentives. The Wheels Up equity incentive program is a type of “at-risk,” long-term compensation to motivate our named executive officers to make important contributions to the performance of Wheels Up. Under the Amended and Restated 2021 LTIP, 2022 Inducement Grant Plan and Executive Performance Awards, the named executive officers are entitled to receive equity incentive awards in accordance with the terms and conditions of the applicable plan. During 2023, all long-term equity incentive awards in the form of RSUs and PSUs to our named executive officers were granted under the Amended and Restated 2021 LTIP. In addition, during 2023 and in the first quarter of 2024, the Compensation Committee approved the CEO Performance Award and CFO Performance Award, respectively. Any such equity grants made prior to December 31, 2023 are reflected in the “Stock awards” column of the Summary Compensation Table.

•
Perquisites & Other Benefits. Our named executive officers and key employees are eligible to participate in the Wheels Up employee benefit plans provided for other employees, such as a 401(k) plan with matching for all employees, group life insurance, group health insurance and short- and long-term disability insurance. Wheels Up does not have a defined benefit retirement plan. Certain named executive officers are eligible to receive certain other perquisites and benefits from time to time, including use of our aircraft as described under “—Perquisites and Other Benefits—Aircraft Use” below. From time to time, the Compensation Committee may approve the payment of certain other benefits for our named executive officers in addition to those generally provided to all employees, such as payment for commuting expenses, housing allowances and payments of or reimbursements for life insurance premiums for policies. Amounts attributable to the foregoing items, including certain severance payments, are reflected in the “All other compensation” column of the Summary Compensation Table.

62 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Allocation of Compensation
The Compensation Committee exercises its judgment to allocate executive compensation among our four primary elements in order to provide the appropriate mix of fixed and “at-risk” compensation, and further align short- and long-term compensation to company and individual performance goals. The decision is informed and guided by market practice and compensation data, with the goal of maintaining a balance between fixed and “at-risk” compensation, as well as between short- and long-term incentives. In addition, the Compensation Committee also considers factors such as individual performance and internal pay equity when determining the allocation of compensation. The allocation of compensation for 2023 is described in further detail under “—Primary Elements of Compensation” above with respect to each type of compensation paid to our named executive officers during fiscal year 2023, and under “—Outstanding Long-Term Equity Incentive Awards” below with respect to long-term equity incentive compensation.
Outstanding Long-Term Equity Incentive Awards
Amended and Restated 2021 LTIP
The Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (the “Original 2021 LTIP”) was originally adopted on January 31, 2021 and approved by the Aspirational shareholders prior to the closing of the Business Combination. We adopted the Amended and Restated 2021 LTIP effective April 1, 2023, which was subsequently approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on May 31, 2023. The Amended and Restated 2021 LTIP is administered by the Board and Compensation Committee, which has the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated 2021 LTIP. Eligible employees and certain non-employees of Wheels Up are eligible to participate in the Amended and Restated 2021 LTIP. The long-term incentive awards under the Amended and Restated 2021 LTIP may consist of incentive options, non-statutory options, restricted stock, RSUs, PSUs, rights, dividend equivalents, other stock-based awards, performance-based awards or cash awards, or any combination of the foregoing, as the Board and the Compensation Committee may determine.
On April 15, 2024, the Board of Directors, upon the recommendation of the Compensation Committee, approved the LTIP Amendment, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the LTIP Amendment to, among other things, increase the number of shares of Common Stock authorized for issuance thereunder from 5,149,682 to 30,149,682 shares, or an increase of 25,000,000 shares. See “Proposal No. 4—Amendment to Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan” for more information.
2023 Annual Grants under the Amended and Restated 2021 LTIP. The amounts shown in the “Stock awards” column of the Summary Compensation Table for 2023 for Mr. Smith, Mr. Briffa and Ms. Heltebran represent the grant date fair value of the RSUs and PSUs, as applicable, determined in accordance with ASC 718 corresponding to the number of RSUs and PSUs, as applicable, awarded to such named executive officers under the Amended and Restated 2021 LTIP during fiscal year 2023. The grant date fair values for all awards reflected in the “Stock awards” column of the Summary Compensation Table are calculated using the closing trading price per share of Common Stock on the applicable grant date.
As part of the Compensation Committee’s annual compensation review process and in consultation with the Company’s independent compensation consultant, the Compensation Committee determined in the first quarter of 2023 to, among other things, shift the mix of equity incentive awards to executive officers and other high-level employees to include a mix of RSUs and PSUs. Such changes resulted in 25% of the total equity awards granted to Mr. Smith (excluding the Interim CEO RSU Award (as defined herein)), Mr. Briffa and Ms. Heltebran being in the form of PSUs rather than RSUs. Upon vesting, RSU and PSU awards granted under the Amended and Restated 2021 LTIP in the first quarter of 2023 will vest and settle on a one-for-one basis into shares of Common Stock, as follows:
•	The RSUs granted to our named executive officers in the first quarter of 2023 will vest, if at all, in equal installments on each of the first three annual anniversaries following the grant date; and
•
The PSUs granted to our named executive officers in the first quarter of 2023 will vest, if at all, on the last day of the three-year performance period upon achievement of equally weighted performance metrics based on relative total stockholder return compared to our compensation peer group (“Relative TSR”) and Adjusted EBITDA (a non-GAAP measure). These PSU awards vest over three overlapping performance periods that are each equally weighted relative to the total number of PSUs granted: (i) the one-year performance for fiscal year 2023; (ii) the two-year cumulative performance for fiscal years 2023 and 2024; and

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(iii) the three-year cumulative performance for fiscal years 2023 through 2025. No award will vest until the end of the three-year vesting period. For performance periods that are based on combined Adjusted EBITDA results for consecutive fiscal years, the Compensation Committee will approve the results in the first quarter following the last performance year in such period, taking into account performance during any completed fiscal year.
The RSU and PSU awards granted to our named executive officers under the Amended and Restated 2021 LTIP in the first quarter of 2023 are subject to such executive officer’s continued service to the Company through the applicable vesting date and forfeiture in the event of certain termination of service scenarios. See “—Potential Payments Upon Termination or Change of Control” for details about the treatment of outstanding unvested RSU and PSU awards granted in the first quarter of 2023 based on various termination of service scenarios.
Interim Chief Executive Officer Grant under the Amended and Restated 2021 LTIP. On July 3, 2023, the Compensation Committee approved changes to the compensation package for Mr. Smith in recognition of his expanded duties as Interim Chief Executive Officer and principal executive officer of the Company, which consisted of, among other things, a one-time equity incentive award of 140,171 RSUs under the Amended and Restated 2021 LTIP (the “Interim CEO RSU Award”), subject to Mr. Smith’s continued service to the Company and the other terms set forth in the applicable award agreement. The Interim CEO RSU Award vested in-full on January 3, 2024.
Severance-Related RSU Vestings under the Amended and Restated 2021 LTIP. Mr. Dichter ceased to be employed with the Company during the year ended December 31, 2023. In connection with his separation, the Compensation Committee determined to accelerate the vesting of certain unvested RSU awards under the Original 2021 LTIP that were granted during fiscal year 2022, pursuant to the Dichter Release Agreement (as defined herein). Amounts corresponding to such vested RSUs are reflected in the “All other compensation” column of the Summary Compensation Table. See “—Contractual Arrangements with Former Named Executive Officers” below for additional information about the Dichter Release Agreement.
Executive Performance Awards
The Compensation Committee adopted and granted the CEO Performance Award to our Chief Executive Officer on November 30, 2023 and the CFO Performance Award to our Chief Financial Officer on March 3, 2024, in each case subject to approval by the Company’s stockholders at the Annual Meeting. The Executive Performance Awards are one-time performance awards in lieu of future annual equity compensation grants and are intended to provide our Chief Executive Officer and Chief Financial Officer with the opportunity to share in the long-term growth of the value of the Company. Each Executive Performance Award is a standalone equity compensation plan that is subject to both service and performance conditions, and will vest, if at all, only after a Repayment Event. At the Annual Meeting, we are requesting that the Company’s stockholders approve the Executive Performance Awards, and authorize the Company to issue a specified number of shares of Common Stock under each Executive Performance Award, subject to the satisfaction of both the performance- and service-based vesting conditions under such awards, if at all. See “Proposal No. 5—Approval of the CEO Performance Award” and “Proposal No. 6—Approval of the CFO Performance Award” for more information about the CEO Performance Award and CFO Performance Award, respectively.
Wheels Up 2022 Inducement Grant Plan
On June 30, 2022, the Board adopted the 2022 Inducement Grant Plan to be used for a one-time employment inducement grant for Todd Smith, our Chief Financial Officer, pursuant to NYSE Rule 303A.08. The maximum number of awards that could be granted under the 2022 Inducement Grant Plan were 205,128 shares of Common Stock (formerly 2,051,282 shares of Common Stock before giving effect to the 2023 Reverse Stock Split), which were all granted as RSUs to Mr. Smith on July 1, 2022. The RSUs granted under the 2022 Inducement Grant Plan are subject to service-based vesting. One-third of the RSUs vested on each of December 30, 2022 and 2023, and the remaining RSUs will vest on December 30, 2024 in each case subject to Mr. Smith’s continued employment with Wheels Up through the vesting date. The 2022 Inducement Grant Plan is administered by the Compensation Committee, which has the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the 2022 Inducement Grant Plan. The Board has the authority to amend, suspend or terminate the 2022 Inducement Grant Plan to the extent such action does not materially impair the rights of a participant under an outstanding option award without the participant’s consent.
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Perquisites and Other Benefits
We believe our perquisites are an important aspect of our executive compensation program and provide important benefits to our named executive officers. Additional details on our primary perquisites and other benefits are included below. Amounts attributable to the following items are reflected in the “All other compensation” column of the Summary Compensation Table.
Aircraft Use
Our named executive officers use our aircraft for flights that are integrally and directly related to their business duties. Given the nature of our business, we also expect our named executive officers to utilize our aircraft for personal benefit as a way to help promote, increase and maintain the Wheels Up brand. Accordingly, we allocate to our named executive officers and directors a specified number of hours per year of flight time. For 2023, the aggregate incremental cost to the Company of flight hours compensation (excluding tax SIFL) paid to our named executive officers that were employed by the Company as of December 31, 2023 was $275,254. We determine the incremental cost of the personal use of our aircraft based on the variable operating costs to Wheels Up. Our named executive officers are required to reimburse us for any incremental cost to us for guests on the aircraft during business travel. The named executive officers incur taxable income for usage of their granted flight time, calculated in accordance with the tax SIFL. Wheels Up does not grant bonuses to cover, reimburse or otherwise “gross-up” any income tax owed for personal travel on its aircraft. The named executive officer may also pay for any personal travel in excess of the executive’s allotted hours, based on discounted hourly rates that have been approved by the Board and that cover the incremental costs to Wheels Up.
Participation in Benefit Plans
The named executive officers are eligible to participate in the Wheels Up employee benefit plans provided for other employees, such as a 401(k) plan, life insurance, group health insurance and short- and long-term disability insurance. We offer 401(k) plan matching for all employees, including our named executive officers. Our 401(k) plan matches 100% of employee contributions, up to 6% of gross pay up to applicable Internal Revenue Service limits for defined contribution plans. Wheels Up does not have a defined benefit retirement plan.
Other Benefits and Compensation
From time to time, the Compensation Committee may approve the payment of certain other benefits to our named executive officers, including housing allowances, payment for certain commuting expenses, other hiring incentives and payments of or reimbursements for, among others, specified legal fees or life insurance premiums for policies in addition to those generally provided to all employees. We evaluate whether to provide these benefits in light of the other elements of our executive compensation program, including the named executive officer’s overall compensation and the relative benefit to Wheels Up of providing such other benefits. We may in the future determine to pay other benefits to our named executive officers to align our practices with those of our competitors or otherwise provide benefits for their contributions to the Company.
Termination-Based Compensation
As described under “—Potential Payments Upon Termination or Change of Control” below, the Company, with the requisite approval of the Board and/or the Compensation Committee, as applicable, has developed certain compensation and severance practices related to our named executive officers to align with our executive officer compensation philosophy. The Board and the Compensation Committee may determine in their sole discretion to provide compensation and severance to our named executive officers in excess of the Severance Guidelines (as defined herein) and the terms of a named executive officer’s employment agreement or offer letter.
Employment Agreements and Offer Letters of Current Named Executive Officers
We have entered into employment agreements or offer letters with each of our named executive officers. All such employment agreements provide for “at will” employment. Certain of the compensation paid to the named executive officers reflected in the Summary Compensation Table was provided pursuant to such employment agreements and offer letters, which are summarized below.
George Mattson (Chief Executive Officer). Pursuant to his amended and restated employment agreement, dated November 30, 2023 (the “Mattson Employment Agreement”), Mr. Mattson is entitled to receive an annual base salary of $625,000, which is subject to annual review and further periodic increase by the Board. He is also entitled to earn an annual incentive bonus with a target amount equal to $1.0 million, based upon Wheels Up’s achievement of objective business plan financial targets established annually by the Compensation Committee in consultation with Mr. Mattson. The actual amount of his annual incentive bonus for any performance period will range from 0% to 200% of the target amount and will be based on achievement of the applicable performance criteria. The Mattson Employment Agreement sets forth the criteria upon which Mr. Mattson’s prorated annual incentive bonus for calendar year 2023 was based, as well as guidelines to develop objective business plan metrics and objectively determinable key performance indicators. The
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Compensation Committee has authorized us to allocate to Mr. Mattson up to 45 hours per year of flight time on Wheels Up’s mid-cabin aircraft and 30 hours per year of flight time on Wheels Up’s light-cabin aircraft. Mr. Mattson will retain any flight hours not used prior to the termination of his employment (other than a termination for “Cause” (as defined herein)) for future use. Mr. Mattson is also eligible to participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans. Additionally, the Mattson Employment Agreement provided for the award of the one-time CEO Performance Award (in lieu of future annual equity compensation grants), a one-time executive housing allowance of $100,000, and a one-time reimbursement to Mr. Mattson for legal fees incurred in connection with negotiating the Mattson Employment Agreement up to a cap of $80,000. Wheels Up also agreed that, to the extent any payments or benefits under the Mattson Employment Agreement or otherwise would subject Mr. Mattson to excise taxes pursuant to Sections 280G or 4999 of the Code, Wheels Up will make additional payments to Mr. Mattson or the applicable tax authority to put him in the same after-tax position as if the excise taxes did not apply.
Mr. Mattson’s employment under the Mattson Employment Agreement is at-will and may be terminated by Wheels Up at any time with or without Cause (as defined herein), by Mr. Mattson for Good Reason (as defined herein) or by Wheels Up or Mr. Mattson for any reason with at least 60 days’ prior written notice to the other party. If Mr. Mattson resigns without Good Reason (as defined herein) and Wheels Up waives the 60-day notice period, Wheels Up will continue to pay his base salary and provide employee benefits generally available to Company executives for the duration of such notice period; provided, that there will be no continuous vesting on any outstanding long-term incentive awards or other equity awards.
If Mr. Mattson’s employment is terminated for Cause (as defined herein) or by Mr. Mattson without Good Reason (as defined herein), he will be entitled to receive: (i) any accrued but unpaid base salary through the termination date; (ii) reimbursement of any unreimbursed business expenses properly incurred in connection with Wheels Up’s policies prior to termination; (iii) any accrued but unpaid vacation or other leave; and (iv) any other accrued and vested employment benefits Mr. Mattson is entitled to under the employee benefit plans (collectively, the amounts described in clauses (i) through (iv) above, the “Accrued Obligations”). If Mr. Mattson’s employment is terminated by Wheels Up without Cause (as defined herein) or by Mr. Mattson for Good Reason (as defined herein), subject to Mr. Mattson’s timely execution and non-revocation of a release of claims in favor of Wheels Up and compliance with applicable restrictive covenants, Mr. Mattson will be entitled to receive, in addition to the Accrued Obligations: (i) continued payment of his base salary for a period of 12 months following the termination date; (ii) his annual incentive bonus for the year of termination based on Wheels Up’s actual performance for the full performance year and paid at the same time as other similarly situated executives; (iii) any accrued and unpaid annual incentive bonus for the fiscal year prior to the termination date that has not yet been paid; (iv) immediate vesting of a portion of his long-term incentive award as if Mr. Mattson had remained employed through the next vesting date and, if the next vesting date is less than three months after the termination date, a portion of his long-term incentive award as if Mr. Mattson had remained employed through the vesting date following the next vesting date; and (v) continuation of health benefits for Mr. Mattson and his eligible dependents pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”) and reimbursement for the employer portion of the premiums paid by him for such coverage through the earlier of (A) 12 months following the termination date and (B) the date that he elects equivalent health benefit coverage with a new employer.
For purposes of Mr. Mattson’s employment agreement, the term “Cause” means the occurrence of any of the following, which is not cured by Mr. Mattson (if capable of cure) within 30 days after his receipt of written notice from Wheels Up: (i) willful material dishonesty in the performance of his duties that results in material harm to the reputation or business of Wheels Up or its subsidiaries; (ii) gross negligence in the performance of his duties that results in material harm to the business of Wheels Up or its subsidiaries; (iii) gross material misconduct in the performance of his duties; (v) his conviction of, or entering a plea of guilty or nolo contendere to a felony (other than a vehicular-related felony); (vi) willful breach by him of any material covenant contained in the restrictive covenant agreement that Mr. Mattson entered into concurrently with the Mattson Employment Agreement; (vii) his intentional, material failure to follow, or intentional conduct that violates, Wheels Up’s or its subsidiaries’ written policies that are generally applicable to all employees or all officers of Wheels Up and its subsidiaries and that results in material harm to the reputation or business of Wheels Up or its subsidiaries; (viii) willful and repeated failure or refusal by him to comply with a written directive from the Board (unless such directive represents an illegal act) other than by reason of Disability (as defined herein); or (ix) a confirmed positive illegal drug test. In addition, the term “Good Reason” means the occurrence of any of the following, which is not cured by Wheels Up (if capable of cure) within 30 days after its receipt of written notice from Mr. Mattson provided within 60 days of the existence of any such event: (i) a material breach by Wheels Up of any material covenant or provision of the Mattson Employment Agreement; (ii) a change in his title, role or reporting relationship (including any requirement to report to any person other than the Board) or any material diminution in his material duties, authorities or responsibilities as Chief Executive Officer; (iii) a material reduction by Wheels Up in his annual base salary or annual incentive bonus, other than a reduction of annual base salary of not more than 15% that is substantially consistent with equivalent reductions in
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base salary for his direct reports; or (iv) a failure of Wheels Up to obtain the assumption in writing of all of its obligations under the Mattson Employment Agreement by any entity or person, other than a Wheels Up affiliate, if Wheels Up affects a reorganization, consolidation or merger into, any other entity or person or transfer all or substantially all of its properties, stock or assets to any other entity or person.
If Mr. Mattson’s employment with Wheels Up is terminated due to death or Disability (as defined herein), Wheels Up will pay to him or his legal representative, as applicable, the Accrued Obligations and any accrued and unpaid annual incentive bonus for the fiscal year prior to the termination date that has not yet been paid. Under Mr. Mattson’s employment agreement, the term “Disability” means any medically determinable physical or mental impairment resulting in Mr. Mattson’s inability to engage in any substantial gainful activity, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by a physician appointed jointly by the Board and Mr. Mattson.
In addition, Mr. Mattson is subject to certain restrictive covenants under the Mattson Employment Agreement including among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Mattson’s employment and for 24 months thereafter.
Todd Smith (Chief Financial Officer). Pursuant to his offer letter, dated June 17, 2022 (the “Smith Offer Letter”), Mr. Smith is entitled to receive an annual base salary and eligible to earn an annual incentive bonus, with a target amount equal to 115% of his base salary for 2023 and later, subject to the satisfaction of certain performance metrics established by the Company’s leadership team and approved by the Compensation Committee. Commencing in 2023, the Company was required to recommend to the Compensation Committee that Mr. Smith be granted an annual equity award with a target value of $3.0 million, subject to adjustment based on individual performance and any other factors determined at the reasonable discretion of the Company. Mr. Smith is also eligible to participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans. In addition, the Compensation Committee has authorized us to allocate to Mr. Smith flight time of 15 hours per year on King Air 350i aircraft and 20 hours per year on Excel aircraft. He may also purchase additional flight hours at the prevailing rate and the terms available for purchase generally to other senior executives of Wheels Up and members of its Board. Pursuant to the Smith Offer Letter, the Compensation Committee approved a one-time equity award to Mr. Smith of 2,051,282 RSUs (equal to $4.0 million based on the closing price of $1.95 for our Common Stock on July 1, 2022, which equates to 205,128 shares of Common Stock after giving effect to the 2023 Reverse Stock Split) under the 2022 Inducement Grant Plan, effective June 30, 2022, that vests in three equal installments on each of December 30, 2022, 2023 and 2024.
The Smith Offer Letter provides that, if his employment is terminated by Wheels Up without “cause” or by Mr. Smith for “good reason,” he will be entitled to receive certain severance payments and benefits pursuant to the Company’s executive severance compensation practices. For purposes of the Smith Offer Letter, “termination for cause” means the occurrence of any of the following, which with respect to items (i), (ii), (iii), (v) and (vii) listed below are not cured by Mr. Smith (if capable of being cured) within 20 days after its receipt of written notice from Wheels Up of the existence of any such event: (i) material dishonesty in the performance of his duties; (ii) failure, whether willful or intentional, to perform his duties (other than as a result of a disability); (iii) willful misconduct that would not be deemed immaterial in connection with the performance of his duties; (iv) conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony, or with respect to a misdemeanor involving moral turpitude; (v) a material breach by him of any material covenant or provision contained in his Employee Confidentiality Agreement and Restrictive Covenants; (vi) Wheels Up, after reasonable investigation, finds that he violated any material written policies of Wheels Up; or (vii) a willful failure or refusal to comply with a written directive from Wheels Up. The definition of “Good Reason” under the Smith Offer Letter has the same meaning as under the Severance Guidelines (as defined herein). See “—Potential Payments Upon Termination or Change of Control—Potential Payments Under Executive Severance Guidelines” below for the definition of “Good Reason.”
In addition, Mr. Smith has also entered an Employee Confidentiality Agreement and Restrictive Covenants with Wheels Up that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Smith’s employment and for 12 months thereafter.
On July 3, 2023, the Compensation Committee approved changes to Mr. Smith’s compensation package in recognition of his expanded duties as Interim Chief Executive Officer and principal executive officer of the Company, which consisted of, among other things: (i) a $12,500 increase in Mr. Smith’s monthly salary for the Appointment Period; (ii) an increase in Mr. Smith’s annual bonus target to 150% of his annual base salary as Interim Chief Executive Officer for the Appointment Period, which was paid in March 2024; and (iii) the Interim CEO RSU Award, which vested in-full on January 3, 2024. During the Appointment Period, Mr. Smith’s employment continued to be governed by the terms of the Smith Offer Letter. Following the Appointment Period, Mr. Smith ceased receiving the increase in monthly salary described above and his annual bonus target returned to 115% of his annual base salary under the Smith Offer Letter for the remainder of 2023.
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Mark Briffa (EVP, Charter & CEO of Air Partner). Pursuant to his offer letter, dated July 19, 2022, with the Company, and the related director’s service agreement, dated July 19, 2022, which was subsequently amended by Amendment No. 1 thereto, dated as of March 1, 2023, in each case with Air Partner (collectively, the “Briffa Service Agreement”), Mr. Briffa is entitled to receive an annual base salary of £450,000, which is subject to annual review and approval by the Compensation Committee. He is also entitled to earn an annual incentive bonus, (i) up to and through January 31, 2023, with a target amount equal to 150% of his then-applicable annual base salary, and (ii) beginning on February 1, 2023, with a target amount equal to 100% of his then-applicable annual base salary, in each case on such terms and subject to such conditions as may be decided from time to time by the Board. The Compensation Committee has authorized us to allocate to Mr. Briffa flight time on Wheels Up’s aircraft in accordance with the flight hours plan established by Wheels Up, as may be amended from time to time. Additionally, the Briffa Service Agreement provided for the grant of a one-time equity award of 56,064 RSUs (formerly 560,649 shares of Common Stock before giving effect to the 2023 Reverse Stock Split). Mr. Briffa is also eligible for an annual equity award, subject to approval by the Compensation Committee. Although Wheels Up does not maintain any plans or programs for pension benefits, nonqualified defined contribution and other nonqualified deferred compensation, Mr. Briffa is employed in the United Kingdom and subject to the Pensions Act of 2008. Accordingly, Air Partner agreed to contribute an amount equal to not less than 12% of Mr. Briffa’s annual base salary during each year of employment under such scheme. Mr. Briffa is also eligible to participate in the employee benefit plans, including certain insurance plans, available to Air Partner employees, subject to the terms of those plans. The Briffa Service Agreement also sets forth the holiday, vacation, sick pay and other paid leave to which Mr. Briffa is entitled, and provides that Air Partner will provide reimbursements to Mr. Briffa for certain home office equipment and a gym membership. The Briffa Service Agreement also covers Mr. Briffa’s service as a director of Air Partner and certain of its subsidiaries.
Mr. Briffa’s employment under the Briffa Service Agreement may be terminated by Air Partner without notice or payment in lieu of notice (except for the payment of accrued base salary and holiday pay then owed to Mr. Briffa, if any) with immediate effect if, at any time: (i) it is found that he did not materially comply with any reasonable lawful order or direction given to him by Air Partner; (ii) Air Partner reasonably believes that he has committed any serious breach or repeated, after written warning, any breach or are guilty of a continuing breach of any of the terms of the Briffa Service Agreement; (iii) Air Partner reasonably believes that he is guilty of any gross or serious misconduct or, after written warning, willful neglect in the discharge of his duties under the Briffa Service Agreement; (iv) Air Partner reasonably believes that he is guilty of any bribery, corruption, fraud, dishonesty or conduct tending to bring him or Air Partner or any of its subsidiaries into disrepute including for the avoidance of doubt any criminal offense (except a road traffic offence not involving a custodial sentence); (iv) Air Partner reasonably believes that he has committed a breach of any legislation in force which may affect or relate to the business of Air Partner or any of its subsidiaries; (v) he is declared bankrupt or has a receiving order made against him or he makes any general composition with his creditors or takes advantage of any statute affording relief for insolvent debtors; (vi) he becomes prohibited by law from being or acting as a statutory director of Air Partner; (viii) he refuses or fails to agree to accept employment due to certain reorganizations, reconstructions or amalgamations of Air Partner or its subsidiaries; (ix) he resigns as a director of Air Partner other than at the request of the Board; (x) the office of director of Air Partner held by Mr. Briffa is vacated pursuant to Air Partner's Articles of Association, save if the vacation shall be caused by illness (including mental disorder) or injury; (xi) he is guilty of a serious breach of any professional conduct rules applicable to him, any regulatory authorities relevant to Air Partner or its subsidiaries or any code of practice or policy issued by Air Partner; (xii) he has committed a serious breach of Air Partner’s policies; or (xiii) he is in material breach of Air Partner's Articles of Association. Notwithstanding the foregoing, upon termination, Mr. Briffa may be entitled to payments under any executive severance package in accordance with the terms and conditions of Wheels Up’s Executive Severance Guidelines in force from time to time, which will be conditional upon, among other things, Mr. Briffa entering into a settlement agreement on terms acceptable to Air Partner and Wheels Up.
Mr. Briffa’s employment under the Briffa Service Agreement may be terminated by Air Partner in its discretion with notice and the making of a payment in lieu of notice (or the first installment thereof) within 45 days after the date of such notice. In such circumstance, Air Partner would be required to pay to Mr. Briffa an amount equal to 12 weeks of his then-applicable annual base salary; however, no bonuses, commissions, share options or long-term incentive compensation, benefits or amounts for accrued holiday or leave are required to be paid to Mr. Briffa. In addition, if Air Partner terminates Mr. Briffa in its discretion other than as described in the immediately preceding paragraph or if Mr. Briffa terminates his employment for breach of contract, Air Partner may, by written notice, require Mr. Briffa not to perform any services or to perform only specified services for Air Partner or its subsidiaries for all or part of a 12-week “garden leave” period that begins on the date such notice of termination is delivered. During such 12-week “garden leave” period, Mr. Briffa: (i) would be entitled to receive continued payments of his then-applicable annual base salary and other contractual benefits under the Briffa Service Agreement in the usual way and subject to the terms from time to time in force of any benefit arrangements; (ii) would remain an employee of Air Partner and bound by his duties and obligations; (iii) would not be permitted to contact or deal with (or attempt to contact or deal with) any customer, client, supplier, agent, distributor, shareholder, employee, officer or other business contact of Air Partner or its subsidiaries without the prior written consent of the Board; and (iv) would be subject to additional requirements or restrictions on his conduct under the Briffa Service Agreement.
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The Briffa Service Agreement also contains certain post-termination restrictions, including non-competition and non-solicitation provisions, for 12 months following any termination of Mr. Briffa’s employment with the Company, subject to offset for any period of “garden leave” under the Briffa Service Agreement.
Laura Heltebran (Chief Legal Officer). Pursuant to her employment agreement, dated December 28, 2020 and subsequently amended on December 31, 2021 (collectively, the “Heltebran Employment Agreement”), Ms. Heltebran is entitled to receive an annual base salary, which is subject to annual review and further periodic increase by the Board. She is also entitled to earn an annual incentive bonus with a target amount equal to 100% of her base salary, subject to the satisfaction of certain performance metrics established by the Board. Ms. Heltebran is also eligible to participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans. In addition, the Compensation Committee has authorized us to allocate to Ms. Heltebran a minimum flight time of 10 hours per year on light-cabin aircraft. Ms. Heltebran is also eligible to purchase additional flight hours up to 10 hours per year on light-cabin aircraft and six hours per year on mid-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives of Wheels Up. The term of the Heltebran Employment Agreement continues until December 31, 2024, subject to earlier termination of employment by either party or automatic renewal for one-year periods unless notice of non-renewal is provided prior to the end of the current term.
The Heltebran Employment Agreement provides that, if her employment is terminated by Wheels Up without “Cause” or by Ms. Heltebran for “Good Reason” (as each such term is defined below), she will be entitled to receive the following severance payments and benefits: (i) an amount equal to the sum of (A) her then-current base salary (the “Base Salary Severance”) and (B) the annual bonus that would have otherwise been payable to her (without regard to achievement of individual performance goals and with the weighting of Wheels Up and other performance goals proportionately increased, in determining the bonus amount) (the “Severance Bonus”); and (ii) if she elects to continue health care continuation coverage pursuant to COBRA or elects coverage under a different health plan, reimbursement for the lesser of (A) the cost of continuation coverage under COBRA and (B) the cost of coverage under a different health plan. Such payments and benefits will be payable to Ms. Heltebran as follows: (i) the Base Salary Severance will be payable as salary continuation over the one-year period following termination; (ii) the Severance Bonus will commence upon the determination of executive bonuses by the Board for the year in which she is terminated and will be payable in installments for such period that runs concurrently with the remaining period that she is receiving the Base Salary Severance; and (iii) the health care reimbursement amount will be payable over the 12-month period following termination. All such payments and benefits are conditioned upon her execution and non-revocation of a general release of claims in Wheels Up’s favor within 60 days following her termination of employment. If during the 12-month period following termination she accepts employment or begins providing services to any business, entity or person with products or services directly competitive with Wheels Up, any future Base Salary Severance, Severance Bonus or employment benefit continuation payments due but not yet paid will be forfeited and no further severance payments will be made by Wheels Up.
For purposes of the Heltebran Employment Agreement, the term “Cause” means the occurrence of any of the following, which is not cured by Ms. Heltebran (if capable of cure) within 30 days after her receipt of written notice from Wheels Up: (i) material dishonesty in the performance of her duties or the failure, whether willful, intentional or grossly negligent, to perform her duties (other than as a result of a Disability); (ii) willful misconduct in the connection with the performance of her duties; (iii) conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or with respect to a misdemeanor involving moral turpitude; (iv) a material breach by her of any material covenant or provision contained in the Heltebran Employment Agreement or the Employee Confidentiality Agreement and Restrictive Covenants executed concurrently with the Heltebran Employment Agreement; (v) Wheels Up, after reasonable investigation, finds that she violated any material policies of Wheels Up; (vi) a willful failure or refusal by her to comply with a written directive from the Board; or (vii) a confirmed positive illegal drug test for Ms. Heltebran. In addition, the term “Good Reason” means the occurrence of any of the following, which is not cured by Wheels Up (if capable of cure) within 30 days after its receipt of written notice from Ms. Heltebran provided within 60 days of the existence of any such event: (i) a material breach by Wheels Up of any material covenant or provision of the Heltebran Employment Agreement, or a breach of any equity award agreement, plan or related document that materially affects her rights or benefits with respect to any equity award granted to her; (ii) any involuntary change in her title or reporting relationships or any involuntary material diminution in her material duties, authorities or responsibilities; or (iii) a reduction in her base salary or target annual bonus opportunity.
If Ms. Heltebran’s employment with Wheels Up is terminated due to death or “Disability” (as defined herein), Wheels Up will pay to her or her legal representative, as applicable, in addition to any other accrued or vested payments or benefits: (i) base salary for three months following termination; (ii) a pro-rated annual bonus based on the number of days she was employed during the applicable fiscal year; and (iii) in the case of termination due to Disability, and to the extent permissible under the terms of Wheels Up’s benefit plans, the provision
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EXECUTIVE COMPENSATION (continued)
of all employee benefits that she was receiving prior to termination for a period of six months after the date of termination. Under the Heltebran Employment Agreement, the term “Disability” is defined as any physical or mental disability where Ms. Heltebran, in the good faith judgment of the Company, is unable substantially and competently to perform her duties for a period of 90 consecutive days or 90 non-consecutive days during any six (6) month period.
In addition, Ms. Heltebran has entered an Employee Confidentiality Agreement and Restrictive Covenants with Wheels Up that contains, among other things, non-competition and non-solicitation provisions that apply during the term of her employment and for 12 months thereafter.
Contractual Arrangements with Former Named Executive Officers
Prior to his separation of employment with the Company, Mr. Dichter was a party to an employment agreement, dated April 17, 2020 (the “Dichter Employment Agreement”), with the Company. In connection with his separation of employment with the Company, Mr. Dichter entered into a Release and Waiver, dated May 9, 2023, with the Company and certain of its subsidiaries (the “Dichter Release Agreement”). The compensation paid to Mr. Dichter for 2023 reflected in the Summary Compensation Table was provided pursuant to the Dichter Employment Agreement and Dichter Release Agreement, which are each summarized below.
Kenny Dichter—Employment Agreement
Pursuant to the Dichter Employment Agreement, Mr. Dichter was entitled to: (i) receive a base salary that was subject to annual review and further periodic increase by the Board; (ii) earn an annual incentive bonus with a target amount equal to 200% of his base salary, subject to the satisfaction of certain performance metrics established by the Board; and (iii) receive an allocation of flight time of up to 100 hours per year on mid-cabin aircraft and 150 hours per year on light-cabin aircraft. He was also entitled to purchase up to 150 additional flight hours per year on mid- and light-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives of Wheels Up and members of its Board. The Dichter Employment Agreement was terminated effective May 9, 2023 upon execution of the Dichter Release Agreement, as described below.
Kenny Dichter—Release Agreement
On May 9, 2023, Mr. Dichter and the Company and certain of its subsidiaries entered into the Dichter Release Agreement in connection with his separation of employment. The Dichter Release Agreement includes mutual general releases of claims among Mr. Dichter and the Company and its subsidiaries. Pursuant to the Dichter Release Agreement, Mr. Dichter: (i) will receive monthly installments of $79,167, less applicable withholdings, for the two-year period following the date of separation, which represents continuation payments of Mr. Dichter’s base salary immediately prior to his separation; (ii) received $3.0 million, less applicable withholdings, as a lump sum on the first regularly scheduled payroll date after May 9, 2023, which represents an amount in lieu of a bonus payment that could otherwise be payable under the Dichter Employment Agreement; (iii) received a prorated annual bonus based on the number of days he was employed during 2023 as determined pursuant to the Dichter Employment Agreement, subject to the application of bonus plan performance metrics approved by the Board, which was paid in a lump sum in March 2024; (iv) will be allocated 200 flight hours per year on mid- and light-cabin aircraft, which will be prorated over the two-year period following the date of separation, provided that Mr. Dichter agreed to forfeit 100 flight hours upon execution of the Dichter Release Agreement; and (v) will be eligible for reimbursement for applicable premiums under the Company’s group health insurance plans under COBRA for 24 months after the effective date of the Dichter Release Agreement, to the extent he elects to participate in continuation coverage. In addition, any service-based RSUs held by Mr. Dichter as of the date of separation that would have otherwise vested in accordance with its terms, absent Mr. Dichter’s separation of employment, on or before November 9, 2024 vested and became exercisable as of the date of separation. Mr. Dichter forfeited all unvested RSUs with performance- or market-based vesting conditions that he held as of the date of separation. The Company, on behalf of its affiliate, also agreed to waive the repurchase option for all outstanding vested WUP profits interests held by Mr. Dichter as of the date of separation.
70 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Pre-Business Combination Incentive Plans
WUP Equity Incentive Plan
WUP adopted the WUP Equity Incentive Plan in 2015 (the “WUP EIP”), of which the last amended and restated version thereof (the Wheels Up Partners Holdings LLC Equity Incentive Plan VIII) was adopted in April 2020. Under the WUP EIP, prior to the Business Combination, WUP granted (i) membership interests in the form of “profits interests” in MIP LLC, and (ii) membership interests in the form of restricted interests in MIP RI LLC. Employees, directors and consultants of WUP were eligible to participate in the WUP EIP. The WUP EIP was administered by the WUP board of directors and its compensation committee prior to the Business Combination, which had the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the WUP EIP. The Board currently has the authority to amend, suspend or terminate the WUP EIP to the extent such action does not materially impair the rights of a participant under an outstanding equity award without the participant’s consent. The WUP EIP has a term of 10 years from the date of adoption. Since the Business Combination we have not granted any awards, nor do we intend to grant any additional awards, under the WUP EIP.
All awards granted under the WUP EIP are subject to the terms and conditions of the A&R LLCA, as well as the limited liability company agreement of MIP LLC or MIP RI LLC, as applicable, to which each recipient of an award became a party as a condition of receipt of a WUP profits interest or WUP restricted interest award. Each WUP profits interest award agreement and WUP restricted interest award agreement sets forth the vesting schedule of the profits interest award or restricted interest award (including both service- and performance-based vesting criteria), as applicable, and other applicable terms and conditions. Such agreements govern the treatment of awards under events such as a change of control, initial public offering (including the Business Combination), liquidation or dissolution of WUP and contain certain other terms related to distributions and other payment mechanics affecting each such award. General descriptions of the WUP profits interests and WUP restricted interests are set forth below:
•
WUP profits interest awards consist of interests in MIP LLC, which provided the participant with the right to participate in distributions to the extent such distributions were attributable to income and growth of the value of MIP LLC, and indirectly attributable to income and growth of the value of WUP, after the date of issuance. The threshold value of WUP, above which the participant had the right to participate (the “Participation Threshold”), was equal to the equity value of WUP as of the date of issuance of such profits interests, as determined by the WUP board of directors. Concurrently with the issuance of a WUP profits interest award to an eligible participant, WUP issued to MIP LLC common interests in WUP that were designated as “profits interests” in WUP (and therefore only represented the right to participate in distributions attributable to the income and growth of WUP over the Participation Threshold for such MIP LLC profits interest).

•
WUP restricted interest awards were comprised of restricted interests in MIP RI LLC, and concurrently with such issuance, WUP issued to MIP RI LLC common interests in WUP that were designated as “restricted interests.”

The terms of all awards granted under the WUP EIP were fixed prior to, and were assumed by the Company in connection with, the Business Combination. Any outstanding awards under such plan continue to be governed by their terms. Upon closing of the Business Combination, all outstanding WUP restricted interests were converted into shares of Common Stock and rolled over into the combined business. In addition, outstanding WUP profits interests recapitalized in connection with the Business Combination such that they can be exchanged on a value-for-value basis for Common Stock, subject to vesting. The treatment of outstanding WUP profits interests and WUP restricted interests under the WUP EIP in the Business Combination is described in Note 3, Business Combination of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K.
WUP Option Plan
WUP adopted the Wheels Up Partners Holdings LLC Option Plan in 2016 (the “WUP Option Plan”), which was last amended in December 2020. The WUP Option Plan provided for the award of options to purchase common interests in WUP. Employees, directors and consultants of WUP were eligible to participate in the WUP Option Plan. The WUP Option Plan was administered by the WUP board of directors and its compensation committee prior to the Business Combination, which had the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the WUP Option Plan. The Board has the authority to amend, suspend or terminate the WUP Option Plan to the extent such action does not materially impair the rights of a participant under an outstanding option award without the participant’s consent. The WUP Option Plan has a term of 10 years from the date of adoption. Since the Business Combination we have not granted any awards, nor do we intend to grant any additional awards, under the WUP Option Plan.
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EXECUTIVE COMPENSATION (continued)
The exercise price for each option award under the WUP Option Plan was no less than the fair market value of a common interest of WUP as of the date of grant. Each option award agreement set forth the vesting schedule of the option and other applicable terms and conditions, including the extent to which a vested option may be exercisable following termination of the recipient’s service relationship. In the event of certain changes in corporate structure (such as a stock split, recapitalization, merger or reorganization), WUP’s board of directors could make appropriate adjustments to prevent diminution or enlargement of the benefits or potential benefits under the WUP Option Plan, including adjusting the aggregate number of common interests reserved for issuance thereunder, common interests subject to outstanding options and exercise prices of outstanding options. In the event of a transaction such as a merger or sale of all or substantially all of Wheels Up’s assets, the Board could take any number of actions, including, (i) the assumption or substitution of outstanding awards by the surviving entity, (ii) immediate exercisability of outstanding options and (iii) settlement of the intrinsic value of outstanding vested options in cash or cash equivalents or equity followed by the cancellation of all such options (whether or not then vested or exercisable).
The terms of all awards granted under the WUP Option Plan were fixed prior to, and were assumed by the Company in connection with, the Business Combination. Any outstanding awards under such plan continue to be governed by their terms. Upon closing of the Business Combination, all outstanding shares underlying WUP options were converted into shares of Common Stock and rolled over into the combined business. For more information regarding the treatment of WUP options under the WUP Option Plan in the Business Combination, see Note 3, Business Combination of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K.
72 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2023:
		Stock Awards
Name(1)	Grant Date(2)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
George Mattson, Chief Executive Officer
CEO Performance Award	11/30/2023	—	—	—(4)	—(4)
Todd Smith, Chief Financial Officer
2021 LTIP – RSUs	7/3/2023	140,171(5)	480,787	—	—
2021 LTIP – PSUs	2/23/2023	—	—	30,000(6)	102,900
2021 LTIP – PSUs	2/23/2023	—	—	15,000(7)	51,450
2021 LTIP – RSUs	2/23/2023	180,000(8)	617,400	—	—
2022 Inducement Grant Plan – RSUs	7/1/2022	68,376(9)	234,530	—	—
Mark Briffa, EVP, Charter & CEO of Air Partner
2021 LTIP – PSUs	2/23/2023	—	—	5,274(6)	18,090
2021 LTIP – PSUs	2/23/2023	—	—	2,637(7)	9,045
2021 LTIP – RSUs	2/23/2023	31,640(8)	108,525	—	—
2021 LTIP – RSUs	9/9/2022	37,376(10)	128,200	—	—
Laura Heltebran, Chief Legal Officer
2021 LTIP – PSUs	2/23/2023	—	—	6,414(6)	22,000
2021 LTIP – PSUs	2/23/2023	—	—	3,207(7)	11,000
2021 LTIP – RSUs	2/23/2023	38,475(8)	131,969	—	—
2021 LTIP – RSUs	2/16/2022	13,333(11)	45,732	—	—
2021 LTIP – RSUs	9/17/2021	5,390(12)	18,488	—	—
(1)	Information for Mr. Dichter is omitted from this table, because no equity awards remained outstanding as of December 31, 2023.
(2)	For purposes of the “Grant date” column, the grant date for the awards is the grant date determined under ASC 718.
(3)
For awards under the Amended and Restated 2021 LTIP and 2022 Inducement Grant Plan, represents the market value of PSUs and RSUs, as applicable. The value of PSUs and RSUs is based on the closing price per share of our Common Stock on December 31, 2023, which was $3.43, as if such PSUs and RSUs had vested in full on December 31, 2023. The value of the CEO Performance Award is as described in footnote 4 to this table.

(4)
As of December 31, 2023, the performance- and service-based vesting conditions under the CEO Performance Award had not been satisfied, and the CEO Performance Award and the number of shares of Common Stock authorized for issuance thereunder had not been approved by the Company’s stockholders. As a result, it is not reasonably practicable to estimate the number of shares of Common Stock issuable under, or the approximate dollar value of, the CEO Performance Award as of December 31, 2023. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied, or that the CEO Performance Award will vest or result in the issuance of any shares of Common Stock or cash payments. For details regarding the vesting conditions of the CEO Performance Award, see “Proposal No. 5—Approval of the CEO Performance Award” above.

(5)	Represents the unvested portion of the Interim CEO RSU Award granted to Mr. Smith on July 3, 2023 under the Amended and Restated 2021 LTIP, which vested in-full on January 3, 2024.
(6)
Represents unvested PSU awards granted to each of Mr. Smith, Mr. Briffa and Ms. Heltebran on February 23, 2023 under the Amended and Restated 2021 LTIP, which contain separate performance conditions based on the achievement of pre-determined Adjusted EBITDA thresholds for the following performance periods: (i) the one-year performance for fiscal year 2023; (ii) the two-year cumulative performance for fiscal years 2023 and 2024; and (iii) the three-year cumulative performance for fiscal years 2023 through 2025. No award will vest until the end of the three-year vesting period. Pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K, the number of unvested PSUs reported in the table above that were

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EXECUTIVE COMPENSATION (continued)
granted on February 23, 2023 and are based on the achievement of pre-determined Adjusted EBITDA thresholds reflects the number of unvested PSUs based on the achievement of target performance goals (100%) for all periods, because the Compensation Committee determined in the first quarter of 2024 that performance in 2023 exceeded the threshold performance goal but was less than the target performance goal.
(7)
Represents unvested PSU awards granted to each of Mr. Smith, Mr. Briffa and Ms. Heltebran on February 23, 2023 under the Amended and Restated 2021 LTIP, which contain separate performance conditions based on the achievement of pre-determined Relative TSR thresholds for the following performance periods: (i) the one-year performance for fiscal year 2023; (ii) the two-year cumulative performance for fiscal years 2023 and 2024; and (iii) the three-year cumulative performance for fiscal years 2023 through 2025. No award will vest until the end of the three-year vesting period. Pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K, the number of unvested PSUs reported in the table above that were granted on February 23, 2023 and are based on the achievement of pre-determined relative thresholds reflects the number of unvested PSU awards based on threshold performance goals (50%) for all periods, because the Compensation Committee determined in the first quarter of 2024 that performance in 2023 was below the threshold performance goals. In the first quarter of 2024, the Compensation Committee determined that the unvested PSUs attributable to one-year performance for fiscal year 2023 were forfeited.

(8)
Represents the unvested portion of RSU awards granted to each of Mr. Smith, Mr. Briffa and Ms. Heltebran on February 23, 2023 under the Amended and Restated 2021 LTIP, which are scheduled to vest in three equal installments on February 23, 2024, 2025 and 2026, respectively, subject to continued service through each such vesting date.

(9)
Represents the unvested portion of RSU awards granted to Mr. Smith on July 1, 2022 under the 2022 Inducement Grant Plan, which are scheduled to vest on December 30, 2024, subject to continued service through such vesting date.

(10)
Represents the unvested portion of RSU awards granted to Mr. Briffa on September 9, 2022 under the Amended and Restated 2021 LTIP, which are scheduled to vest in two equal installments on September 9, 2024 and 2025, subject to continued service through each such vesting date.

(11)
Represents the unvested portion of RSU awards granted to Ms. Heltebran on February 16, 2022 under the Amended and Restated 2021 LTIP, which are scheduled to vest in two equal installments on February 16, 2024 and 2025, subject to continued service through each such vesting date.

(12)
Represents the unvested portion of RSU awards granted to Ms. Heltebran on September 17, 2021 under the Amended and Restated 2021 LTIP, which are scheduled to vest on September 17, 2024, subject to continued service through such vesting date.

74 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Pension Benefits and Nonqualified Deferred Compensation
During the fiscal year ended December 31, 2023, we did not have, and we do not currently intend to adopt, any plans or programs for our directors or named executive officers that provide for pension benefits, nonqualified defined contribution and other nonqualified deferred compensation plans.
Potential Payments Upon Termination or Change of Control
This section describes the potential benefits our named executive officers may receive under certain termination of employment scenarios, including in connection with a change in control, assuming termination of employment effective December 31, 2023. The benefits that our named executive officers may receive under termination of employment scenarios would be payable pursuant to (a) the terms of employment agreements or offer letters with each of our named executive officers, and (b) the terms of compensation plans applicable to all participating employees and award agreements thereunder.
Potential Payments Under Employment Agreements and Offer Letters
We have entered into employment agreements or offer letters with all of our current named executive officers. The employment agreements or offer letters with certain of the named executive officers provide for certain severance payments and benefits upon a termination by Wheels Up without “Cause,” by the named executive officer for “Good Reason” or due to death or “Disability” (as each such term is defined in the applicable employment agreement or offer letter). Mr. Dichter separated from the Company on May 9, 2023 and is entitled to certain termination payments as set forth in the Dichter Release Agreement. For more information regarding these severance payments and benefits, see “Narrative to the Summary Compensation Table—Employment Agreements and Offer Letters of Current Named Executive Officers” and “Narrative to the Summary Compensation Table—Contractual Arrangements with Former Named Executive Officers” above.
Potential Payments Under Equity Incentive Plans and Award Agreements
As of December 31, 2023, certain of our current named executive officers had outstanding unvested PSUs and RSUs under the Amended and Restated 2021 LTIP, unvested RSUs under the 2022 Inducement Grant Plan, and unvested shares of Common Stock under the CEO Performance Award. Such awards granted under our equity incentive plans may vest or be forfeited, in whole or in part, under various termination of employment scenarios, including in connection with a change of control. In addition, we may extend the period during which any vested options under the WUP Option Plan may be exercised after separation. Eligibility for vesting of unvested awards granted under our equity incentive plans are triggered by certain events. The terms “Cause,” “Change of Control,” “Disability” and “Good Reason,” as they apply to our current named executive officers under the Amended and Restated 2021 LTIP, 2022 Inducement Grant Plan, Executive Performance Awards and the applicable award agreements thereunder, may result in varying treatment of such awards in a termination of service scenario versus the treatment prescribed by a named executive officer’s employment agreement or offer letter, or the Severance Guidelines (as described below). In such cases, the Board and Compensation Committee may exercise their discretion, to the extent permitted under the applicable equity incentive plan, to direct an alternate treatment of such awards upon a termination of service.
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EXECUTIVE COMPENSATION (continued)
Potential Payments Under Executive Severance Guidelines
The Compensation Committee has approved the Executive Severance Guidelines (the “Severance Guidelines”) to provide for certain treatment under certain termination of service scenarios for our executive officers. The Compensation Committee uses the Severance Guidelines to determine payments of base salary and annual incentive bonuses, as well as the acceleration of unvested equity incentive awards, when determining the separation package for a named executive officer, subject to change from time to time. To the extent they are not less favorable than the terms of a named executive officer’s employment agreement or offer letter, the Severance Guidelines provide the benefits described in the table below for our Chief Executive Officer and our other named executive officers if terminated by the Company without “Cause” or if the named executive officer resigns for “Good Reason” (as defined below), or in the event of a “Change in Control” (as defined below):
Principal Position	Term of Service	Base Salary	Annual Incentive Bonus	COBRA Continuation	Acceleration of Unvested Equity Incentive Awards (including options)	Extension of Exercise Period for Vested Options Post- Separation	Post- Separation Flight Hours
Chief Executive Officer	Any	52 weeks	52 weeks	12 months	12 months	5 years	Annual Allocation
Other Named Executive Officers	≥ 1 year	36 weeks	Minimum of 36 weeks	6 months	6 months	5 years	Annual Allocation
	< 1 year	26 weeks	Minimum of 18 weeks	6 months	6 months	5 years	Annual Allocation
The Severance Guidelines provide that the payments, vestings and allocations described above will occur as follows: (i) a base salary payment will be paid in a lump sum upon separation; (ii) any annual incentive bonuses will be paid when the Company pays annual incentive bonuses to similarly situated senior executives of the Company and will be determined based on the satisfaction of performance metrics for management bonuses generally established by the Board each year relative to targets; (iii) if the executive officer elects to enroll in COBRA benefits, the Company will reimburse applicable premiums and administrative fees for up to the applicable continuation period indicated in the table above; (iv) equity incentive awards scheduled to vest during the period after separation indicated in the table above will vest promptly after departure as-if departure had not occurred; (v) the exercise period for any outstanding vested stock options, including stock options that were subject to accelerated vesting upon departure, will be extended for five years after the date of separation; and (vi) final post-separation flight hours will be granted quarterly or annually, as applicable, for the termination year in an amount equal to the number of hours for which the executive officer was eligible in the year of termination.
The Severance Guidelines utilize the definition of “Cause” in each named executive officer’s employment agreement or offer letter. To the extent not otherwise defined in the named executive officer’s employment agreement or offer letter, under the Severance Guidelines:
•
“Good Reason” means, (i) a material breach by the Company of any material covenant or provision of the named executive officer’s employment agreement or offer letter; or there is a breach of any option agreement by WUP that materially affects named executive officer’s rights or benefits with respect to the option or any other equity award subsequently granted to the named executive officer; (ii) any involuntary change in the named executive officer’s title or reporting relationships except as permitted hereunder or any involuntary material diminution in the named executive officer’s material duties, authorities or responsibilities; or (iii) a reduction by the Company in the base salary or a reduction in the named executive officer’s target bonus as provided under the named executive officer’s employment agreement or offer letter, except in circumstances where such reduction was due to unforeseen circumstances and such reduction was applied to all individuals at the named executive officer’s level, in each case subject to the satisfaction of certain notice procedures and Company cure periods; and

•
“Change in Control” means the earliest to occur of: (i) the purchase or other acquisition of outstanding shares of the Company’s capital stock by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act (other than the Company or one of its affiliates or employee benefit plans), in one or more transactions, such that the holder, as a result of such acquisition, now owns more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors; (ii) the completion by any entity, person or group (other than the Company or one of its affiliates or employee benefit plans) of a tender offer or an exchange offer for more than 50% of the outstanding voting stock of the Company entitled to vote for the election of directors; (iii) the effective time of (a) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding voting stock of the Company entitled to vote for the election of directors immediately prior to such merger or consolidation

76 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
hold less than 50% of the outstanding voting stock of the Company entitled to vote for the election of directors of the surviving or resulting corporation immediately after such merger or consolidation, or (b) a transfer of all or substantially all of the property or assets of the Company, other than to an entity of which the Company owns at least 80% of the outstanding voting stock of the Company entitled to vote for the election of directors; and (iv) the election to the Board, without the recommendation or approval of the incumbent Board, of directors constituting a majority of the number of directors of the Company then in office, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person was a member of the incumbent Board.
The Severance Guidelines will apply in the event of a Change in Control only if (i) the Change in Control is consummated and (ii) the executive officer is terminated by the successor company in the 12 months after the Change in Control. In such case, all of the executive officer’s unvested equity awards will vest upon departure and the executive officer is entitled to receive (a) one additional year of base salary and annual incentive bonus as severance payments, and (b) accelerated vesting of all unvested equity incentive awards.
The terms of our named executive officers’ employment agreements and offer letters may contain additional or different terms that apply in such scenarios. In addition to, or in lieu of, any terms applicable to a named executive officer under an employment agreement or offer letter, our equity incentive plans or the Severance Guidelines, the Compensation Committee and the Board have the discretion to provide for alternate compensation or severance arrangements with named executive officers in connection with their separation of employment. These compensation or severance arrangements may include, but are not limited to, cash compensation in lieu of salary, bonus or other compensable payments for a period of time after separation of employment, accelerated vesting of outstanding unvested equity awards, the extension of the exercise period for stock options, the allocation of flight hours on Company aircraft and/or post-separation consulting arrangements. Because any such compensation or severance arrangements are not pursuant to the terms of any outstanding contract, arrangement or plan covering such named executive officer, no named executive officer is entitled to such payments unless approved by the Compensation Committee and agreed to in writing by the Company. We entered into the Dichter Release Agreement during fiscal year 2023, a description of which is included under “—Narrative Disclosure to Summary Compensation—Contractual Arrangements with Former Named Executive Officers” in this Proxy Statement.
Other Potential Payments or Benefits
In addition, under certain circumstances, our named executive officers may be entitled to receive, or elect to receive, certain benefits or payments that are generally available to all Wheels Up employees on a non-discriminatory basis, such as payment of retirement, disability and death benefits. We have not provided information for such applicable contracts, agreements, plans or arrangements, because they are available generally to all employees and do not discriminate in scope, terms or operation, in favor of our named executive officers.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 77

Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2023:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,906,342(2)	$ 100.00(3)	3,046,200(4)
Equity compensation plans not approved by stockholders(5)	1,197,398(6)	75.45(7)	—
Total	3,103,740(2)(5)	$98.44(3)(7)	3,046,200(4)
(1)
Consists of the Amended and Restated 2021 LTIP. The above table excludes shares issuable under the Executive Performance Awards, as no shares of Common Stock were authorized for issuance under such awards as of December 31, 2023.

(2)
Consists of (i) 1,829,610 PSUs and RSUs that may be settled into a maximum of 1,829,610 shares of Common Stock under the Amended and Restated 2021 LTIP (assuming vesting at 100% of target for outstanding PSUs) and (ii) 76,732 stock options to purchase up to 76,732 shares of Common Stock granted under the Amended and Restated 2021 LTIP. Excludes contingent PSUs and RSUs under the Amended and Restated 2021 LTIP that were granted in February 2024 that are contingent upon approval by the Company’s stockholders of the LTIP Amendment at the Annual Meeting, as they were not outstanding as of December 31, 2023.

(3)
Reflects the weighted-average exercise price of outstanding stock options under the Amended and Restated 2021 LTIP as of December 31, 2023. The calculation of the weighted-average exercise price does not include outstanding equity awards that are received or exercised for no consideration. As of December 31, 2023, the weighted average remaining contractual term of outstanding and exercisable stock options under the Amended and Restated 2021 LTIP was approximately 3.9 years.

(4)	Excludes the additional 25,000,000 shares of Common Stock that the Company’s stockholders are being requested to approve for issuance pursuant to the LTIP Amendment at the Annual Meeting.
(5)
Consists of the WUP Option Plan and 2022 Inducement Grant Plan. All awards made under the WUP Option Plan were made prior to the closing of the Business Combination and were assumed by the Company in connection with the Business Combination. No further awards may be made under the WUP Option Plan and 2022 Inducement Grant Plan.

(6)
Consists of (i) 1,129,022 stock options to purchase up to 1,129,022 shares of Common Stock under the WUP Option Plan, and (ii) 68,376 RSUs that may be settled into a maximum of 68,376 shares of Common Stock under the 2022 Inducement Grant Plan. Excludes contingent PSUs and RSUs under the Amended and Restated 2021 LTIP granted in February 2024 that are contingent upon approval by the Company’s stockholders of the LTIP Amendment at the Annual Meeting, as they were not outstanding as of December 31, 2023.

(7)
Reflects the weighted-average exercise price of outstanding stock options under the WUP Option Plan as of December 31, 2023. The calculation of the weighted-average exercise price does not include outstanding equity awards that are received or exercised for no consideration. As of December 31, 2023, the weighted average remaining contractual term of outstanding and exercisable stock options under the WUP Option Plan was approximately 5.6 years, and the weighted average remaining contractual term of outstanding and exercisable stock options under both the Amended and Restated 2021 LTIP and WUP Option Plan was approximately 5.2 years.

For descriptions of the Company’s equity compensation plans, see Note 12, Stockholders’ Equity and Equity-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K.
78 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and the Company’s financial performance.
Required Tabular Disclosure of Compensation Actually Paid Versus Performance
The following table provides information on CAP for each person who served as our principal executive officer (“PEO”) and (on average) our non-PEO named executive officers (“non-PEO NEOs”) for the fiscal years ended December 31, 2023, 2022 and 2021 alongside total stockholder return (“TSR”) and net income metrics. CAP listed in each column (c) for persons who served as our PEO and column (e) for our non-PEO NEOs below is not equivalent to actual cash compensation or the value of equity compensation awards that vested during the applicable year. CAP includes, among other items, unpaid amounts of equity incentive compensation that may be realizable in future periods, and as such, the dollar amounts reflected do not fully represent the actual final amount of compensation earned or actually paid during the applicable years.
Year	Summary Compensation Table Total for PEO (Kenny Dichter) ($)(1)	Summary Compensation Table Total for PEO (Todd Smith) ($)(2)	Summary Compensation Table Total for PEO (George Mattson) ($)(3)	Compensation Actually Paid to PEO (Kenny Dichter) ($)(4)	Compensation Actually Paid to PEO (Todd Smith) ($)(5)	Compensation Actually Paid to PEO (George Mattson) ($)(6)	Average Summary Compensation Table Total for non-PEO NEOs ($)(7)	Average Compensation Actually Paid to non-PEO NEOs ($)(8)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)(9)	Net Income (Loss) ($ in millions)(10)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)
2023	$5,612,604	$4,414,756	$148,978,853	$2,305,627	$1,851,971	$223,078,853	$1,512,416	$789,098	$3.55	$(487.4)
2022	$8,650,754	$—	$—	$(11,605,222)	$—	$—	$3,008,812	$398,569	$10.67	$(555.5)
2021	$9,505,783	$—	$—	$26,418,227	$—	$—	$4,298,419	$4,061,711	$48.08	$(197.2)
(1)
For 2023, 2022 and 2021, represents amounts for Mr. Dichter, who served as our PEO from July 13, 2021 to May 9, 2023, calculated as required for the purpose of the Summary Compensation Table. Amounts for 2021 reflect Mr. Dichter’s full compensation for such period.

(2)
For 2023, represents amounts for Mr. Smith, who served as our interim PEO from May 9, 2023 to October 2, 2023, calculated as required for the purpose of the Summary Compensation Table. No amounts are shown for 2022 and 2021, because Mr. Smith did not serve as PEO at any point during such periods.

(3)
For 2023, represents amounts for Mr. Mattson, who has served as our PEO since October 2, 2023, calculated as required for the purpose of the Summary Compensation Table. No amounts are shown for 2022 and 2021, because Mr. Mattson did not serve as PEO at any point during such periods.

(4)
CAP, as calculated in accordance with SEC rules, does not fully represent the actual final amount of compensation earned or actually paid during the applicable years. The aggregate value of cash compensation and perquisites and other benefits paid to Mr. Dichter for 2023 was $5,612,604. The adjustments made to total compensation for each year to determine CAP for Mr. Dichter, which include, among other things, unpaid amounts of equity incentive compensation that were realizable in future periods, are shown in the tables below and were calculated pursuant to applicable SEC rules.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2023	$5,612,604	—	$—	+	$(3,306,977)	=	$2,305,627
2022	$8,650,754	—	$3,595,000	+	$(16,660,976)	=	$(11,605,222)
2021	$9,505,783	—	$—	+	$16,912,444	=	$26,418,227
(a)	Represents the total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for the applicable year for Mr. Dichter.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 79

Pay Versus Performance (continued)
(b)
The fair value of equity component of the CAP calculation was determined in accordance with SEC rules. Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted to Mr. Dichter during the applicable year, the CAP table above requires us to calculate equity fair value for Mr. Dichter as set forth in the applicable SEC rules and summarized in the table below:

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($))		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During the Current Year ($)		Fair Value of Equity for CAP ($)
2023	$—	+	$—	+	$(840,127)	+	$ —	+	$ —	+	$ —	—	$2,466,850	=	$(3,306,977)
2022	$2,039,400	+	$(4,850,309)	+	$(13,850,067)	+	$—	+	$—	+	$—	—	$—	=	$(16,660,976)
2021	$—	+	$15,116,756	+	$1,795,688	+	$ —	+	$—	+	$—	—	$—	=	$16,912,444
(5)
CAP, as calculated in accordance with SEC rules, does not fully represent the actual final amount of compensation earned or actually paid during 2023. The aggregate value of cash compensation and perquisites and other benefits paid to Mr. Smith for 2023 was $1,530,346. The adjustments made to total compensation for 2023 to determine CAP for Mr. Smith, which include, among other things, unpaid amounts of equity incentive compensation that may be realizable in future periods, are shown in the tables below and were calculated pursuant to applicable SEC rules. No amounts are shown for 2022 and 2021, because Mr. Smith did not serve as PEO at any point during such periods.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2023	$4,414,756	—	$2,884,410	+	$321,625	=	$1,851,971
(a)	Represents the total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for Mr. Smith.
(b)
The fair value of equity component of the CAP calculation was determined in accordance with SEC rules. Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted to Mr. Smith during the applicable year, the CAP table above requires us to calculate equity fair value for Mr. Smith as set forth in the applicable SEC rules and summarized in the table below. The “Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End” column excludes certain PSUs forfeited as of December 31, 2023 as a result of the non-achievement of certain Adjusted EBITDA and Relative TSR vesting conditions related to one-year performance for fiscal year 2023.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During the Current Year ($)		Fair Value of Equity for CAP ($)
2023	$1,261,112	+	$(469,743)	+	$(469,743)	+	$ —	+	$ —	+	$ —	—	$ —	=	$321,625
(6)
CAP, as calculated in accordance with SEC rules, does not fully represent the actual final amount of compensation earned or actually paid during the applicable year. The aggregate value of cash compensation and perquisites and other benefits paid to Mr. Mattson for 2023 was $578,853. The adjustments made to total compensation for 2023 to determine CAP for Mr. Mattson, which include, among other things, unpaid amounts of equity incentive compensation that require the satisfaction of both performance- and service-based vesting conditions under the CEO Performance Award, if at all, that may be realizable in future periods, are shown in the tables below and were calculated pursuant to applicable SEC rules. The Investor Multiple on Invested Capital will need to be greater than 6.5x for the CEO Performance Award, if realized upon the satisfaction of both performance- and service-based vesting conditions in connection with the Final Determination Date, to be fully settled at a level consistent with the estimated fair value required to be included in CAP in the “Fair Value of CAP Calculated Using SEC Methodology” column below. No amounts are shown for 2022 and 2021, because Mr. Mattson did not serve as PEO at any point during such periods.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2023	$148,978,853	—	$148,400,000	+	$222,500,000	=	$223,078,853
(a)	Represents the total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for Mr. Mattson.
(b)
The fair value of equity component of the CAP calculation was determined in accordance with SEC rules. Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted to Mr. Mattson during the applicable year, the CAP table above requires us to calculate equity fair value for Mr. Mattson as set forth in the applicable SEC rules and summarized in the table below. For the CEO Performance Award, if realized, to be fully settled in connection with the Final Determination Date at a level consistent with the

80 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

Pay Versus Performance (continued)
estimated fair value required to be included in CAP as calculated pursuant to applicable SEC rules in the “Year End Fair Value of Current Year Awards Outstanding and Unvested as of Year End” column below, the Investor Multiple on Invested Capital will need to be greater than 6.5x. The CEO Performance Award had a derived service period of 5.2 years at the time of grant.
Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During the Current Year ($)		Fair Value of Equity for CAP ($)
2023	$222,500,000	+	$ —	+	$ —	+	$ —	+	$ —	+	$ —	—	$ —	=	$222,500,000
(7)
Represents amounts for our non-PEO NEOs calculated for the purpose of the Summary Compensation Table for the applicable periods. Our non-PEO NEOs, for the purpose of calculating averages in the table above, are the following individuals: (i) for 2023, Mark Briffa and Laura Heltebran; (ii) for 2022, Todd Smith, Stevens Sainte-Rose, Lee Applbaum, Laura Heltebran, Eric Jacobs, Eric Cabezas, Vinayak Hegde and Jason Horowitz; and (iii) for 2021, Eric Jacobs, Vinayak Hegde, Jason Horowitz and Lee Applbaum.

(8)
CAP, as calculated in accordance with SEC rules, does not fully represent the actual final amount of compensation earned or actually paid during the applicable year. The aggregate value of average cash compensation and perquisites and other benefits paid to our non-PEO NEOs for 2023 was $984,220. The adjustments made to total compensation for each year to determine CAP for our non-PEO NEOs, which include, among other things, unpaid amounts of equity incentive compensation that may be realizable in future periods, are shown in the tables below and were calculated pursuant to applicable SEC rules.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2023	$1,512,416	—	$528,196	+	$(195,123)	=	$789,098
2022	$3,008,812	—	$1,871,198	+	$(739,045)	=	$398,569
2021	$4,298,419	—	$3,344,897	+	$3,108,190	=	$4,061,711
(a)	Represents the average total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for the applicable year for our non-PEO NEOs.
(b)
The fair value of equity component of the CAP calculation was determined in accordance with SEC rules. Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted to each of our non-PEO NEOs during the applicable year, the CAP table above requires us to calculate average equity fair value for our non-PEO NEOs as set forth in the applicable SEC rules and summarized in the table below. The “Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End” column excludes certain PSUs forfeited as of December 31, 2023 as a result of the non-achievement of certain Adjusted EBITDA and Relative TSR vesting conditions related to one-year performance for fiscal year 2023.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During The Current Year ($)		Fair Value of Equity for CAP ($)
2023	$155,318	+	$(192,700)	+	$(157,741)	+	$ —	+	$—	+	$ —	—	$—	=	$(195,123)
2022	$341,132	+	$(209,308)	+	$(747,408)	+	$—	+	$191,383	+	$—	—	$314,844	=	$(739,045)
2021	$2,310,568	+	$(819,551)	+	$1,168,291	+	$—	+	$448,882	+	$—	—	$—	=	$3,108,190
(9)	Pursuant to SEC rules, the TSR amounts assume an initial investment of $100 on November 13, 2020, the date that Aspirational’s Class A ordinary shares were first quoted on the NYSE.
(10)
Reflects Net income (loss) attributable to Wheels Up stockholders prepared in accordance with U.S. GAAP as shown in Wheels Up’s consolidated statements of operations for each of the periods reflected in the table as set forth in our Annual Reports on Form 10-K for the years ended December 31, 2023 and 2022, as applicable.

Relationship Between Compensation Actually Paid and Financial Performance Measures
Certain one-time events during 2023 impacted CAP to persons who served as our PEO in 2023, including: (i) the departure on May 9, 2023 of our former PEO, Mr. Dichter, which upon separation resulted in a one-time cash severance payment (increase to CAP), the accelerated vesting of certain RSUs (increase to CAP) and the forfeiture of certain PSUs and RSUs (decrease to CAP); (ii) Mr. Smith’s service as interim PEO in addition to his duties as Chief Financial Officer from May 9, 2023 to October 2, 2023, for which he received additional cash and equity compensation for his expanded role (increase to CAP); and (iii) the grant of the CEO Performance Award to Mr. Mattson, our current PEO, on November 30, 2023 (increase to CAP), which is a one-time performance award that had a derived
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 81

Pay Versus Performance (continued)
service period of 5.2 years at the time of grant and will vest, if at all, subject to the satisfaction of both performance- and service-based vesting conditions that were not met as of December 31, 2023. For the CEO Performance Award, if realized, to be fully settled in connection with the Final Determination Date at a level consistent with the estimated fair value required to be included in CAP, the Investor Multiple on Invested Capital will need to be greater than 6.5x.
Our TSR was lower in 2023 compared to 2022 and 2021. Excluding the impact of the CEO Performance Award, CAP to persons who served as our PEO and average CAP to our non-PEO NEOs were relatively lower in 2023 compared to the average CAP to our PEO and non-PEO NEOs in 2022 and 2021, which encompassed the first full year that the Company’s Common Stock was publicly traded. Such lower CAP was due in part to overall lower prices per share of our Common Stock since 2022 that resulted in generally lower values for vested and unvested equity awards. We do not use TSR to make compensation decisions; however, we used Relative TSR to determine whether certain PSUs that were granted in the first quarter of 2023 vested. Such PSUs do not vest until the end of a three-year performance period, subject to continued service of the recipient. Certain PSUs that used Relative TSR for the one-year performance period for 2023 were forfeited effective as of December 31, 2023, which reduced CAP to Mr. Smith and average CAP to our non-PEO NEOs.
Net income (loss) improved in 2023 compared to 2022, primarily as a result of the regionalization of our member programs, a focus on more profitable flying and the divestiture of the non-core aircraft management business on September 30, 2023. We did not use Net income (loss) as a metric when determining 2023 or 2022 compensation decisions our PEOs and non-PEO NEOs.
Executive compensation information, and TSR and Net income (loss) figures for 2023, 2022 and 2021 reflect results for Wheels Up for the full fiscal years ended December 31, 2023, 2022 and 2021. TSR for 2021 reflects the combined TSR of Aspirational from January 1, 2021 through July 13, 2021, the closing date of the Business Combination, and of Wheels Up from July 14, 2021 through December 31, 2023.
82 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding beneficial ownership of our Common Stock as of the Record Date by:
•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•	each of Wheels Up’s current named executive officers and directors; and
•	all executive officers and directors of Wheels Up as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 697,321,492 shares of our Common Stock issued and outstanding (excluding any treasury stock) as of the Record Date. The following table excludes 1,252,149 shares of our Common Stock issuable upon the exercise of Public Warrants and Private Warrants as of the Record Date. Unless otherwise indicated, Wheels Up believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
Name of beneficial owner	Number of Shares of Common Stock(1)	Percentage of Outstanding Common Stock(2)
5% and Greater Stockholders:
Delta Air Lines, Inc.(3)	263,369,307	37.8%
CK Wheels LLC(4)	258,169,208	37.0%
Cox Investment Holdings, Inc.(5)	86,056,403	12.3%
Whitebox Advisors LLC(6)	43,028,201	6.2%
Current Named Executive Officers and Directors:(7)
George Mattson	—	—
Todd Smith	168,668	*
Mark Briffa	—	—
Laura Heltebran(8)	46,039	*
David Adelman(9)	316,990	*
Timothy Armstrong(10)	213,817	*
Alain Bellemare	—	—
Adam Cantor	—	—
Andrew Davis	—	—
Dwight James	—	—
Daniel Janki	—	—
Thomas Klein	—	—
Zachary Lazar	—	—
Lee Moak(11)	63,166	*
Adam Zirkin	—	—
All directors and executive officers as a group (19 persons)(12)	897,116	*
*	Indicates less than 1% of the outstanding shares of our Common Stock.
(1)
Unless otherwise noted, the business address of each of entity or individual listed in the table above is c/o Wheels Up Experience Inc., 2135 American Way, Chamblee, Georgia 30341. The number of shares of Common Stock reflected in the table above for Delta, CK Wheels and Whitebox Advisors LLC (“Whitebox Advisors”) represent gross ownership of Common Stock and do not represent the number of shares of Common Stock that such parties are entitled to vote at the Annual Meeting after applying the Voting Limitations. See “Information About Wheels Up—Investor Rights Agreement” for more information.

(2)
The beneficial ownership of Wheels Up as of the Record Date, is based on the shares of our Common Stock outstanding as of such date plus, with respect to each beneficial owner, the number of shares of our Common Stock such person had the right to acquire within 60 days of the Record

Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 83

Date. The percentages of outstanding Common Stock reflected in the table above for Delta, CK Wheels and Whitebox Advisors represent gross ownership of Common Stock and do not represent the percentage of shares of Common Stock that such parties are entitled to vote at the Annual Meeting after applying the Voting Limitations. See “Information About Wheels Up—Investor Rights Agreement” for more information.
(3)
Based on Schedule 13D/A filed on November 17, 2023, in which Delta reported that, as of November 15, 2023, it had sole voting power and sole dispositive power over 263,369,307 shares of Common Stock, none of which were subject to shared voting or shared dispositive power. The address of Delta is Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, Georgia 30354.

(4)
Based on a Schedule 13D/A filed on November 17, 2023, in which CK Wheels reported that, as of November 15, 2023, it had shared voting power and shared dispositive power over 258,169,208 shares of Common Stock and sole voting power and sole dispositive power over zero shares of Common Stock. CK Wheels identified certain other parties as joint filers of such Schedule 13D/A that reported having the same shared and sole powers as CK Wheels, including: CK Opportunities GP, LLC; Certares Opportunities LLC; and Knighthead Opportunities Capital Management, LLC. The address of CK Wheels is c/o Knighthead Opportunities Capital Management, LLC, 280 Park Avenue, 22nd Floor, New York, New York 10017.

(5)
Based on Schedule 13D/A filed on November 20, 2023, in which CIH reported that, as of November 15, 2023, it had sole voting power and sole dispositive power over 86,056,403 shares of Common Stock, none of which were subject to shared voting or shared dispositive power. The address of CIH is Cox Investment Holdings, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

(6)
Based on a Schedule 13G filed on November 27, 2023, in which Whitebox Advisors reported that, as of November 15, 2023, it had shared voting power and shared dispositive power over 43,028,201 shares of Common Stock and sole voting power and sole dispositive power over zero shares of Common Stock. Whitebox Advisors identified Whitebox General Partner LLC (“Whitebox General Partner”) as a joint filer of such Schedule 13G, which reported that, as of November 15, 2023, it had shared voting power over 9,549,396 shares of Common Stock, shared dispositive power over 43,028,021 shares of Common Stock, and sole voting power and sole dispositive power over zero shares of Common Stock. The address of both Whitebox Advisors and Whitebox General Partner is 3033 Excelsior Boulevard, Suite 500, Minneapolis, Minnesota 55416.

(7)	The table above excludes Mr. Dichter, who is a named executive officer for whom information is provided in the Summary Compensation Table, but ceased to be employed with the Company as of May 9, 2023.
(8)	For Ms. Heltebran, represents 46,039 shares of Common Stock underlying stock options under the WUP Option Plan, which may be exercised within 60 days of the Record Date for shares of Common Stock.
(9)
For Mr. Adelman, includes (i) 107,185 shares of Common Stock held by Darco Wheels Up LLC, an entity controlled by Mr. Adelman, (ii) 85,000 shares of Common Stock held by Darco Capital LP, an entity controlled by Mr. Adelman, (iii) 8,045 shares of Common Stock held directly by Mr. Adelman, (iv) 92,593 shares of Common Stock issuable upon the vesting and settlement of RSUs, which are scheduled to vest within 60 days of the Record Date, (v) 17,262 shares of Common Stock representing shares issuable upon the exchange of WUP profits interests, which will be exchangeable within 60 days of the Record Date for shares of Common Stock, and (vi) 6,905 shares of Common Stock underlying stock options under the WUP Option Plan, which may be exercised within 60 days of the Record Date for shares of Common Stock. The actual number of shares of Common Stock received upon exchange of such WUP profits interests will depend on the trading price per share of our Common Stock at the time of such exchange.

(10)
For Mr. Armstrong, includes (i) 100,771 shares of Common Stock held by Polar Capital Group, LLC, an entity controlled by Mr. Armstrong, (ii) 900 shares of Common Stock held by Armstrong Family Investment, LLC, an entity controlled by Mr. Armstrong, (iii) 8,045 shares of Common Stock held directly by Mr. Armstrong, (iv) 92,593 shares of Common Stock issuable upon the vesting and settlement of RSUs, which are scheduled to vest within 60 days of the Record Date, (v) 6,905 shares of Common Stock representing shares issuable upon the exchange of WUP profits interests, which will be exchangeable within 60 days of the Record Date for shares of Common Stock, and (vi) 4,603 shares of Common Stock underlying stock options under the WUP Option Plan, which may be exercised within 60 days of the Record Date for shares of Common Stock. The actual number of shares of Common Stock received upon exchange of such WUP profits interests will depend on the trading price per share of Common Stock at the time of such exchange.

(11)	For Mr. Moak, represents 63,166 shares of Common Stock issuable upon the vesting and settlement of RSUs, which are scheduled to vest within 60 days of the Record Date.
(12)
For purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of the Record Date, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

84 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., Brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is generally more convenient for stockholders and produces cost savings for companies.
We do not “household” for any of our stockholders of record. However, Brokers with account holders who are Wheels Up stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your Broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (i) notify your Broker or (ii) direct your written request addressed to the Secretary of the Company at our corporate office located at 601 West 26th Street, Suite 900, New York, New York 10001. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their Broker or the Company at (212) 257-5252. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our Annual Report on Form 10-K, Proxy Statement, proxy card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Submission of Stockholder Proposals and Director Nominations
To be considered for inclusion in the proxy materials for the 2025 annual meeting of stockholders, a stockholder proposal other than a director nomination must be submitted in writing to the Company no later than December 25, 2024. If the date of the 2025 annual meeting of stockholders is more than 30 days from June 6, 2025, the deadline will be a reasonable time before we begin to print and send our proxy materials for the 2025 annual meeting of stockholders.
Pursuant to our By-Laws, in order for a stockholder to present a proposal for the 2025 annual meeting of stockholders (other than proposals to be included in proxy materials as described above), or to nominate a director nominee for election at our 2025 annual meeting of stockholders, a notice containing the required information regarding such proposal or director nominees must be submitted in writing to the Company between February 6, 2025 and March 8, 2025. If the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 60 days after June 6, 2025, a stockholder must give notice not later than the 90th day prior to next year’s annual meeting date or, if later, the 10th day following the day on which public disclosure of next year’s annual meeting date is first made.
Any proposal or notice required to be submitted in writing as described above should be sent to the Secretary of the Company at our corporate office located at 601 West 26th Street, Suite 900, New York, New York 10001. Our By-Laws, including Sections 2.7 and 3.4 thereof, which contain additional procedural and substantive requirements for advance notice of stockholder proposals and director nominations, respectively. Any notice of director nominations submitted to the Company must include the information required by Rule 14a-19(b) under the Exchange Act.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by our stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
In connection with the Company’s Annual Meeting, the Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders 85

ADDITIONAL INFORMATION (continued)
We filed our Annual Report on Form 10-K for the year ended December 31, 2023 with the SEC on March 7, 2024. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Wheels Up, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Company at our corporate office located at 601 West 26th Street, Suite 900, New York, New York 10001.
By Order of the Board of Directors

George Mattson
Chief Executive Officer & Director
April 24, 2024
86 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

APPENDIX A

PROPOSED TEXT OF
AMENDMENT NO. 1 TO
WHEELS UP EXPERIENCE INC.
2021 LONG-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED APRIL 1, 2024
This Amendment No. 1 (this “Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (the “Plan”), is adopted by the Board of Directors of Wheels Up Experience Inc. (the “Company”) on April 15, 2024, to be effective upon approval (the “Amendment Effective Time”) of this Amendment by the Company’s stockholders at a duly called and noticed meeting of the Company’s stockholders or by written consent of the Company’s stockholders, in each case in accordance with the Company’s Amended and Restated Certificate of Incorporation, dated November 15, 2023, Amended and Restated By-Laws, effective as of November 15, 2023, and the General Corporation Law of the State of Delaware. Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the Plan.
Effective as of the Amendment Effective Time, the Plan shall be amended as follows:
1.	Paragraph A of Article III of the Plan is hereby deleted in its entirety and replaced with the following:
A.
The aggregate number of Shares as to which Awards may be granted from time to time shall be 30,149,682 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XIX hereof). The aggregate number of Shares as to which Incentive Options may be granted from time to time shall not exceed 30,149,682 (subject to adjustment for stock splits, stock dividends and other adjustments described in Article XIX hereof). The Share amounts listed in this Paragraph A reflect all adjustments made as a result of the 1-for-10 reverse stock split of the Shares and proportionate reduction in the number of authorized shares of Shares completed on June 7, 2023.

2.	Article XXI of the Plan is hereby deleted in its entirety and replaced with the following:
XXI.	TERMINATION OF THE PLAN
The Plan shall terminate ten (10) years from April 15, 2024. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan’s termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, and (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.
3.	This Amendment shall be governed by the laws of the State of Delaware and construed in accordance therewith.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders A-1

APPENDIX B

TEXT OF THE
CEO PERFORMANCE AWARD
WHEELS UP EXPERIENCE INC.
PERFORMANCE AWARD AGREEMENT
This Performance Award Agreement (this “Agreement”) is made as of November 30, 2023 (the “Grant Date”), between Wheels Up Experience Inc., a Delaware corporation (the “Company”), and George Mattson (the “Grantee”).
WHEREAS, the Company desires to grant to the Grantee an award that is subject to both service and performance conditions (a “Performance Award”), as provided herein;
WHEREAS, the Performance Award will be granted apart from the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (as it may be amended in accordance with the terms of the Plan from time to time, the “Plan”), but, except as set forth below and Section IIIA of the Plan, will be subject to the same terms and conditions as set forth in the Plan to the extent applicable to this Performance Award; and
WHEREAS, the Company and the Grantee understand and agree that any capitalized terms used herein, if not otherwise defined, will have the same meanings as in the Plan (the Grantee being referred to in the Plan as a Participant).
NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:
1. Grant of a Performance Award. The Company grants to the Grantee a Performance Award that provides the Grantee with the right to receive a distribution of a number of shares of Common Stock (“Shares”), subject to the prior (i) cash payment on the Term Loan (through full or partial repayment of the Term Loan Amount and/or cash payment of accrued “paid in kind” interest due under the Term Loan) in an amount equal to the Term Loan Amount (the “Repayment Event”); provided, however that a full exchange of the Term Loan by the Investors (as defined in Exhibit A to this Agreement, attached) with the Company or with a third-party for equity, other than an exchange in connection with a dissolution, insolvency or bankruptcy, shall constitute a Repayment Event for purposes of this Section 1 and (ii) satisfaction of the applicable service-vesting conditions set forth herein, with the number of Shares to be determined at each applicable Determination Date (as defined below). The number of Shares to be delivered to the Grantee with respect to each applicable Determination Date will be determined based on the portion of the Total Investor Profits (as defined on Exhibit A to this Agreement, attached) earned by the Grantee as of each Determination Date and calculated solely in accordance with the vesting and settlement terms set forth in this Agreement and on Exhibit A hereto. The Grantee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Performance Award, and rights hereunder, will be retained by the Company.
2. Vesting Conditions; Determination Dates. The Grantee acknowledges and agrees that the Repayment Event must occur prior to the distribution of any Shares and then, once the Repayment Event has occurred, the number of Shares to be distributed to Grantee will first be determined on December 31 of the year in which the Repayment Event occurs and then on December 31 of each year thereafter (each such December 31, a “Determination Date”) until December 31, 2028; provided, however, that if a Change of Control occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the final Determination Date, and provided further that in the event of a Change of Control within six (6) months following the termination of Grantee’s employment for any reason other than for Cause (as defined in the Employment Agreement), the Grantee will become 100% vested as of the date of the Change of Control.
3. Vesting and Settlement. The Performance Award will vest and settle in accordance with the terms set forth on Exhibit A hereto. Notwithstanding anything set forth in this Agreement, the parties agree that the delivery of any Shares pursuant to this Performance Award is subject to the stockholders of the Company (“Stockholders”)approving this Performance Award and approving a sufficient number of Shares to be issued to the Grantee and in the event that this Performance Award is not properly approved by the Stockholders or on any Determination Date there is not a sufficient number of Shares with respect to this Performance Award approved by the Stockholders in order to deliver the number of Shares due under this Performance Award, the Company shall make a payment fully in cash to the Grantee in an amount equal to the value of the Shares as determined under Section 2(c) in Exhibit A that would have otherwise been delivered to the Grantee pursuant to the terms and conditions set forth on Exhibit A hereto had the sufficient number of Shares been approved by Stockholders at that time.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders B-1

4. Termination of Service. Notwithstanding anything to the contrary in the Employment Agreement, this Agreement or Exhibit A to this Agreement:
(a)
Voluntary Termination Other Than for Good Reason; Death or Disability. In the event of the Grantee’s voluntary termination of employment for any reason other than Good Reason or due to Grantee’s death or Disability (as defined in the Employment Agreement), the Service Vested Percentage of the Performance Award will be determined as of the last anniversary of the Vesting Commencement Date preceding the Grantee’s termination date and. the total number of Shares, or payment in cash as required under Section 3 hereof, to be distributed to Grantee, or to Grantee’s estate, as applicable, will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage will be forfeited for no consideration.

(b)
Involuntary Termination Other Than for Cause or Due to Grantee’s Resignation with Good Reason. In the event that the Grantee’s employment is terminated by the Company without Cause or the Grantee resigns with Good Reason (as defined in the Employment Agreement): (i) the Service Vested Percentage of the Performance Award will be determined as if the Grantee had remained employed though the next anniversary of the Vesting Commencement Date after the date of termination of employment; provided, however, that if the next anniversary of the Vesting Commencement Date after the date of termination of employment is less than three (3) months following the date of termination of employment pursuant to this Section 4(b), the Service Vested Percentage will be determined as if the Grantee had remained employed through the next two anniversaries of the Vesting Commencement Date after the date of termination of employment; and (ii) upon an involuntary termination other than for Cause or upon Grantee’s resignation with Good Reason, the total number of Shares or payment in cash as required under Section 3 hereof, to be distributed to Grantee will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage after taking into account the prior sentences will be forfeited for no consideration.

(c)
For Cause. In the event of the Grantee’s termination by the Company for Cause (as defined in the Employment Agreement), the Performance Award, including any Service Vested Percentage thereof, will be forfeited for no consideration

5. Withholding. In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, the Company or any Affiliate employing or otherwise engaging the Grantee will have the right to withhold from the Grantee any such required withholding obligations arising as a result of grant or vesting and settlement of the Performance Award. or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such withholding obligations from any payment of any kind otherwise due to the Grantee or to take such other actions, including, without limitation, withholding any Shares deliverable pursuant to this Performance Award as may be necessary to satisfy such withholding obligations.
6. Section 409A of the Code. Subject to and consistent with Article XVIII of the Plan, this Agreement will be interpreted in such a manner that all provisions relating to the settlement of the Performance Award are compliant with or exempt from the requirements of Section 409A of the Code. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder will comply with Section 409A, to the extent Section 409A applies.
7. Non-Assignability. The Performance Award will not be transferable by the Grantee.
8. Notice. Any notices required or permitted by the terms of this Agreement will be given by registered or certified mail, return receipt requested, addressed as follows:
To the Company:	Wheels Up Experience Inc.
601 West 26th Street, Suite 900
New York, New York 10001
	Attn:	[***]
B-2 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

And to the Grantee at the most recent address the Grantee has provided to the Company, with a copy to (which will not constitute notice to Grantee):
Ford & Harrison LLP
366 Madison Avenue
New York, New York 10017
Attention:	[***]
Email:	[***]
Any such notice will be deemed to have been given when mailed in accordance with the foregoing provisions.
9. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Delaware.
10. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action WILL be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.
11. Data Privacy. In order to administer this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including, but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee: (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12. No Rights as Stockholder; No Voting Rights, The Grantee shall not be, nor have any of the rights or privileges of, a stockholder in respect of the Performance Award awarded pursuant to this Agreement and until the Shares attributable to such Performance Award have been actually issued to the Grantee.
13. Restrictive Covenants. The Grantee acknowledges and recognizes the highly competitive nature of the businesses of the Company, that the Grantee will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company. The Grantee accordingly acknowledges and agrees that part of the consideration for being granted the Performance Award is the Grantee agreeing to be subject to the restrictive covenants set forth in the Employment Agreement and that certain Restrictive Covenant Agreement executed and delivered by the Company and Grantee pursuant to the Employment Agreement.
14. Clawback. Notwithstanding any other provisions in this Agreement to the contrary, the Performance Award granted pursuant to this Agreement is subject to recovery under any law, government regulation or stock exchange listing requirement or the Wheels Up Experience Inc. Executive Compensation Recoupment Policy and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (including, but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 or any policy adopted by the Company pursuant to Section 10D of the Exchange Act or the applicable NYSE Listing Standards).
15. Not Salary, Pensionable Earnings or Base Pay. The Grantee acknowledges that the Performance Award will not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Grantee under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.
16. Provisions of This Agreement Control. The express terms of this Agreement will prevail and control for all purposes and supersede and replace any contrary, different or inconsistent terms in the Plan to the extent they may be applicable to this Performance
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders B-3

Award, or any policies, rules, procedures or practices of the Company or any Relevant Companies or any interpretations by the Board or Committee of the Company or any Relevant Companies in contravention of any express term of the Agreement. For the avoidance of doubt, neither Article XXVI of the Plan nor any article of the Plan that permits the Board or the Committee, as defined in the Plan, to (i) suspend vesting and/or settlement of this Performance Award, (ii) specify any additional terms, conditions and limitations for the grant of the Performance Award, (iii) cancel the Performance Award or provide for conditions or circumstances under which the Performance Award will be forfeited other than those expressly stated in this Agreement, (iv) apply performance goals or performance criteria other than those specified in this Agreement or reduce the amounts payable under this Agreement, (v) cancel any unpaid or deferred Performance Award or any portion thereof for any reason other than Grantee is not in compliance with this Agreement as so determined and decided by an appropriate court of final jurisdiction, or (vi) settle the Performance Award other than in Shares or cash, will apply to this Performance Award.
17. No Right to Continued Employment or Service Relationship. Nothing in this Agreement will be deemed to confer on the Grantee any right to continued employment by, or other service relationship with, the Company or any Affiliate, or to interfere with or limit in any way the right of the Company or any Affiliate to terminate such employment or other service relationship at any time.
18. No Right to Future Awards. This Performance Award is a one-time Award that does not constitute a promise of future grants.
19. Entire Agreement. This Agreement, the terms and conditions set forth in the Plan (as modified by Section 16 of this Agreement), and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
20. Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Agreement under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision will be stricken as to such jurisdiction, and the remainder of this Agreement will remain in full force and effect.
21. Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Grantee shall be effective unless signed in writing by or on behalf of the Company and the Grantee. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, will be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
22. References. References herein to rights and obligations of the Grantee will apply, where appropriate, to the Grantee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
23. Plan Document. This Agreement shall constitute an “employee benefit plan” for purposes of the registration of any Shares on Form S-8 Registration Statement under the Securities Act.
24. Authority. The execution of this Agreement by the Chairman of the Board has been duly authorized by the Company and this Agreement represents the valid, legal and binding obligation of the Company.
25. Defined Terms. For the purposes of this Agreement, the following terms have the following meanings:
(a)	“Change of Control” means the occurrence of any one of the following events on or after the date of this Agreement and on or before the final Determination Date:
(1)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (for purposes of this Section 23(a), a “Person”) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act ) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided however, that for purposes of this subsection (a)(1), neither the consummation of the acquisition of the Company described in clauses (A) or (B) above by any Investor (as defined in Exhibit A to this Agreement, attached) or any affiliate or subsidiary of an Investor nor the consummation of the acquisition of the Company described in clauses (A) or (B) above by any employee benefit plan (or related trust) sponsored or maintained by any Investor or any affiliate or subsidiary of an Investor will constitute a Change of Control;

B-4 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

(2)
the consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or sale or other disposition of all or substantially all of the Company’s assets or equity securities;

(3)
the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than any other than an exchange in connection with a dissolution, insolvency or bankruptcy described in Section 1 of this Agreement); or

(4)
the individuals who on the date of this Agreement constitute the Board of the Company thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote will be considered a member of the Board on the date of this Agreement.

(b)
“Employment Agreement” means the employment agreement by and among the Company, Wheels Up Partners LLC and the Grantee, dated as of October 2, 2023 and the Amended and Restated Employment Agreement, executed contemporaneously with this Agreement.

(c)
“Invested Capital” means the amount invested in or loaned to the Company by the Investors (i.e., Delta Air Lines, Inc. (“Delta’), CK Wheels LLC, Cox Investment Holdings, Inc., Kore Air LLC, and Pandora Select Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP and Whitebox GT Fund, LP (Pandora and the Whitebox related entities, collectively, the “Whitebox Entities”). It is understood that the Invested Capital on the date of this Agreement is $390 million and will include any additional amounts drawn on the Term Loan and any amounts drawn on the Revolving Credit Facility.

(d)	“Revolving Credit Facility” means the revolving credit facility pursuant to which as of November 15, 2023 Delta has provided commitments of an aggregate principal amount of $100 million.
(e)
“Service Vested Percentage” means the portion of the Performance Award that has service-vested, with such service vesting to occur as follows: 25% of the Performance Award will vest on each of the first four anniversaries of the Vesting Commencement Date, subject to the Grantee’s continued service through each applicable vesting date (unless otherwise provided in Section 4(a) and (b) of this Agreement), such that 100% of the Performance Award will be service-vested on the fourth anniversary of the Vesting Commencement Date. For purposes of the service-vested percentage, no absence of Grantee from work because of: (i) Grantee’s exercise of his leave rights under any federal, state or local statute; (ii) Grantee’s leave of absence, as approved in writing by the Committee, for a temporary disability, which may include any physical or mental condition other than a “Disability” as defined in the Employment Agreement; or (iii) Grantee’s leave of absence for any purpose approved in writing by the Committee, will be considered to have interrupted Grantee’s continued service to the Company. Notwithstanding anything to the contrary set forth in this Agreement, the Service Vested Percentage will be 100% upon the consummation of a Change of Control.

(f)
“Term Loan” means the Term Loan facility pursuant to that certain Credit Agreement, by and among the Company, as borrower, certain subsidiaries of the Company as guarantors, various lenders and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders, dated as of September 20, 2023, as amended on November 15, 2023.

(g)	“Term Loan Amount” means $390 million plus any additional amounts drawn on the Term Loan following the date hereof.
(h)	“Vesting Commencement Date” means September 20, 2023.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders B-5

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date last written below or the date electronically accepted through the applicable portal, as applicable.
WHEELS UP EXPERIENCE INC.

By:	/s/ Adam Zirkin
Name:	Adam Zirkin
Title:	Chairman of the Board

GRANTEE

/s/ George Mattson
Name:	George Mattson
B-6 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

EXHIBIT A
Vesting and Settlement of Performance Award
Each capitalized term used and not otherwise defined in this Exhibit A will have the meaning set forth in the Performance Award Agreement (the “Agreement”) to which this Exhibit A is attached. This Performance Award provides the Grantee with the opportunity to share in the growth of the value of the Company based on the Total Investor Profits recognized or deemed to be recognized by the Investors and his providing services to the Company.
1. Repayment Event. No Shares will be provided or granted with respect to the Performance Award unless and until a Repayment Event has occurred. For the avoidance of doubt, a Repayment Event will be deemed to have occurred if the Investors refinance the Term Loan at the time of the Scheduled Maturity Date.
2. Calculation and Settlement of Performance Award. Following a Repayment Event, the Grantee will be entitled to receive a number of Shares calculated by the Company on each Determination Date as follows:
(a)	The Company shall determine the Grantee Profit Percentage by calculating the Investor MOIC on each Determination Date following a Repayment Event;
(b)	The Company shall determine the Grantee Profit Amount on each Determination Date by multiplying the (i) Total Investor Profits as of the Determination Date by (ii) Grantee Profit Percentage;
(c)
The number of Shares to be granted by the Company to the Grantee in connection with the applicable Determination Date will be the amount by which (i) (A) the Grantee Profit Amount multiplied by (B) the Service Vested Percentage divided by (C) the Stock Price exceeds (ii) the number of Previously Granted Shares, all determined as of such Determination Date. Consistent with Article XIX of the Plan, this number of Shares will be adjusted to the extent (if any) necessary to preserve the intended incentive of the Performance Award and eliminate any negative or positive impact on Grantee of any stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company occurring during any period prior to the calculation and settlement of the Performance Award. The number of Shares issuable pursuant to the immediately foregoing sentence will be (i) rounded to the nearest whole share and (ii) reduced by the amounts required to be withheld for federal, state, local or foreign income taxes, withholding taxes or employment taxes divided by the Stock Price.

(d)	The Shares will be distributed to the Grantee no later than the 30th day following the Determination Date.
For the avoidance of doubt, the calculation set forth in this Section 2 will be undertaken on each Determination Date following a Repayment Event, without any condition of continuing employment or service by Grantee other than upon a termination with Cause.
3. Definitions. Solely for the purposes of this Exhibit A, the following terms will have the following respective meanings:
(a)
“Dilutive Shares Value” means as of any Determination Date (i) the Stock Price multiplied by (ii) the product of (x) the sum of (A) the number of Shares to be granted to the Grantee pursuant to the first sentence of Section 2(c) above in connection with such Determination Date (which, for the avoidance of doubt, shall be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes) and (B) the number of Previously Granted Shares multiplied by (y) a fraction, the numerator of which is the number of New Investor Shares and the denominator of which is the fully diluted outstanding Shares of the Company as of the applicable Determination Date.

(b)	“Grantee Profit Amount” means the Grantee Profit Percentage multiplied by the Total Investor Profits.
(c)
“Grantee Profit Percentage” means the percentage of the Total Investor Profit that the Grantee is entitled to receive determined on each applicable Determination Date based on the Investor MOIC as set forth below. The Grantee Profit Percentage will be:

(i)	5% if the Investor MOIC is greater than 1.00x and less than or equal to 2.00x;
(ii)	7% if the Investor MOIC is greater than 2.00x and less than or equal to 3.00x; or
(iii)	10% if the Investor MOIC is greater than 3.00x.
For the avoidance of doubt, the Grantee Profit Percentage will be 0% if the Investor MOIC on any Determination Date is 1.00x or less.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders B-7

(d)	“Investor MOIC” means, as of any Determination Date, the Total Investor Return divided by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.
(e)
“Investors” means Delta Air Lines, Inc. CK Wheels LLC, Cox Investment Holdings, Inc, Kore Air LLC, and the Whitebox Entities participating in the Term Loan or in the Revolving Credit Facility, as applicable, as of November 15, 2023.

(f)
“New Investor Shares” means the total number of Shares issued to the Investors in connection with the Investment and Investor Rights Agreement, dated as of September 20, 2023, as amended on November 15, 2023, by and among the Company and the Investors, which is 671,239,941.

(g)
“Previously Granted Shares” means the number of Shares granted to the Grantee pursuant to the Performance Award prior to the then applicable Determination Date, which will be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes.

(h)	“Scheduled Maturity Date” means September 20, 2028.
(i)
“Stock Price” means, as of the applicable Determination Date, (i) if the Shares are listed on any national securities exchange or quoted on a U.S. automated inter-dealer quotation system and the Determination Date is not the date of the consummation of a Change of Control, the volume weighted average per Share price over the sixty trading day period that ends on the last trading day immediately prior to the Determination Date, (ii) if the Determination Date is the date of the consummation of a Change of Control, the per Share price set forth in, or determined in accordance with, the applicable document pursuant to which the Change of Control is effectuated, or, (iii) if the Shares are not traded on any such exchange or system and not in connection with a Change of Control, the most recent third party valuation of a Share prior to the applicable Determination Date.

(j)
“Total Investor Profits” means the amount by which the Total Investor Return, measured as of each applicable Determination Date, exceeds by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.

(k)
“Total Investor Return” means the sum of (i) the repayment of Invested Capital and payment of accrued “paid in kind” interest and (ii) (a) the product of (A) the New Investor Shares multiplied by (B) the Stock Price minus (b) the Dilutive Shares Value.

B-8 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

APPENDIX C

TEXT OF THE
CFO PERFORMANCE AWARD
WHEELS UP EXPERIENCE INC.
PERFORMANCE AWARD AGREEMENT
This Performance Award Agreement (this “Agreement”) is made as of March 3, 2024 (the “Grant Date”), between Wheels Up Experience Inc., a Delaware corporation (the “Company”), and Todd Smith (the “Grantee”).
WHEREAS, the Company desires to grant to the Grantee an award that is subject to both service and performance conditions (a “Performance Award”), as provided herein;
WHEREAS, the Performance Award will be granted apart from the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (as it may be amended in accordance with the terms of the Plan from time to time, the “Plan”), but, except as set forth below and Section IIIA of the Plan, will be subject to the same terms and conditions as set forth in the Plan to the extent applicable to this Performance Award;
WHEREAS, the Company and the Grantee understand and agree that, until the final Determination Date, the Performance Award shall be in lieu of future annual grants under the Plan that Grantee would have otherwise been entitled to pursuant to the terms of Grantee’s Offer Letter (as defined below); and
WHEREAS, the Company and the Grantee understand and agree that any capitalized terms used herein, if not otherwise defined, will have the same meanings as in the Plan (the Grantee being referred to in the Plan as a Participant).
NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:
1.
Grant of a Performance Award. The Company grants to the Grantee a Performance Award that provides the Grantee with the right to receive a distribution of a number of shares of Common Stock (“Shares”), subject to the prior (i) cash payment on the Term Loan (through full or partial repayment of the Term Loan Amount and/or cash payment of accrued “paid in kind” interest due under the Term Loan) in an amount equal to the Term Loan Amount (the “Repayment Event”); provided, however that a full exchange of the Term Loan by the Investors (as defined in Exhibit A to this Agreement, attached) with the Company or with a third-party for equity, other than an exchange in connection with a dissolution, insolvency or bankruptcy, shall constitute a Repayment Event for purposes of this Section 1 and (ii) satisfaction of the applicable service-vesting conditions set forth herein, with the number of Shares to be determined at each applicable Determination Date (as defined below). The number of Shares to be delivered to the Grantee with respect to each applicable Determination Date will be determined based on the portion of the Total Investor Profits (as defined on Exhibit A to this Agreement, attached) earned by the Grantee as of each Determination Date and calculated solely in accordance with the vesting and settlement terms set forth in this Agreement and on Exhibit A hereto. The Grantee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Performance Award, and rights hereunder, will be retained by the Company.

2.
Vesting Conditions; Determination Dates. The Grantee acknowledges and agrees that the Repayment Event must occur prior to the distribution of any Shares and then, once the Repayment Event has occurred, the number of Shares to be distributed to Grantee will first be determined on December 31 of the year in which the Repayment Event occurs and then on December 31 of each year thereafter (each such December 31, a “Determination Date”) until December 31, 2028; provided, however, that if a Change of Control occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the final Determination Date, and provided further that in the event of a Change of Control within six (6) months following the termination of Grantee’s employment for any reason other than for Cause (“Cause” shall have the same meaning ascribed to the definition of “termination for cause” as set forth in the Offer Letter), the Grantee will become 100% vested as of the date of the Change of Control.

3.
Vesting and Settlement. The Performance Award will vest and settle in accordance with the terms set forth on Exhibit A hereto. Notwithstanding anything set forth in this Agreement, the parties agree that the delivery of any Shares pursuant to this Performance Award is subject to the stockholders of the Company (“Stockholders”)approving this Performance Award and approving a sufficient number of Shares to be issued to the Grantee and in the event that this Performance Award is not properly approved by the Stockholders or on any Determination Date there is not a sufficient number of Shares with respect to this Performance Award approved by the Stockholders in order to deliver the number of Shares due under this Performance

Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders C-1

Award, the Company shall make a payment fully in cash to the Grantee in an amount equal to the value of the Shares as determined under Section 2(c) in Exhibit A that would have otherwise been delivered to the Grantee pursuant to the terms and conditions set forth on Exhibit A hereto had the sufficient number of Shares been approved by Stockholders at that time.
4.	Termination of Service. Notwithstanding anything to the contrary in the Offer Letter, this Agreement or Exhibit A to this Agreement:
(a)
Voluntary Termination Other Than for Good Reason; Death or Disability. In the event of the Grantee’s voluntary termination of employment for any reason other than Good Reason or due to Grantee’s death or Disability (as defined in the Plan), the Service Vested Percentage of the Performance Award will be determined as of the last anniversary of the Vesting Commencement Date preceding the Grantee’s termination date and. the total number of Shares, or payment in cash as required under Section 3 hereof, to be distributed to Grantee, or to Grantee’s estate, as applicable, will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage will be forfeited for no consideration.

(b)
Involuntary Termination Other Than for Cause or Due to Grantee’s Resignation with Good Reason. In the event that the Grantee’s employment is terminated by the Company without Cause or the Grantee resigns with Good Reason (as defined in the Offer Letter): (i) the Service Vested Percentage of the Performance Award will be determined as if the Grantee had remained employed though the next anniversary of the Vesting Commencement Date after the date of termination of employment; provided, however, that if the next anniversary of the Vesting Commencement Date after the date of termination of employment is less than three (3) months following the date of termination of employment pursuant to this Section 4(b), the Service Vested Percentage will be determined as if the Grantee had remained employed through the next two anniversaries of the Vesting Commencement Date after the date of termination of employment; and (ii) upon an involuntary termination other than for Cause or upon Grantee’s resignation with Good Reason, the total number of Shares or payment in cash as required under Section 3 hereof, to be distributed to Grantee will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage after taking into account the prior sentences will be forfeited for no consideration.

(c)
For Cause. In the event of the Grantee’s termination by the Company for Cause (“Cause” shall have the same meaning ascribed to the definition of “termination for cause” as set forth in the Offer Letter), the Performance Award, including any Service Vested Percentage thereof, will be forfeited for no consideration

5.
Withholding. In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, the Company or any Affiliate employing or otherwise engaging the Grantee will have the right to withhold from the Grantee any such required withholding obligations arising as a result of grant or vesting and settlement of the Performance Award. or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such withholding obligations from any payment of any kind otherwise due to the Grantee or to take such other actions, including, without limitation, withholding any Shares deliverable pursuant to this Performance Award as may be necessary to satisfy such withholding obligations.

6.
Section 409A of the Code. Subject to and consistent with Article XVIII of the Plan, this Agreement will be interpreted in such a manner that all provisions relating to the settlement of the Performance Award are compliant with or exempt from the requirements of Section 409A of the Code. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder will comply with Section 409A, to the extent Section 409A applies.

7.	Non-Assignability. The Performance Award will not be transferable by the Grantee.
8.	Notice. Any notices required or permitted by the terms of this Agreement will be given by registered or certified mail, return receipt requested, addressed as follows:
To the Company:	Wheels Up Experience Inc.
601 West 26th Street, Suite 900
New York, New York 10001
	Attn:	Chief Legal Officer
C-2 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

And to the Grantee at the most recent address the Grantee has provided to the Company.
Any such notice will be deemed to have been given when mailed in accordance with the foregoing provisions.
9.	Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Delaware.
10.
Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action WILL be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

11.
Data Privacy. In order to administer this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including, but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee: (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12.
No Rights as Stockholder; No Voting Rights, The Grantee shall not be, nor have any of the rights or privileges of, a stockholder in respect of the Performance Award awarded pursuant to this Agreement and until the Shares attributable to such Performance Award have been actually issued to the Grantee.

13.
Restrictive Covenants. The Grantee acknowledges and recognizes the highly competitive nature of the businesses of the Company, that the Grantee will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company. The Grantee accordingly acknowledges and agrees that part of the consideration for being granted the Performance Award is the Grantee agreeing to be subject to the restrictive covenants set forth in the Offer Letter and that certain Restrictive Covenant Agreement executed and delivered by the Company and Grantee pursuant to the Offer Letter.

14.
Clawback. Notwithstanding any other provisions in this Agreement to the contrary, the Performance Award granted pursuant to this Agreement is subject to recovery under any law, government regulation or stock exchange listing requirement or the Wheels Up Experience Inc. Executive Compensation Recoupment Policy and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (including, but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 or any policy adopted by the Company pursuant to Section 10D of the Exchange Act or the applicable NYSE Listing Standards).

15.
Not Salary, Pensionable Earnings or Base Pay. The Grantee acknowledges that the Performance Award will not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Grantee under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.

16.
Provisions of This Agreement Control. The express terms of this Agreement will prevail and control for all purposes and supersede and replace any contrary, different or inconsistent terms in the Plan to the extent they may be applicable to this Performance Award, or any policies, rules, procedures or practices of the Company or any Relevant Companies or any interpretations by the Board or Committee of the Company or any Relevant Companies in contravention of any express term of the Agreement. For the avoidance of doubt, neither Article XXVI of the Plan nor any article of the Plan that permits the Board or the Committee, as defined in the Plan, to (i) suspend vesting and/or settlement of this Performance Award, (ii) specify any additional terms, conditions and limitations for the grant of the Performance Award, (iii) cancel the Performance Award or provide for conditions or circumstances under which the Performance Award will be forfeited other than those expressly stated

Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders C-3

in this Agreement, (iv) apply performance goals or performance criteria other than those specified in this Agreement or reduce the amounts payable under this Agreement, (v) cancel any unpaid or deferred Performance Award or any portion thereof for any reason other than Grantee is not in compliance with this Agreement as so determined and decided by an appropriate court of final jurisdiction, or (vi) settle the Performance Award other than in Shares or cash, will apply to this Performance Award.
17.
No Right to Continued Employment or Service Relationship. Nothing in this Agreement will be deemed to confer on the Grantee any right to continued employment by, or other service relationship with, the Company or any Affiliate, or to interfere with or limit in any way the right of the Company or any Affiliate to terminate such employment or other service relationship at any time.

18.	No Right to Future Awards. This Performance Award is a one-time Award that does not constitute a promise of future grants.
19.
Entire Agreement. This Agreement, the terms and conditions set forth in the Plan (as modified by Section 16 of this Agreement), and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

20.
Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Agreement under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision will be stricken as to such jurisdiction, and the remainder of this Agreement will remain in full force and effect.

21.
Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Grantee shall be effective unless signed in writing by or on behalf of the Company and the Grantee. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, will be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

22.
References. References herein to rights and obligations of the Grantee will apply, where appropriate, to the Grantee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

23.	Plan Document. This Agreement shall constitute an “employee benefit plan” for purposes of the registration of any Shares on Form S-8 Registration Statement under the Securities Act.
24.	Authority. The execution of this Agreement by the Chief Executive Officer of the Company has been duly authorized and this Agreement represents the valid, legal and binding obligation of the Company.
25.	Defined Terms. For the purposes of this Agreement, the following terms have the following meanings:
(a)	“Change of Control” means the occurrence of any one of the following events on or after the date of this Agreement and on or before the final Determination Date:
(1)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (for purposes of this Section 23(a), a “Person”) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act ) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided however, that for purposes of this subsection (a)(1), neither the consummation of the acquisition of the Company described in clauses (A) or (B) above by any Investor (as defined in Exhibit A to this Agreement, attached) or any affiliate or subsidiary of an Investor nor the consummation of the acquisition of the Company described in clauses (A) or (B) above by any employee benefit plan (or related trust) sponsored or maintained by any Investor or any affiliate or subsidiary of an Investor will constitute a Change of Control;

C-4 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

(2)
the consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or sale or other disposition of all or substantially all of the Company’s assets or equity securities

(3)
the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than any other than an exchange in connection with a dissolution, insolvency or bankruptcy described in Section 1 of this Agreement); or

(4)
the individuals who on the date of this Agreement constitute the Board of the Company thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote will be considered a member of the Board on the date of this Agreement.

(b)	“Offer Letter” means the offer letter by and among Wheels Up Partners LLC and the Grantee, dated as of June 17, 2022, as amended.
(c)
“Invested Capital” means the amount invested in or loaned to the Company by the Investors (i.e., Delta Air Lines, Inc. (“Delta’), CK Wheels LLC, Cox Investment Holdings, Inc., Kore Air LLC, and Pandora Select Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP and Whitebox GT Fund, LP (Pandora and the Whitebox related entities, collectively, the “Whitebox Entities”). It is understood that the Invested Capital on the date of this Agreement is $390 million and will include any additional amounts drawn on the Term Loan and any amounts drawn on the Revolving Credit Facility.

(d)	“Revolving Credit Facility” means the revolving credit facility pursuant to which as of November 15, 2023 Delta has provided commitments of an aggregate principal amount of $100 million.
(e)
“Service Vested Percentage” means the portion of the Performance Award that has service-vested, with such service vesting to occur as follows: 25% of the Performance Award will vest on each of the first four anniversaries of the Vesting Commencement Date, subject to the Grantee’s continued service through each applicable vesting date (unless otherwise provided in Section 4(a) and (b) of this Agreement), such that 100% of the Performance Award will be service-vested on the fourth anniversary of the Vesting Commencement Date. For purposes of the service-vested percentage, no absence of Grantee from work because of: (i) Grantee’s exercise of his leave rights under any federal, state or local statute; (ii) Grantee’s leave of absence, as approved in writing by the Committee, for a temporary disability, which may include any physical or mental condition other than a “Disability” as defined in the Plan; or (iii) Grantee’s leave of absence for any purpose approved in writing by the Committee, will be considered to have interrupted Grantee’s continued service to the Company. Notwithstanding anything to the contrary set forth in this Agreement, the Service Vested Percentage will be 100% upon the consummation of a Change of Control.

(f)
“Term Loan” means the Term Loan facility pursuant to that certain Credit Agreement, by and among the Company, as borrower, certain subsidiaries of the Company as guarantors, various lenders and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders, dated as of September 20, 2023, as amended on November 15, 2023.

(g)	“Term Loan Amount” means $390 million plus any additional amounts drawn on the Term Loan following the date hereof.
(h)	“Vesting Commencement Date” means September 20, 2023.
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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date last written below or the date electronically accepted through the applicable portal, as applicable.
WHEELS UP EXPERIENCE INC.

By:	/s/ George Mattson
	Name:	George Mattson
	Title:	Chief Executive Officer
GRANTEE

/s/ Todd Smith
Name:	Todd Smith
C-6 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

EXHIBIT A

Vesting and Settlement of Performance Award
Each capitalized term used and not otherwise defined in this Exhibit A will have the meaning set forth in the Performance Award Agreement (the “Agreement”) to which this Exhibit A is attached. This Performance Award provides the Grantee with the opportunity to share in the growth of the value of the Company based on the Total Investor Profits recognized or deemed to be recognized by the Investors and his providing services to the Company.
1.
Repayment Event. No Shares will be provided or granted with respect to the Performance Award unless and until a Repayment Event has occurred. For the avoidance of doubt, a Repayment Event will be deemed to have occurred if the Investors refinance the Term Loan at the time of the Scheduled Maturity Date.

2.
Calculation and Settlement of Performance Award. Following a Repayment Event, the Grantee will be entitled to receive a number of Shares calculated by the Company on each Determination Date as follows:

(a)	The Company shall determine the Grantee Profit Percentage by calculating the Investor MOIC on each Determination Date following a Repayment Event;
(b)	The Company shall determine the Grantee Profit Amount on each Determination Date by multiplying the (i) Total Investor Profits as of the Determination Date by (ii) Grantee Profit Percentage;
(c)
The number of Shares to be granted by the Company to the Grantee in connection with the applicable Determination Date will be the amount by which (i) (A) the Grantee Profit Amount multiplied by (B) the Service Vested Percentage divided by (C) the Stock Price exceeds (ii) the number of Previously Granted Shares, all determined as of such Determination Date. Consistent with Article XIX of the Plan, this number of Shares will be adjusted to the extent (if any) necessary to preserve the intended incentive of the Performance Award and eliminate any negative or positive impact on Grantee of any stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company occurring during any period prior to the calculation and settlement of the Performance Award. The number of Shares issuable pursuant to the immediately foregoing sentence will be (i) rounded to the nearest whole share and (ii) reduced by the amounts required to be withheld for federal, state, local or foreign income taxes, withholding taxes or employment taxes divided by the Stock Price.

(d)	The Shares will be distributed to the Grantee no later than the 30th day following the Determination Date.
For the avoidance of doubt, the calculation set forth in this Section 2 will be undertaken on each Determination Date following a Repayment Event, without any condition of continuing employment or service by Grantee other than upon a termination with Cause.
3.	Definitions. Solely for the purposes of this Exhibit A, the following terms will have the following respective meanings:
(a)
“Dilutive Shares Value” means as of any Determination Date (i) the Stock Price multiplied by (ii) the product of (x) the sum of (A) the number of Shares to be granted to the Grantee pursuant to the first sentence of Section 2(c) above in connection with such Determination Date (which, for the avoidance of doubt, shall be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes) and (B) the number of Previously Granted Shares multiplied by (y) a fraction, the numerator of which is the number of New Investor Shares and the denominator of which is the fully diluted outstanding Shares of the Company as of the applicable Determination Date.

(b)	“Grantee Profit Amount” means the Grantee Profit Percentage multiplied by the Total Investor Profits.
(c)
“Grantee Profit Percentage” means the percentage of the Total Investor Profit that the Grantee is entitled to receive determined on each applicable Determination Date based on the Investor MOIC as set forth below. The Grantee Profit Percentage will be:

(i)	1.00% if the Investor MOIC is greater than 1.00x and less than or equal to 2.00x;
(ii)	1.60% if the Investor MOIC is greater than 2.00x and less than or equal to 3.00x; or
(iii)	2.50% if the Investor MOIC is greater than 3.00x.
Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders C-7

For the avoidance of doubt, the Grantee Profit Percentage will be 0% if the Investor MOIC on any Determination Date is 1.00x or less.
(d)	“Investor MOIC” means, as of any Determination Date, the Total Investor Return divided by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.
(e)
“Investors” means Delta Air Lines, Inc. CK Wheels LLC, Cox Investment Holdings, Inc, Kore Air LLC, and the Whitebox Entities participating in the Term Loan or in the Revolving Credit Facility, as applicable, as of November 15, 2023.

(f)
“New Investor Shares” means the total number of Shares issued to the Investors in connection with the Investment and Investor Rights Agreement, dated as of September 20, 2023, as amended on November 15, 2023, by and among the Company and the Investors, which is 671,239,941.

(g)
“Previously Granted Shares” means the number of Shares granted to the Grantee pursuant to the Performance Award prior to the then applicable Determination Date, which will be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes.

(h)	“Scheduled Maturity Date” means September 20, 2028.
(i)
“Stock Price” means, as of the applicable Determination Date, (i) if the Shares are listed on any national securities exchange or quoted on a U.S. automated inter-dealer quotation system and the Determination Date is not the date of the consummation of a Change of Control, the volume weighted average per Share price over the sixty trading day period that ends on the last trading day immediately prior to the Determination Date, (ii) if the Determination Date is the date of the consummation of a Change of Control, the per Share price set forth in, or determined in accordance with, the applicable document pursuant to which the Change of Control is effectuated, or, (iii) if the Shares are not traded on any such exchange or system and not in connection with a Change of Control, the most recent third party valuation of a Share prior to the applicable Determination Date.

(j)
“Total Investor Profits” means the amount by which the Total Investor Return, measured as of each applicable Determination Date, exceeds by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.

(k)
“Total Investor Return” means the sum of (i) the repayment of Invested Capital and payment of accrued “paid in kind” interest and (ii) (a) the product of (A) the New Investor Shares multiplied by (B) the Stock Price minus (b) the Dilutive Shares Value.

C-8 Wheels Up Experience Inc. Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

WHEELS UP

WHEELS UP EXPERIENCE INC.
2135 AMERICAN WAY
CHAMBLEE, GA 30341

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UP2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44907-P07945

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHEELS UP EXPERIENCE INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors **Nominees:** 01) Alain Bellemare 02) Adam Cantor 03) Zachary Lazar 04) Lee Moak	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

V44908-P07945

WHEELS UP EXPERIENCE INC.
Annual Meeting of Stockholders
June 6, 2024, 8:30 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) George Mattson and Laura Heltebran, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Wheels Up Experience Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time on Thursday, June 6, 2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side